               SECURITIES AND EXCHANGE COMMISSION
                     Washington, D.C. 20549




                            Form 8-K



        Current Report Pursuant to Section 13 or 15(d) of
                   The Securities Act of 1934



  Date of Report (Date of earliest event reported) June 8, 1998

                       ACCESS Corporation
_________________________________________________________________
     (Exact name of registrant as specified in its charter)



         Ohio                2-33108              31-0673364
_________________________________________________________________
   (State or other         (Commission       (I.R.S. Employer
    jurisdiction           File Number)      Identification No.)
    of incorporation)



  4350 Glendale-Milford Road, Suite 250, Cincinnati, Ohio 45242
_________________________________________________________________
     (Address of principal executive offices)    (Zip Code)



Registrant's telephone number, including area code (513) 786-8350
                                                   ______________


_________________________________________________________________
  (Former name or former address, if changed since last report)

Item 5.  Other Events
         ____________

      Registrant has entered into an Asset Purchase Agreement dated as of June 8, 1998 with Scan-Optics, Inc. ("Scan-Optics") providing for the sale of the Registrant's Hardware Service Division to Scan-Optics and an Asset Purchase Agreement dated as of June 8, 1998 with ACCESS Systems LLC ("Systems") providing for the sale of Registrant's remaining operating assets and business, including those of its EDMS Division, to Systems. Such sales are to be entered into pursuant to Registrant's Plan of Complete Liquidation and Dissolution, which will be submitted for approval of Registrants' shareholders at a Special Meeting to be held on June 30, 1998.


Item 7.  Financial Statements and Exhibits.
         _________________________________

      Registrant's Proxy Statement dated June 9, 1998 for the
Special Meeting of Shareholders to be held on June 30, 1998.

SIGNATURES
__________

      Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                ACCESS Corporation
                                _______________________________

                                         (Registrant)


Date: June 16, 1998             By  /s/ Newton D. Baker
                                    ___________________________
                                         (Signature)

                                Name:  Newton D. Baker
                                Title: Executive Vice President

                                                    June 9, 1998


Dear Access Shareholder:

      You are cordially invited to attend a Special Meeting of Shareholders of ACCESS Corporation to be held at 9:00 a.m., E.D.T. on June 30, 1998, at Taft, Stettinius & Hollister LLP, 425
Walnut Street, 18th Floor, Cincinnati, OH 45202.

      On June 9, 1998, we announced that the Company had entered into agreements for the sale of its business. Your Board of Directors believes these transactions will provide shareholders with an opportunity to receive cash for their Common Stock on favorable terms.

      To implement these transactions, at the Special Meeting you will be asked to consider and adopt a Plan of Complete Liquidation and Dissolution of the Company providing, among other things, for the sale of the Company's Hardware Service Division to Scan-Optics, Inc. and the sale of the Company's remaining operating assets, including its EDMS Division, to ACCESS Systems LLC, a company organized and owned by the Company's principal executive officers. In such sales, the Company expects to receive immediate net cash payments of $2.8 million, plus possible additional consideration, all as described in the accompanying Proxy Statement.

      Under the Plan of Liquidation, as soon as possible after the sale of the Company's assets, $1.5 million (plus any accrued dividends) will be distributed to Oce N.V. with respect to its Preferred Stock and the Company's remaining cash, less certain reserves will be distributed to shareholders of the Company (other than Oce) in redemption of their Common Stock. The initial distribution will be approximately $.30 per share of Common Stock. If additional consideration is received by the Company under such asset purchase agreements and distributed to the Shareholders, the Shareholders (other than Oce) may receive up to an additional $.32 per share (calculated as if the closing had occurred on April 30, 1998, and plus any contingent payments received from ACCESS Systems LLC).

      The Board of Directors has concluded that approval of the Plan of Liquidation and the sales of assets described above is in the best interests of the Company and its shareholders. THE BOARD OF DIRECTORS THEREFORE RECOMMENDS THAT SHAREHOLDERS VOTE FOR THE PLAN OF LIQUIDATION AND THE ASSET SALES.

      The enclosed Proxy Statement more fully describes the Plan of Liquidation and proposed asset sales. Please study the Proxy
Statement and each Exhibit carefully.

      We would, of course, be happy to welcome each of you at the shareholders' meeting if you are able to attend in person.
Please send in your proxy, however, even if you intend to be present at the meeting in person. You may always revoke your proxy at or prior to the time of the Special Meeting if you wish to vote in person.

                                         Very truly yours,

                                         /s/ Scott D. Watkins

                                         Scott D. Watkins
                                         President

                       ACCESS CORPORATION

            NOTICE OF SPECIAL MEETING OF SHAREHOLDERS

      Notice is hereby given that a Special Meeting of Shareholders of ACCESS Corporation (the "Company") will be held on Tuesday, June 30, 1998, at 9:00 a.m., E.D.T., at the offices of Taft, Stettinius & Hollister LLP, 425 Walnut Street, 18th Floor, Cincinnati, Ohio 45202, for the purpose of considering and acting upon the following:

      (1) A proposal to approve the Plan of Complete Liquidation and Dissolution of the Company (the "Plan") and, pursuant to the Plan, (a) the sale of the assets and business of the Company's Hardware Service Division to Scan-Optics, Inc. pursuant to the Asset Purchase Agreement dated as of June 8, 1998 between the Company and Scan-Optics, Inc. and (b) the sale of the remaining operating assets and business of the Company, including those of its EDMS Division, to ACCESS Systems LLC pursuant to the Asset Purchase Agreement dated as of June 8, 1998 between the Company and ACCESS Systems LLC; and

      (2) Such other business as may properly be brought before the meeting.

      Shareholders of record at the close of business on June 5, 1998, are the only shareholders entitled to notice of and to vote at such meeting. Information relating to matters to be considered at the meeting is set out in the accompanying Proxy Statement. The Board of Directors knows of no other business to be brought before the meeting; however, should other business properly be brought before the meeting, the Proxy confers authority on the persons named as proxies to vote on such matters in accordance with their discretion.

      By order of the Board of Directors.



                                    /s/ Newton D. Baker
                                    ____________________________
                                    Newton D. Baker
                                    Secretary

Cincinnati, Ohio

June 9, 1998

                       ACCESS CORPORATION

                         PROXY STATEMENT


      This Proxy Statement is furnished by the Board of Directors of ACCESS Corporation (the "Company") in connection with its solicitation of proxies for a Special Meeting of Shareholders of the Company to be held on June 30, 1998 and any adjournment or adjournments thereof (the "Meeting"), all as set forth in the preceding Notice of Special Meeting. A form of proxy is enclosed.

      At the Meeting, the Company's shareholders will be asked to adopt a Plan of Complete Liquidation and Dissolution of the Company (the "Plan"). Pursuant to the Plan, the assets of the Company's Hardware Service Division (the "Hardware Division") will be sold to Scan-Optics, Inc. ("Scan-Optics") pursuant to the Asset Purchase Agreement dated as of June 8, 1998 between the Company and Scan-Optics (the "Scan-Optics Agreement") and the Company's remaining operating assets, including those of its EDMS Division (the "EDMS Division"), will be sold to ACCESS Systems LLC ("Systems") pursuant to the Asset Purchase Agreement dated as of June 8, 1998 between the Company and Systems (the "Systems Agreement"). The Scan-Optics Agreement and the Systems Agreement are referred to herein collectively as the "Asset Purchase Agreements" and the transactions contemplated by the Asset Purchase Agreements are referred to herein individually as the "Scan-Optics Transaction" and the "Systems Transaction," respectively, and collectively as the "Asset Sales." A copy of the Plan is attached hereto as Exhibit A. A copy of the Scan-Optics Agreement is attached hereto as Exhibit B. A copy of the Systems Agreement is attached hereto as Exhibit C.

      If the Plan and the Asset Sales are not consummated for any reason, the Board of Directors expects to continue the business of the Company as heretofore conducted.

      THE TRANSACTIONS TO BE CONSIDERED AT THE MEETING INVOLVE MATTERS OF GREAT IMPORTANCE TO THE SHAREHOLDERS BECAUSE, IF APPROVED, THE COMPANY WILL BE COMPLETELY LIQUIDATED, SHAREHOLDERS WILL HAVE NO FURTHER INTEREST IN THE BUSINESS OF THE COMPANY AND THE COMPANY WILL MAKE AN INITIAL DISTRIBUTION TO EACH SHAREHOLDER (OTHER THAN OCE N.V., A NETHERLANDS CORPORATION ("OCE")) FOR EACH SHARE OF COMMON STOCK OF APPROXIMATELY $.30 IN CASH (SUBJECT TO ADDITIONAL DISTRIBUTIONS AS DESCRIBED HEREIN). ACCORDINGLY, SHAREHOLDERS ARE URGED TO READ AND CONSIDER CAREFULLY THE INFORMATION PRESENTED IN THIS PROXY STATEMENT.

                       GENERAL INFORMATION


      The executive offices of the Company are located at 4350
Glendale-Milford Road, Suite 250, Cincinnati, Ohio 45242-3700, and its telephone number is (513) 786-8350. Copies of this Proxy
Statement and form of proxy are first being mailed to shareholders of the Company on or about June 9, 1998.

      The record date for determining the shareholders of the Company entitled to notice of and to vote at the Meeting is June 5, 1998 (the "Record Date"). Each share of the Company's Common Stock, no par value ("Common Stock"), then outstanding will be entitled to one vote upon each matter submitted at the Meeting. At the close of business on the Record Date, there were outstanding 4,865,559 shares of Common Stock.

      Approval of the Plan and the Asset Sales requires the approval of the holders of a majority of the outstanding shares of Common Stock. Shares as to which the authority to vote is withheld and broker non-votes have the effect of negative votes. Votes at the Meeting will be tabulated by officers and employees of the Company, who also act as Inspectors of Election. The Company has not established a system for confidential voting.


             PLAN OF LIQUIDATION AND SALE OF ASSETS


      At the Meeting shareholders will be asked to approve the Plan, which provides, among other things, for the sale of the operating assets of the Company. Pursuant to the Asset Purchase Agreements, the Company will sell substantially all of its business and operating assets to Scan-Optics and Systems and will receive in consideration therefor approximately $2.8 million in cash (net of payments to Scan-Optics and subject to the receipt of additional contingent payments from Scan-Optics and Systems). Scan-Optics and Systems will also assume certain of the liabilities of the Company. See "Terms of the Asset Purchase Agreements." Messrs. Scott D. Watkins and Newton D. Baker, the President and Executive Vice President, respectively, of the Company, and who also collectively are the beneficial owners of approximately 33% of the Common Stock, intend to vote in favor of the Plan and for the adoption of any other actions concerning the Asset Purchase Agreements. Oce has also agreed to vote its 44% of the outstanding Common Stock in favor of the Plan and the Asset Sales. See "Other Information Pertaining to the Asset Sales - The Oce Transaction".









The Purchasers
______________

      Scan-Optics is a Delaware corporation which has been a leader in applying technology to high-speed recognition, data entry and imaging solutions for the past 30 years. Its common stock is traded in the over-the-counter market. As of December 31, 1997, Scan-Optics reported total assets of $38.7 million and stockholders' equity of $27.7 million. For the year ended December 31, 1997, Scan-Optics reported net income of $5.8 million on total revenues of $56.6 million.

      Systems is an Ohio limited liability company formed to acquire the EDMS Division. All of the equity interests in Systems currently are owned by Messrs. Watkins and Baker, although they intend to offer equity positions to employees of Systems after the closing of the Asset Sales.

      Scan-Optics and Systems are sometimes referred to herein collectively as the "Purchasers."


Background and Reasons for the Asset Sales
__________________________________________

      In early 1997, representatives of Med-Plus, Inc. contacted the Company to discuss their concept of creating a new business through the combination of the Company and other businesses focused on computer assisted design applications. Discussions continued and an agreement for the sale of all of the assets of the Company to Universal Document Management Systems, Inc., a subsidiary of Med-Plus ("UDMS"), was executed as of August 19, 1997 and approved by the Company's shareholders at the Annual Meeting held on October 7, 1997. The transaction contemplated the sale of substantially all of the Company's assets (other than $1.5 million in cash) to UDMS in exchange for $3 million in cash, together with assumption of liabilities and certain contingent payments. The consummation of that transaction was conditioned upon UDMS' successful completion of an initial public offering (the "IPO"). On January 29, 1998, UDMS advised the Company that it could not complete the IPO at that time, and the transaction was terminated effective March 1, 1998.

      While such transaction was pending and subsequent to its termination, several other corporations (including Scan-Optics) contacted the Company to express interest in acquiring all or part of the Company's assets and business. The Board of Directors elected to pursue negotiations for the sale of the Hardware Division to Scan-Optics. The Company signed a Memorandum of Understanding with Scan-Optics on April 17, 1998.

      Neither Scan-Optics nor any other corporation made any proposal to acquire the remaining assets of the Company, including the EDMS Division. Nonetheless, the Company must be entirely liquidated in order to obtain the approval of the Asset

Sales by Oce. The Company's Board of Directors considered as alternatives to the Systems Transaction the liquidation of the remaining assets of the Company (including the assets of the EDMS Division) or the transfer of the EDMS Division to a new corporation whose stock then would be distributed to holders of Common Stock (other than Oce) (the "Spin-Off"). The Board determined that in such a liquidation, the Company would recover relatively little of the value of the EDMS Division assets, but would have to pay in full the liabilities (including the office leases and approximately $600,000 payable to Messrs. Watkins and Baker under their Executive Retention Agreements) to be assumed by Systems pursuant to the Systems Agreement. The Company would have had to divert a portion of the proceeds under the Scan-Optics Agreement to pay these liabilities. Accordingly, the Board concluded that such liquidation would be less advantageous to the Company's shareholders than the Systems Transaction. The Board also concluded that the Spin-Off was impracticable because of the delay and cost of complying with applicable federal securities regulations which, among other things, would have required the preparation of multi-year audited historical financial statements for the EDMS Division. All such determinations with respect to the Systems Transactions were confirmed by the directors other than Messrs. Watkins and Baker, who abstained from such decisions because of their affiliation with Systems.

      In determining that the Plan and the Asset Sales are fair to, and in the best interests of, the shareholders of the Company, the Board of Directors considered principally the following factors:

            (1) Based upon its knowledge of the Company's business, properties and prospects, including its historical and current earnings and cash flow, and the possible alternatives available to the Company, including continuing its current business, the Board determined that it was unlikely that the Company's stock or assets could be sold at a higher price in the foreseeable future;

            (2) The Company's operations resulted in a loss of $.22 per share of Common Stock in fiscal 1997 and $.15 per share in fiscal 1998;

            (3) The Common Stock is not actively traded and the shareholders' investment therein is illiquid. The Plan and the Asset Sales will enable the shareholders (other than Oce) to receive cash for their Common Stock;

            (4) The approximately $.30 per share of Common Stock minimum initial distribution expected to be received by the shareholders (other than Oce) as a result of the Asset Sales is approximately twice the book value of the Common Stock ($.165 per share) at April 30, 1998; and

            (5) Under the Oce Agreement (see "Other Information Pertaining to the Asset Sales - The Oce Transaction"), Oce waives its right to receive amounts in excess of the liquidation preference of the Company's Preferred Stock ("Preferred Stock"), the effect of which is to enable the holders of Common Stock other than Oce to receive the value which otherwise would have been associated with the Common Stock held by Oce.

      After considering the foregoing and extensive discussion at special meetings of the Board held on May 21 and June 5, 1998, the Board of Directors of the Company approved and recommended that the shareholders approve the Plan and the Asset Sales. The Board of Directors, in addition to Messrs. Watkins and Baker, includes Messrs. James M. Anderson, Kent P. Friel, James H. Hardie, Robert J. Kalthoff, Dennis J. Sullivan and John W. Weil, none of whom is otherwise affiliated with the Company. None of the directors of the Company is or is expected to be in any way associated or affiliated with Scan-Optics (other than Mr. Watkins, who will serve as a consultant to Scan-Optics in the transition of the Hardware Division business with the objective of maximizing the benefits of the transaction to the Company's shareholders, including the payment of contingent purchase price to the Company) and the Scan-Optics Agreement was approved unanimously by the directors. Messrs. Watkins and Baker are the equity owners of Systems; none of the other directors is or is expected to be associated or affiliated with Systems. Messrs. Watkins and Baker's ownership of Systems was disclosed fully to the other directors prior to their consideration of the Systems Agreement, and all of the other directors voted to approve the Systems Agreement. Mr. Hardie abstained from voting on the Oce Agreement because of his affiliation with Oce.

      Mr. Friel did not participate in the June 5 Board of Directors' Meeting, but confirmed his agreement with the actions taken by the Board of Directors.

      The affirmative vote of the holders of a majority of the outstanding shares of Common Stock is required to adopt the Plan and approve the Asset Sales. Messrs. Watkins and Baker, who hold approximately 17% and 16%, respectively, of the Common Stock, intend to vote their Common Stock in favor of the adoption of the Plan and the approval of the Asset Sales, and Oce, which pursuant to the Voting Trust Agreement is entitled to vote 44.82% of the Common Stock, has agreed to do so. Such votes will ensure approval of the Plan and the Asset Sales. See "Other Information Pertaining to the Asset Sales - The Oce Transaction".


Retention Agreements
____________________

      Pursuant to the Systems Agreement, Systems will assume all of the Company's obligations under its Executive Retention

Agreements with each of Messrs. Watkins and Baker.  See "Other
Information Pertaining to the Asset Sales - Retention
Agreements".


Effects of the Asset Sales
__________________________

      Upon the consummation of the Asset Sales, the Company will no longer be involved in any active business. The Company will receive cash and contingent payment rights for its assets, which will be distributed to its shareholders as described in "Other Information Pertaining to the Asset Sales - Distribution of Proceeds of the Asset Sales"; upon such distribution the Common Stock will be redeemed and canceled and the shareholders will no longer be shareholders in the Company, although they will be beneficiaries of the liquidating trust which will be established under the Plan. See "Other Information Pertaining to the Asset Sales - Distribution of the Proceeds of the Asset Sales" and " - The Liquidating Trust". As a result of such redemption, the Company will no longer be required to file reports under the Securities Exchange Act of 1934, as amended (the "1934 Act"). The former business of the Company will be owned by the Purchasers and the shareholders of the Company will have no interest therein.


Federal Income Tax Consequences
_______________________________

      To the Company.  In accordance with the Internal Revenue
      ______________
Code of 1986, as amended, to determine the amount and character of the gain or loss recognized by the Company as a result of the Asset Sales, consideration paid by the Purchasers must be allocated among the assets sold. The Company will recognize a gain on the sale of an asset to the extent the fair market value of the consideration allocated to the asset exceeds the Company's basis in the asset. The Company will recognize a loss on the sale of an asset to the extent the Company's basis in the asset exceeds the fair market value of consideration allocated to the asset.

      The Company currently has net operating losses and net operating loss carryovers that can be applied against, and thereby eliminate, gains, if any, recognized by the Company as a result of the Asset Sales.

      To the extent the Company only distributes cash to its shareholders or only contributes cash to the liquidating trust in complete liquidation of the Company, the Company will not recognize any gain or loss as a result of such distribution or contribution. If property, in addition to cash, is distributed to the Company's shareholders, or contributed to the liquidating trust in complete liquidation of the Company, such asset will be treated as if sold by the Company to the shareholders or the liquidating trust at fair market value. The Company will recognize a gain on such distribution or contribution of the asset to the extent the fair market value of the asset exceeds the Company's basis in the asset. The Company will recognize a loss to the extent the Company's basis in the asset exceeds the fair market value of the asset. If any asset distributed to the shareholders or contributed to the liquidating trust is subject to a liability, the fair market value of such asset shall be treated as not less than zero.

      To the Shareholders of the Company.  Each shareholder will
      __________________________________
recognize gain or loss for Federal income tax purposes with respect to his Common Stock in an amount equal to the difference between the shareholder's tax basis in the shares and the sum of the amount of cash received with respect thereto and the shareholder's pro rata share of the amount, if any, of cash contributed to the liquidating trust. If the liquidating trust is established in 1998 as contemplated, an individual calendar year taxpayer who receives an amount of cash in 1998 that exceeds his basis in his shares will recognize a gain in 1998 equal in amount to such excess and additional gain equal to his pro rata share of the amount contributed to the trust. No taxable income will be recognized by any shareholder upon actual distribution of amounts to such shareholder from the liquidating trust. If the liquidating trust discharges liabilities of the Company, each shareholder will recognize a loss in an amount equal to his pro rata share of the discharged liabilities in the year such liabilities are discharged. If the shares qualify as a capital asset in the hands of the shareholder, such gain or loss will be a capital gain or loss, and if the shares have been held for more than 18 months as of the distribution date, such gain or loss will qualify as long term capital gain or loss. Any gain recognized with respect to (a) shares acquired upon the exercise of an incentive stock option or (b) amounts received upon the cancellation of an incentive stock option will be treated as ordinary income.

      The foregoing discussion is intended only as a summary of certain federal income tax consequences of the Plan and Asset Sales, and does not purport to be a complete analysis or listing of all potential tax effects relevant to a decision whether to vote in favor of approval of the Plan and the Asset Sales. The discussion does not address the tax consequences that may be relevant to a particular shareholder subject to special treatment under certain federal income tax laws, such as dealers in securities, banks, insurance companies, tax-exempt organizations or non-United States persons, nor any consequences arising under the laws of any state, locality or foreign jurisdiction. EACH SHAREHOLDER AND EACH HOLDER OF AN INCENTIVE STOCK OPTION SHOULD CONSULT HIS OWN TAX ADVISOR AS TO THE SPECIFIC TAX CONSEQUENCES TO HIM OF THE PROPOSED TRANSACTION, INCLUDING THE APPLICATION OF FOREIGN, FEDERAL, STATE AND LOCAL INCOME AND OTHER TAX LAWS.




No Dissenter's Rights
_____________________

      Under the Ohio General Corporation Law, shareholders of the
Company are not entitled to dissenter's rights (appraisal rights) in connection with the Asset Sales.


             TERMS OF THE ASSET PURCHASE AGREEMENTS


      The Asset Purchase Agreements contain representations, warranties, covenants and conditions, some of which are summarized in the following paragraphs. A copy of each of the Scan-Optics Agreement and the Systems Agreement is attached as Exhibits B and C hereto, respectively, to which reference is made and which qualifies the summaries given below. Terms with initial capitals used without definition have the meanings assigned to them in the related Asset Purchase Agreement.


The Scan-Optics Agreement
_________________________

      Purchase Price.  Under the terms of the Scan-Optics
      ______________
Agreement, the Company will sell to Scan-Optics the assets of the Hardware Division (including hardware maintenance agreements, hardware maintenance partner agreements, tangible personal property used solely in the business of the Hardware Division (including equipment and inventories), Intellectual Property, goodwill, automobile leases, accounts receivable (other than those retained as described below), permits, licenses and business records). The purchase price for the Acquired Assets will be $3,500,000, of which $600,000 will be deposited in escrow with a commercial bank. Scan-Optics will pay the Company an additional amount representing 75% to 85% of the balance of certain of the accounts receivable of the Hardware Division, and the Company will pay Scan-Optics an amount equal to prepaid maintenance services. If the Closing had occurred at April 30, 1998, these additional payments would have resulted in a net credit to Scan-Optics of $70,000. Accordingly, if the Closing had occurred at April 30, 1998, the Company would have received approximately $2,830,000 in cash (not including the $600,000 deposited into escrow).

      The Company will receive the escrowed amount if certain designated hardware maintenance partners do not terminate, within 90 days after the Closing, their contracts with the Company, which contracts will be assigned to Scan-Optics under the Scan-Optics Agreement. Scan-Optics will receive some or all of the escrowed funds if such cancellations occur. The Company will retain any hardware service accounts receivable with respect to which 10% of the amount owed by the customer with respect thereto is 90 days or more past due. Scan-Optics will use its best efforts to collect these accounts receivable after the Closing and will receive as a collection fee 35% of any collections with respect thereto; the Company will receive the other 65%. If the Company receives the full amount of the escrowed funds and such accounts receivable are collected in full, aggregate cash proceeds of the Scan-Optics Transaction would be approximately $3.8 million.

      Pursuant to the Scan-Optics Agreement, Scan-Optics will assume all of the Company's liabilities arising after the Closing with respect to the contracts assigned to it, including obligations to provide services for which prepayments have been received by the Company. As described above, the Company will pay to Scan-Optics the portion of such prepayments relating to services to be performed by Scan-Optics. The Company will retain all other liabilities of the Hardware Division, including accounts payable and severance obligations to employees who are not offered employment by Scan-Optics.

      Representations, Warranties and Covenants.  In the Scan-
      _________________________________________
Optics Agreement, the Company has made certain representations, warranties and disclosures to Scan-Optics with respect to, among other things, the Company's organization, the Company's corporate authority with respect to the Scan-Optics Transaction, the Company's title to the Acquired Assets, the Division's financial statements, assets, business, undisclosed liabilities, compliance with law, Intellectual Property, inventory, contracts, accounts receivable, employees and independent contractors and the Company's insurance, tax returns and obligations, litigation and employee benefit plans. The Scan-Optics Agreement also contains certain representations by Scan-Optics as to its organization and corporate authority.

      Pursuant to the Scan-Optics Agreement, the Company has agreed that, prior to the Closing, it will use its best efforts to cause the consummation of the Scan-Optics Transaction, operate the business of the Hardware Division in the ordinary course, use its best efforts to preserve the business and relationships of the Hardware Division, notify Scan-Optics of certain events, use its best efforts to transfer certain employees, independent contractors and contractual arrangements to Scan-Optics, use its best efforts to obtain necessary approvals of third parties and refrain from engaging in certain actions with respect to the Hardware Division.

      Noncompetition Agreements.  The Scan-Optics Agreement
      _________________________
provides that, for a period of two years after the Closing Date, the Company will not engage directly or indirectly in any business that the Hardware Division conducts as of the Closing Date in any geographic area in which the Hardware Division conducts business as of the Closing Date. Scan-Optics has also required, as a condition to the Closing, that each of Messrs. Watkins and Baker enter into similar noncompetition agreements, for which each of them will receive a payment of $5,000 per annum for two years.

      Conditions to Closing.  The obligation of Scan-Optics to
      _____________________
consummate the Scan-Optics Transaction is subject to the satisfaction or waiver by the Closing Date of certain conditions, including: (a) accuracy in all material respects of the Company's representations and warranties in the Scan-Optics Agreement, (b) performance in all material respects by the Company of its covenants in the Scan-Optics Agreement, (c) receipt of a legal opinion and other documents, (d) absence of certain legal proceedings, (e) receipt of governmental approvals,
(f) approval of the Scan-Optics Transaction by the Company's shareholders at the Meeting, (g) the assignment by the Company to Scan-Optics of the Hardware Division's third-party maintenance contracts, (h) certain employees of the Hardware Division agreement to become employees of Scan-Optics, (i) delivery to Scan-Optics of clear title to the Acquired Assets, (j) receipt of the noncompetition agreements with Messrs. Watkins and Baker described above and (k) closing of the Scan-Optics Transaction by July 17, 1998.

      The obligation of the Company to consummate the Scan-Optics Transaction is subject to the satisfaction or waiver by the Closing Date of certain conditions, including (a) accuracy in all material respects of Scan-Optics representations and warranties in the Scan-Optics Agreement, (b) performance in all material respects by Scan-Optics of its covenants in the Scan-Optics Agreement, (c) receipt of a legal opinion and other documents,
(d) absence of ceratin legal proceedings, (e) receipt of governmental approvals, (f) approval of the Scan-Optics Transaction by the Company's shareholders at the Meeting and (g) closing of the Scan-Optics Transaction by July 17, 1998.

      Termination of the Scan-Optics Agreement.  The Scan-Optics
      ________________________________________
Agreement may be terminated and the Scan-Optics Transaction may be abandoned:

            (a) at any time prior to the Closing by mutual consent;

            (b) at any time prior to the Closing by Scan-Optics or the Company if the other breaches the Scan-Optics Agreement and the breach is not cured within 30 days after receipt of notice by the party in breach;

            (c) by either Scan-Optics or the Company if it is not in breach of the Scan-Optics Agreement and the Closing has not occurred by July 17, 1998; or

            (d) by the Company if (i) its Board of Directors determines in the exercise of its fiduciary duty that such action is appropriate in furtherance of the best interests of its shareholders in order to accept an alternative proposal as described below (see "Acquisition Proposals" below) and (ii) the Company pays Scan-Optics a cancellation fee of $25,000 as liquidated damages.

      Indemnification.  The Scan-Optics Agreement provides that
      _______________
the Company will indemnify Scan-Optics for any breach or alleged breach of any of the Company's representations, warranties or covenants or for any Liability of the Company not assumed by Scan-Optics, including tax liabilities. Scan-Optics will indemnify the Company for any breach or alleged breach of any of Scan-Optics' representations, warranties or covenants or for any Liability of the Company which is assumed by Scan-Optics. Representations and warranties will survive the Closing until the earlier of (a) the second anniversary of the Closing and (b) the liquidation of the Company. No claim for breach of representation or warranty may be brought by Scan-Optics or the Company until its aggregate Adverse Consequences exceeds $50,000.


The Systems Agreement
_____________________

      Purchase Price.  Under the terms of the Systems Agreement,
      ______________
the Company will sell to Systems all of the Company's assets (including those of the EDMS Division) not subject to the Scan-Optics Agreement (including software maintenance agreements, software partner agreements, tangible personal property (including office and telecommunication equipment and inventories), Intellectual Property, goodwill, accounts receivable, permits, licenses and business records, and the leases and leasehold improvements relating to the Company's facilities in Blue Ash, Ohio, Irvine, California and Hebron, Kentucky). At the Closing, the Company also will transfer to Systems all of its cash except that received or to be received or payable to Scan-Optics under the Scan-Optics Agreement, the proceeds of the exercise of Company stock options and any payments received with respect to accounts receivable of the Hardware Division.

      Pursuant to the Systems Agreement, Systems will assume all of the Company's liabilities arising after the Closing with respect to the contracts assigned to it or under accounts payable shown on a schedule approved by Systems and the Company at the Closing and under the Retention Agreements.

      Systems will pay to the Company (or to the liquidating trust to be established under the Plan) an amount equal to 10% of System's net profit before taxes for each of the three years following the Closing. If on or before the third anniversary of the Closing, Systems sells all or substantially all of its assets (or the owners of Systems sell more than 80% of its equity), Systems will pay to the Company 30% of the net proceeds of the sale if the sale is on or before the first anniversary, 20% if the sale is after the first anniversary but on or before the second anniversary and 10% if the sale is after the second anniversary but on or before the third anniversary.

      Representations, Warranties and Covenants.  In the Systems
      _________________________________________
Agreement, the Company has made certain limited representations, warranties and disclosures to Systems with respect to, among other things, the Company's organization, the Company's corporate authority with respect to the Systems Transaction and the Company's title to the Acquired Assets. The Systems Agreement also contains certain representations by Systems as to its organization and authority. Systems also represents that it is fully familiar with the business of the EDMS Division, the Assumed Liabilities and the Acquired Assets and, except as specifically set forth in the Systems Agreement, Systems will purchase the Acquired Assets and assume the Assumed Liabilities on an "As-Is, Where-Is" basis.

      Pursuant to the Systems Agreement, the Company has agreed that, prior to the Closing, it will use commercially reasonable efforts to cause the consummation of the Systems Transaction, operate the business of the EDMS Division in the ordinary course, use reasonable efforts to preserve the business and relationship of the EDMS Division, notify Systems of certain events, use reasonable efforts to transfer certain employees and contractual arrangements to Systems and use reasonable efforts to obtain necessary approvals of third parties.

      Conditions to Closing.  The obligation of Systems to
      _____________________
consummate the Systems Transaction is subject to the satisfaction or waiver by the Closing Date of certain conditions, including
(a) accuracy in all material respects of the Company's representations and warranties in the Systems Agreement, (b) performance in all material respects by the Company of its covenants in the Systems Agreement, (c) absence of certain legal proceedings, (d) receipt of governmental approvals, (e) approval of the Systems Transaction by the Company's shareholders at the Meeting, (f) delivery to Systems of clear title to the Acquired Assets, (g) closing of the Systems Transaction by July 17, 1998,
(h) satisfaction of all conditions to the closing of the Scan-Optics Transaction and (i) the release of the Company by Messrs. Watkins and Baker from its Liabilities under the Retention Agreements and the assumption of such Liabilities by Systems.

      The obligation of the Company to consummate the Systems Transaction is subject to the satisfaction or waiver by the Closing Date of certain conditions, including (a) accuracy in all material respects of Systems' representations and warranties in the Systems Agreement, (b) performance in all material respects by Systems of its covenants in the Systems Agreement, (c) the absence of certain legal proceedings, (d) the receipt of governmental approvals, (e) approval of the Systems Transaction by the Company's shareholders at the Meeting, (f) closing of the

Systems Transaction by July 17, 1998, (g) the satisfaction of all conditions to the closing of the Scan-Optics Transaction and (i) the release of the Company by Messrs. Watkins and Baker from its Liabilities under the Retention Agreements and the assumption of such Liabilities by Systems.

      Termination of the Systems Agreement.  The Systems
      ____________________________________
Agreement may be terminated and the Systems Transaction may be abandoned:

            (a) at any time prior to the Closing by mutual consent;

            (b) at any time prior to the Closing by Systems or the Company if the other breaches the Systems Agreement and the breach is not cured within 30 days after receipt of notice;

            (c) by either Systems or the Company if it is not in breach of the Systems Agreement and the Closing has not occurred by July 17, 1998;

            (d) by the Company if its Board of Directors determines in the exercise of its fiduciary duty that such action is appropriate in the furtherance of the best interests of its shareholders in order to accept an alternative proposal as described below; or

            (e)   by either Systems or the Company if the Scan-
Optics Agreement has been terminated.

      Indemnification.  The Systems Agreement provides that the
      _______________
Company will indemnify Systems for any breach or alleged breach of any of the Company's representations, warranties or covenants or for any Liability of the Company not assumed by Systems, including tax liabilities. Systems will indemnify the Company for any breach or alleged breach of any of Systems' representations, warranties or covenants or for any Liability of the Company which is assumed by Systems. Representations and warranties will survive the Closing until the earlier of (a) the second anniversary of the Closing and (b) the liquidation of the Company. No claim for breach of representation or warranty may be brought by Systems or the Company until its aggregate Adverse Consequences exceeds $50,000.


Acquisition Proposals
_____________________

      In the Scan-Optics Agreement, the Company has agreed that, except for discussions approved by the Company's Board of Directors prior to March 6, 1998, the Company will not solicit, initiate, or encourage the submission of any proposal or offer from any person relating to the acquisition of any capital stock or other voting securities of the Company or any substantial portion of the assets of the Hardware Division (including any acquisition structured as a merger, consolidation or share exchange) or participate in any discussion or negotiations regarding, furnish any non-public information with respect to, assist or participate in, or facilitate in any other manner any effort or attempt by any Person to seek any of the foregoing.
The Company also agreed to notify Scan-Optics immediately if any person makes any such proposal, offer, inquiry or contact. Notwithstanding the foregoing, the Company may provide such information in response to a request which was not solicited after March 6, 1998 and may negotiate with such person concerning any such transaction if the Company's Board of Directors determines in its good faith judgment that such action is appropriate in furtherance of the best interests of the Company's shareholders.


Amendments
__________

      Each of the Asset Purchase Agreements provides that, to the maximum extent permitted by law, the Company's Board of Directors may approve any amendment thereto whether before or after approval of the Asset Purchase Agreements by the Company's shareholders.


Assumption of Liabilities
_________________________

      Under applicable law, if any liability of the Company assumed by Scan-Optics or Systems is not paid when due, shareholders of the Company may be liable therefor, in an amount not necessarily limited to their pro rata share of any claim but limited to the extent of the amount received from the Company as a liquidating distribution.


         OTHER INFORMATION PERTAINING TO THE ASSET SALES


Retention Agreements
____________________

      On August 24, 1994, the Company entered into Executive Retention Agreements (the "Retention Agreements") with each of Mr. Watkins and Mr. Baker. The Retention Agreements provide that if during the six months preceding or the 24 months following a Change in Control, Mr. Watkins' or Mr. Baker's employment is terminated by the Company (other than for Cause or Disability) or by such executive officer for Good Reason, such executive officer shall be entitled to a severance payment equal to twice his highest annual salary in the last five years, continued insurance coverage and up to $25,000 for outplacement services. Change of Control is defined to include a merger or other business combination after which the existing shareholders of the Company have less than 50% of the voting power, the sale of all or substantially all of the assets of the Company, the acquisition by, or commencement of a tender offer by any person other than Oce of or for 20% of the Company's voting power, or a change in the majority of the Board of Directors without approval of the existing directors. Good Reason includes an adverse change in salary, authority or benefits. The Company's obligation under the Retention Agreements upon a liquidation of the Company would be approximately $600,000. Under the Systems Agreement, Systems has agreed to assume these obligations.


Termination of the Stock Option Plans
_____________________________________

      Pursuant to the Company's 1983 Stock Option Plan, 1985 Stock Option Plan, 1991 Stock Option Plan and 1993 Stock Incentive Plan (the "Stock Option Plans"), all outstanding options will become exercisable upon the closing of the Asset Sales and the Stock Option Plans will terminate. At April 30, 1998 there were options outstanding under the Stock Option Plans with respect to an aggregate of 710,000 shares of Common Stock at prices ranging from $.15 per share to $1.00 per share, with a weighted average exercise price of $.42 per share. Options with respect to 593,333 shares of Common Stock are currently exercisable, including options with respect to 313,333 shares and 196,667 shares held by Messrs. Watkins and Baker, respectively. All outstanding options become exercisable upon the closing of the Asset Sales. The Company expects that approximately 350,000 of such options will be exercised in connection with the Asset Sales.


The Oce Transaction
___________________

      In 1987, Oce purchased 1,333,334 shares of the Company's Class B Common Stock for approximately $4 million ($3.00 per share). In February 1989, Oce purchased from the Company an additional 571,429 shares of Class B Common Stock for approximately $2 million ($3.50 per share) and also purchased 276,191 shares of Common Stock owned by other shareholders for $2.50 per share. In 1992, all of the Class B Common Stock held by Oce was converted into an equal number of shares of Common Stock and substantially all of such Common Stock was deposited in the Voting Trust.

      In 1991, Oce agreed to lend the Company up to $1.5 million in cash. The notes representing such loans were later exchanged for the Preferred Stock currently held by Oce.

      Accordingly, Oce has invested approximately $8.2 million in stock of the Company, for which it will receive $1.5 million
(plus accrued dividends, if any) under the Oce Agreement and the Plan.

      Oce currently owns Class One Preferred Stock of the Company with an aggregate liquidation preference of $1.5 million (plus accrued and unpaid dividends, if any) and 2,180,954 shares of Common Stock, substantially all of which are held by the Voting Trust. See "Certain Transactions." Pursuant to the Agreement dated as of June 8, 1998 between the Company and Oce (the "Oce Agreement"), a copy of which is attached hereto as Exhibit D, Oce has agreed that if it receives $1.5 million (plus accrued dividends, if any) in cash upon the liquidation of the Company, it will surrender all of its shares of Common Stock and Preferred Stock to the Company and waive any further claim for payment or distribution with respect thereto.

      Pursuant to the Oce Agreement, Oce has also agreed to vote its shares of the Company in favor of the Plan and the Asset
Sales.

Distribution of Proceeds of the Asset Sales
___________________________________________

      Pursuant to the Plan, the Company will be completely liquidated and all of its assets will be distributed to its shareholders. Pursuant to the Oce Agreement, Oce will receive a distribution of $1.5 million (plus accrued dividends, if any). The proceeds of the Asset Sales, the remaining cash assets of the Company and the exercise of any stock options (less any amounts retained by the Company in the discretion of the Board of Directors for liabilities not assumed by Scan-Optics or Systems) will be distributed pro rata to all holders of Common Stock other than Oce. It is impossible to predict with complete accuracy at this time the amount which will be available initially for distribution to shareholders, as this will depend upon a number of factors, including the amount of the Company's cash, accounts payable, accounts receivable and prepaid maintenance fees at the Closing of the Assets Sales and the amount of the Company's other liabilities, such as severance pay, at such time. Assuming that all outstanding stock options with an exercise price of $.15 are exercised, and that reserves of approximately $200,000 are retained by the Company, it is expected that this would result in an initial distribution of approximately $.30 per share in cash with respect to each share of Common Stock (other than those held by Oce). Receipt of the contingent consideration under either Asset Purchase Agreement would result in additional distributions to the shareholders in amounts which can not be determined at this time. If such additional contingent consideration is received by the Company and distributed to the Shareholders, the Shareholders (other than Oce) may receive an additional $.32 per share (calculated as if the closing had occurred on April 30, 1998, and plus any contingent payments received from Systems).

      The Company is a defendant in an action entitled Crachiolo
                                                      _________
v. ACCESS Corporation currently pending in the United States
_____________________
District Court for the Southern District of Ohio. Mr. Crachiolo, a former employee of the Company, claims that he was discharged in violation of the provisions of the Age Discrimination in Employment Act and comparable Ohio law. He also asserts claims for breach of contract, promissory estoppel and defamation. Mr. Crachiolo has asserted claims for an unspecified amount of damages, including backpay, front pay, reinstatement, compensatory damages, liquidated damages, punitive damages, interest and attorney fees. Although the Company believes Mr. Crachiolo's claims are meritless, the Board of Directors intends to reserve an appropriate amount from the proceeds of the Asset Sales until such claims are resolved.

      As soon as practicable after the Closing under the Asset Purchase Agreements, the Company will mail to each shareholder of record as of such date a letter of transmittal and notice of the consummation of the Asset Sales. In order for a shareholder to receive the cash to which he is entitled as a result of the Asset Sales, he must surrender his stock certificates ("Certificates"), together with a duly executed letter of transmittal (the "Letter of Transmittal"), to the Company. Upon receipt of such Certificates and Letter of Transmittal, and subject to the availability of cash, the Company will mail or deliver to such holder a check or checks in an amount equal to approximately $.30 per share. If any shareholder wishes the Company to make any payment to any person other than the registered owner of a surrendered Certificate, the Certificate so surrendered must be properly endorsed or otherwise in proper form for transfer. If the Letter of Transmittal or any Certificate is signed by a trustee, executor, administrator, guardian, attorney-in-fact, corporate officer or other person acting in a fiduciary or representative capacity, such person will be required to so indicate when signing and to submit proper evidence of his authority to act.

      FAILURE TO COMPLETE AND RETURN THE SUBSTITUTE FORM W-9
DESCRIBED BELOW MAY RESULT IN BACKUP WITHHOLDING OF 31% OF ANY
AMOUNTS PAYABLE TO YOU.

      Under Federal income tax law, a shareholder who will receive payments for his Certificates is required to provide the Company with his correct taxpayer identification number on the Substitute Form W-9 included with the Letter of Transmittal. If such shareholder is an individual, the taxpayer identification number is his social security number.

      If the Company is not provided with the correct taxpayer identification number, the shareholder may be subject to a $50 penalty imposed by the Internal Revenue Service. In addition, payments that are made to such shareholder may be subject to backup withholding at the rate of 31%. Backup withholding is not an additional tax. Rather, the tax liability of persons subject to backup withholding will be reduced by the amount of tax withheld. If withholding results in an overpayment of taxes, a refund may be obtained from the United States Treasury.

      To prevent backup withholding on payments that are made to a shareholder, the shareholder is required to notify the Company of his correct taxpayer identification number by completing the Substitute Form W-9 attached to the Letter of Transmittal certifying that the taxpayer identification number provided thereon is correct (or that such shareholder is awaiting a taxpayer identification number) and that (a) the shareholder has not been notified by the Internal Revenue Service that he is subject to backup withholding as a result of a failure to report all interest on dividends or (b) the Internal Revenue Service has notified the shareholder that he is no longer subject to backup withholding.

      Exempt shareholders (including, among others, all corporations and certain foreign individuals) are not subject to these backup withholding and reporting requirements. See the instructions to the Substitute Form W-9 for additional information.

      The Company will send to each such shareholder whose Certificates are delivered to the Company an acknowledgment of receipt from the Company for the number of Certificates so delivered. This acknowledgment of receipt will entitle the shareholder to receive a portion of any funds distributed to shareholders from the Liquidating Trust equal to the total amount of funds being distributed multiplied by a fraction, the numerator of which will be the number of shares of Common Stock specified on the acknowledgment of receipt and the denominator of which will be the number of shares of Common Stock outstanding on the distribution record date (other than those held by Oce).


The Liquidating Trust
_____________________

      At or promptly after the Closing of the Asset Sales, the Company will contribute to a trust for the benefit of its shareholders (the "Liquidating Trust") all of its remaining assets, including its right to contingent payments under the Asset Purchase Agreements, together with any cash received by the Company from Scan-Optics or as the proceeds of stock options. It is expected that the Liquidating Trust will receive all payments from the escrow account established under the Scan-Optics Agreement and all future payments, if any, made by Systems under the Systems Agreement. See "Term of The Asset Purchase Agreements." Messrs. Watkins, Baker and Friel will be the trustees of the Liquidating Trust under the trust agreement and will receive compensation for service as trustees at the rate of $3,000 per annum. The trustees may invest the corpus of such Trust in short-term money market investments described above until such funds are distributed to former shareholders. The right of shareholders to receive any distributions from the Liquidating Trust will not be transferable except by will or by operation of law.


Expenses of the Asset Sales.
___________________________

      All expenses incurred by the Company in connection with the negotiation and implementation of the Asset Sales, estimated to be approximately $40,000, will be paid by the Company. The Company will pay all expenses incurred by Systems in connection with the Asset Sales prior to the closing other than Systems' organization expenses.


                           THE COMPANY


      The Company has two primary lines of business -- its Hardware Services Division, which services primarily hardware of third party business partners, and its EDMS (Electronic Document
Management Systems) Division, which sells, installs and maintains
Cimage and Staffware software.

      The following table sets forth the results of operations of these Divisions and the Company for the years ended April 30, 1997 and April 30, 1998:

                        Hardware        EDMS
                        Division      Division      Company
                        ________      ________      _______
Year ended
April 30, 1997
______________

Revenue                 $2,694,516    $4,234,839   $6,929,354

Gross Profit            $  769,415    $  726,867   $1,496,282

Earnings (loss)
from Operations         $  268,717   $(1,534,533) $(1,265,816)

Year ended
April 30, 1998
______________

Revenue                 $3,961,405    $4,912,481  $8,873,886

Gross Profit            $  175,270    $1,834,038  $2,009,307

Earnings (loss)
from Operations         $ (710,345)   $  (66,180) $(776,525)

      The following table sets forth the assets and liabilities of these Divisions and the Company at April 30, 1998:

                        Hardware             EDMS
                        Division           Division     Company
                        ________           ________     _______

Current Assets          $2,013,175       $1,588,538    $3,601,713

Total Assets            $2,119,336       $2,290,753    $4,410,089

Current Liabilities     $  382,920       $  803,013    $1,185,933

Prepaid Maintenance     $  617,490       $  303,360    $  920,850
 Contracts &
 Retainers

      Further information concerning the Company is contained in its Annual Report for Fiscal 1997 on Form 10-K, and its Quarterly Report for the third quarter of Fiscal 1998 on Form 10-Q, filed with the Securities and Exchange Commission. A copy of the Form 10-K and Form 10-Q will be mailed to any shareholder without charge on written request therefor made to ACCESS Corporation,
Attention: Treasurer, 4350 Glendale-Milford Road, Suite 250, Cincinnati, Ohio 45242-3700.


                      CERTAIN TRANSACTIONS

      As of April 30, 1998, the Company had authorized and issued a total of 15,000 shares of Class One Preferred Stock, consisting of 10,000 shares of 7% Class One Preferred Stock, 2,500 shares of 9% Class One Preferred Stock, and 2,500 shares of Variable Rate Class One Preferred Stock, all of which are held by Oce.

      Dividends on the Preferred Stock for any fiscal year are cumulative to the extent of 50% of the Company's net after-tax earnings, as defined, for such year. At April 30, 1998, there were no Preferred Stock dividends accrued. Annually, beginning in 1995, the Company is required to redeem the Preferred Stock at a price of $100 per share plus accumulated dividends in an amount equal to a specified portion of after-tax earnings, as defined. Unless dividends on the Preferred Stock are current, the Company may not declare a dividend on, or repurchase any of, the Common Stock. Oce has agreed to limitations on the voting and transfer of the Common Stock held by it (including the transfer of such stock to a voting trust, the trustees of which are four of the Company's directors) and Oce was released from its obligation under certain circumstances to make a tender offer for the Company's common stock. The Company was not required to and did not redeem any Class One Preferred Stock in Fiscal 1998.

      Pursuant to a Voting Trust Agreement, dated April 27, 1992,
Oce transferred 2,180,854 shares to Kent P. Friel, Scott D.

Watkins, John W. Weil and Dennis J. Sullivan, Jr. as Voting
Trustees. This Agreement is irrevocable for a period of 10 years, except as described on page 22.


            SECURITY OWNERSHIP OF CERTAIN BENEFICIAL
                      OWNERS AND MANAGEMENT

      The following table sets forth as of the Record Date the beneficial ownership of the Company's Common Stock by (1) each person known to the Company to own more than 5% of the outstanding shares of Common Stock, (2) each director, nominee for director and named Executive Officer individually, and
(3) all directors and officers as a group. The information in the table has been in part received from the persons listed therein and in part taken from the records of the Company.

      Beneficial ownership of Common Stock of the Company has been determined for this purpose in accordance with Rule 13d-3 of the Securities and Exchange Commission ("SEC"), under which a person is deemed to be the beneficial owner of Common Stock if he has or shares voting power or investment power in respect of such Common Stock or has the right to acquire such ownership within 60 days. Accordingly, the amounts shown on the table represent beneficial ownership for the purposes of compliance with SEC reporting requirements, and do not necessarily bear on the economic incidents of ownership of Common Stock.


                        AMOUNT AND NATURE
                     OF BENEFICIAL OWNERSHIP
                     _______________________

Name and, with Respect
to 5% Ownership,                                     Percent of
Address                       Direct     Indirect    Common Stock
______________________        ______     ________    ____________

Oce N.V.(1)                      100    2,180,854       44.82%
 St. Urbanusweg 43
 5900 MA Venlo
 The Netherlands

Kent P. Friel, Dennis J.    2,180,854        --         44.82%
Sullivan, Jr.,
John W. Weil and
Scott D. Watkins,
as Voting Trustees (1)(2)

James M. Anderson              23,700        --           .49%

Newton D. Baker (2)(3)        987,437        --         19.51%

Kimberly A. Bollinger (3)      52,000        --          1.06%

Marc D. Baines (3)             33,333        --           .68%

Kent P. Friel (4)              10,742        --           .22%

James H. Hardie (5)                --        --             --

Robert J. Kalthoff            133,564    58,181          3.94%

Dennis J. Sullivan, Jr. (4)    20,100        --           .41%

Scott D. Watkins (2)(3)(4)  1,121,543        --         21.66%

John W. Weil (4)               15,000        --           .31%

All directors and officers  2,397,419    58,181         44.98%
as a group (11 Persons)
(2)(3)(4)

(1) On April 27, 1992, Oce entered into a Voting Trust Agreement appointing Kent P. Friel, Dennis J. Sullivan, Jr., John W. Weil and Scott D. Watkins (the "Voting Trustees") as Voting Trustees for 2,180,854 shares. The Voting Trustees vote on matters relating to the election of directors, including setting the number of directors, in their discretion, except that the Voting Trustees must vote for up to two nominees for director designated by Oce in its discretion. Oce retains the right to obtain the Voting Trustees' proxy as to the voting of such shares with respect to all issues not relating to the election of directors. (See "Certain Transactions".) Oce retains the right to dispose of such shares, subject to certain restrictions in the Note Purchase Agreement. As a result of these arrangements, Oce and the Voting Trustees share beneficial ownership of such shares.

      The Voting Trust created under the Voting Trust Agreement has a term of 10 years, and Oce has agreed to renew it for an additional term of 10 years. The Voting Trust will terminate upon the sale of the shares of Common Stock subject thereto, but only with respect to those so sold and subject to the provision that Oce may not sell more than 50% of its shares without consent of the Company, the closing of any underwritten public offering of Common Stock as a result of which not less than $10 million in aggregate sales price to the public of Common Stock shall have been sold in such offering plus any previously underwritten public offering or the acquisition by any person of more shares of Common Stock than are held by Oce. Oce can also terminate the Voting Trust by notice given at any time after October 3, 1995 but if Oce does so, it may be required to make a tender offer on specified terms for all shares of Common Stock following the fiscal year in which the anniversary of the giving of notice occurs.

      Mr. Watkins is President and Chief Executive Officer of the Company. Mr. Friel is Chairman of the Board of Directors of the Company but is not an employee of the Company. Messrs. Sullivan and Weil are also non-employee directors of the Company. The Voting Trustees have no current intention to change the composition of the Board of Directors of the Company.

      Except as set forth above, there are no arrangements or understandings among Oce and the Voting Trustees with respect to the election of directors or other matters.

(2)   The address of the Voting Trustees, Mr. Baker and Mr.
      Watkins is:  ACCESS Corporation, 4350 Glendale-Milford
      Road, Suite 250, Cincinnati, Ohio 45242.

(3) Includes 593,333 shares which all directors and officers as a group have the right to acquire upon the exercise of immediately exercisable stock options, including 313,333 exercisable by Mr. Watkins, 196,667 exercisable by Mr. Baker, 50,000 exercisable by Ms. Bollinger, and 33,333 exercisable by Mr. Baines.

(4) Does not include shares held by the Voting Trustees in their capacity as such.

(5)   Does not include shares held by Oce.


                       GENERAL INFORMATION


      Deloitte & Touche LLP has served as independent certified public accountants for the Company for the year ending April 30, 1998 and preceding fiscal years. A representative of Deloitte & Touche LLP will be in attendance at the Meeting. The representative will have the opportunity to make a statement, if he desires to do so, and has advised the Company that he will be available to respond to appropriate questions from the shareholders.

      The enclosed proxy is solicited by the Board of Directors, and the cost of solicitation will be paid by the Company. The only contemplated expenses of solicitation are the preparing and mailing of the proxies and Proxy Statements.

      Shares represented by properly executed proxies in the enclosed form will be voted at the Meeting in accordance with the instructions thereon. There are no rights of appraisal or similar rights of dissenting shareholders with respect to any matter to be acted upon at the Meeting.

      So far as is known, there is no business to be acted upon at the Meeting other than that referred to in the Notice, and it is not anticipated that other matters will be brought before the Meeting. However, it is intended that the persons authorized as proxies may, in the absence of instructions to the contrary, vote or act with respect to all matters presented for action at the Meeting according to their judgment in the light of conditions then prevailing.

      The Ohio General Corporation Law provides that unless otherwise provided in the proxy, a shareholder, without affecting any vote previously taken, may revoke his proxy by giving notice to the Company in writing or in open meeting.

      You are urged to date, sign and return your proxy promptly.
For your convenience, enclosed is a self-addressed envelope requiring no postage if mailed in the United States.

                            EXHIBIT A

                Plan of Complete Liquidation and

                Dissolution of ACCESS Corporation
                _________________________________

            This Plan of Complete Liquidation and Dissolution (hereinafter referred to as this "Plan") is for the purpose of effecting the complete liquidation, dissolution and distribution of assets of ACCESS Corporation, an Ohio corporation (hereinafter referred to as the "Corporation"), in accordance with Sections 1701.86 et seq. of the Ohio Revised Code, as follows:

      1.    Prior Plan.  The Plan of Complete Liquidation and
            __________
Dissolution of the Corporation approved by the Shareholders on October 7, 1997 is hereby terminated, revoked and rescinded.

      2.    Authorization for Dissolution.  The Board of
            _____________________________
Directors of the Corporation has adopted a resolution that this Plan be submitted to the shareholders of the Corporation (the "Shareholders") for adoption by the holders of a majority of the outstanding shares of Common Stock of the Corporation, to be effective, upon its adoption, simultaneously with the completion of the closings (the "Effective Date") of the Asset Purchase Agreement, dated as of June 8, 1998 (the "Systems Agreement"), between the Corporation and ACCESS Systems LLC, an Ohio limited liability company ("Systems") and the Asset Purchase Agreement, dated as of June 8, 1998 (the "Scan-Optics Agreement"), between the Corporation and Scan-Optics, Inc., a Delaware corporation ("Scan-Optics").

      3.    Approval and Adoption of the Plan.  The Board of
            _________________________________
Directors of the Corporation has determined that it is in the best interests of the Corporation and of its Shareholders that the liquidation of the Corporation and the distribution of its assets be made pursuant to a formal, written plan of liquidation and distribution, under which the Corporation shall be completely liquidated and dissolved, all of its known debts and liabilities shall be paid or otherwise provided for, and all of its remaining assets shall be distributed to the Shareholders, according to their respective interests, in complete redemption and cancellation of all of the Corporation's shares.

      4.    Cessation of Business.  After the Effective Date, the
            _____________________
Corporation shall cease to carry on business, except to the extent necessary properly to wind up its affairs and to preserve the value of its business and assets pending liquidation and distribution.

      5.    Sale of Assets.  On the Effective Date, the Board of
            ______________
Directors and the officers of the Corporation shall sell (a) pursuant to the terms of the Systems Agreement, substantially all of the operating assets of the Corporation (other than those subject to the Scan-Optics Agreement) to Systems, on such terms and conditions and for such consideration as is provided for in the Systems Agreement, including the assumption by Systems of certain of the liabilities of the Corporation, and (b) pursuant to the terms of the Scan-Optics Agreement, certain of the assets of its Hardware Service Division to Scan-Optics, on such terms and conditions and for such consideration as is provided for in the Scan-Optics Agreement, including the assumption by Scan-Optics of certain of the liabilities of the Corporation. The Board of Directors and the officers of the Corporation shall execute any instruments that are necessary to transfer title to the property and assets.

      6.    Payment of Debts and Liabilities.  Prior to making
            ________________________________
any distribution of corporate assets to the Shareholders, the Board of Directors and the officers shall pay or make provision for the payment of all of the known or ascertainable debts and liabilities of the Corporation then due and payable, except for payment of those debts and liabilities acquired or assumed by Scan-Optics or Systems pursuant to the terms of the Scan-Optics Agreement or the Systems Agreement, respectively, or by another third party.

            The Corporation shall establish and maintain a reserve fund (the "Reserve Fund") into which it shall deposit such amounts, if any, as may be determined by the Board of Directors and officers as necessary or appropriate for the payment of unascertained or contingent liabilities and expenses of the Corporation, including liabilities for taxes and expenses of liquidation and dissolution and any then pending litigation claims against the Corporation. Any amount remaining in the Reserve Fund after payment of such unascertained or contingent liabilities and expenses shall be distributed to the Shareholders or the liquidating trust for their benefit as provided in paragraph 7(c) below.

      7.    Distribution of Assets.  After payment of, or
            ______________________
provision for, all of the known debts and liabilities of the Corporation, and not later than November 30, 1998, the Board of Directors and officers of the Corporation shall distribute the remaining corporate assets (including any amount remaining in the Reserve Fund) to the Shareholders of record on the Effective Date in the following order and manner as provided in the Corporation's Articles of Incorporation:

            (a) $1.5 million in cash (plus accrued dividends, if any) shall be paid to Oce as payment in full of any rights of Oce N.V. ("Oce") in respect of all of Oce's shares of capital stock of ACCESS as provided in the Agreement dated as of June 8, 1998 between the Corporation and Oce;

            (b) Any cash in excess of that distributed pursuant to subparagraph (a) above shall be distributed, pro rata, to and among the holder(s) of record as of the Effective Date, of the Corporation's Common Stock (other than that held of record or beneficially by Oce) (the Board of Directors may elect to cause the liquidating trust described below to make such distributions); and

            (c) Assets other than cash (including, without limitation, any contingent rights of the Corporation under the Scan-Optics Agreement, the Systems Agreement or otherwise to receive additional payments) and any cash held in the Reserve Fund shall be distributed to and held by a liquidating trust to be established by the Corporation pursuant to a trust agreement, substantially in the form attached hereto as Exhibit A and incorporated herein by reference, for the purpose of receiving such additional consideration.

            All such distributions shall be made to or for the benefit of the Shareholders on the following conditions: (1) that, on demand made by the Board of Directors, each Shareholder properly endorse and surrender for cancellation, the certificate or certificates evidencing ownership of the Shareholder's shares;
(2) that the distribution shall be in complete satisfaction of the rights of each Shareholder as a Shareholder of the Corporation and (3) all such distributions shall be subject to the claims of any creditor of the Corporation not otherwise satisfied by or for the Corporation.

      8.    Powers of Directors and Officers.  The Board of
            ________________________________
Directors and the officers of the Corporation shall carry out the provisions of this Plan and shall take all actions that are necessary or advisable to effect the complete liquidation of the Corporation and its dissolution, including the execution of such instruments as may be required to vest title to the assets in the Shareholders, and the execution of all documents required by law to be filed to effect the dissolution of the Corporation.

                   LIQUIDATING TRUST AGREEMENT

      THIS LIQUIDATING TRUST AGREEMENT (this "Agreement") is entered into as of the ____ day of ____________, 1998, by and among ACCESS Corporation, an Ohio corporation, in its capacity as grantor hereunder (the "Grantor"), and Scott D. Watkins, Newton
W. Baker and Kent P. Friel in their capacities as trustees hereunder (each, a "Trustee" and, together, the "Trustees").

      WHEREAS, (i) pursuant to that certain Asset Purchase Agreement, dated as of June 8, 1998 (the "Scan-Optics Purchase Agreement"), by and between the Grantor and Scan-Optics, Inc. ("Scan-Optics"), the Grantor has sold certain of the assets of its Hardware Service Division to Scan-Optics, and (ii) pursuant to that certain Asset Purchase Agreement, dated as of June 8, 1998 (the "Systems Purchase Agreement"), by and between the Grantor and ACCESS Systems LLC ("Systems"), the Grantor has sold substantially all of its other operating assets to Systems (said sales together referred to herein as the "Asset Sales");

      WHEREAS, the shareholders of the Grantor (the
"Shareholders") have adopted a Plan of Complete Liquidation and Dissolution of the Grantor (the "Plan"), which Plan calls for the complete liquidation of the Grantor to be commenced upon closing of the Asset Sales and completed promptly thereafter;

      WHEREAS, closing of the Asset Sales has occurred;

      WHEREAS, pursuant to the Plan and that certain Agreement, dated as of June 8, 1998 (the "Oce Agreement"), between the Grantor and Oce N.V. the Grantor has agreed to distribute cash and its assets other than cash (including, without limitations, any contingent rights of the Grantor under the Scan-Optics Purchase Agreement or otherwise to receive additional payments) (all such distributed assets referred to herein as the "Trust Assets"), to a liquidating trust to be held by the Trustees for the benefit of the holders (other than Oce N.V.) of record as of the Effective Date (as defined in the Plan) of the common stock of the Grantor (the "Beneficiaries") upon the terms and subject to the uses and purposes hereinafter set forth; and

      WHEREAS, this liquidating trust is formed with the objective of liquidating assets and not as an organization having as its purpose the carrying on of a profit-making business;

      NOW, THEREFORE, in consideration of the premises and the mutual promises contained herein, the parties hereto agree as follows:

                           ARTICLE I.
                        TRUST ESTABLISHED

          Grantor, desiring to establish the trust created herein (the "Trust"), has executed this Agreement and hereby transfers all of its right, title and interest in and to the Trust Assets to the Trustees to be held by the Trustees in conformity with this Agreement, for the primary purpose of facilitating the complete liquidation of the Grantor and to dispose of such property of the Grantor not sold or otherwise conveyed as part of the Asset Sales, all subject to the terms, conditions, powers and agreements as set forth herein. The Trust shall have no objective to continue or engage in the conduct of a trade or business. The transfer of the Trust Assets to the Trust shall be subject to the claims of any creditor of the Grantor not otherwise satisfied by or for the Grantor.


                           ARTICLE II.
                     IRREVOCABILITY OF TRUST

          This Agreement shall be irrevocable and not subject to amendment.


                          ARTICLE III.
                         TERM OF TRUST

          The term of the Trust shall commence on the date hereof and shall terminate upon the earlier to occur of: (i) that date on which the Trustees determine, in their sole discretion, that all Trust Assets have been distributed to and among the Beneficiaries as provided herein, or (ii) the third anniversary of the date hereof (the "Termination Date").


                           ARTICLE IV
                ALLOCATION OF INTERESTS IN TRUST

          Each Beneficiary shall, during the term of this Agreement, have an undivided percentage interest in the Trust Assets. The undivided percentage interest of each Beneficiary (the "Beneficiary's Percentage Interest") shall equal such Beneficiary's percentage interest in the common stock of Grantor immediately after the cancellation by the Grantor of the Oce Shares (as defined in and contemplated by the Oce Agreement).


                           ARTICLE V.
                          TRUST TERMS

          All Trust Assets shall be held by the Trustees for the benefit of the Beneficiaries, subject to the following terms:

      A.    Accumulation of Trust Income.  During the term of
            ____________________________
this Agreement, the Trustees shall collect and receive all income and profits, if any, arising from or growing out of Trustee's ownership of the Trust Assets, and, after deducting all proper costs, charges, taxes and expenses as may be due against the Trust, shall distribute, at least annually, all remaining income or profits to and among the Beneficiaries in proportion to each Beneficiary's Percentage Interest.

      B.    Payment of Trust Expenses.  Prior to the distribution
            _________________________
of Trust Assets to the Beneficiaries as provided in paragraph C below, the Trustees shall pay from the Trust Assets all expenses, if any, determined in the sole discretion of the Trustees to be reasonable and necessary in the administration of the Trust, including the reasonable fees and expenses of the Trustees, and any valid claims of creditors of the Grantor then due and payable.

      C.    Restrictions on Receipt of Certain Assets.  The
            _________________________________________
Trustees shall not receive transfers of any listed stocks or securities, any readily-marketable assets, any operating assets of a going business, any unlisted stock of a single issuer (other than of the Grantor to facilitate its liquidation) that represents 80 percent or more of the stock of such issuer, or any general or limited partnership interests. Nor will the Trust receive or retain cash in excess of a reasonable amount to meet claims and contingent liabilities.

      D.    Distribution of Trust Assets.  On the Termination
            ____________________________
Date, all of the Trust Assets remaining in the Trust, if any, shall be distributed by the Trustees to and among the Beneficiaries in proportion to each Beneficiary's Percentage Interest; provided, however, that all proceeds, if any, except for a reasonable amount to cover contingencies and claims, from the sale of Trust Assets shall be distributed to and among the Beneficiaries at least annually.


                           ARTICLE VI.
                            TRUSTEES

      The Grantor hereby appoints Scott D. Watkins, Newton W.
Baker and Kent P. Friel as the original Trustees under this Agreement.

      Any Trustee may resign at any time by delivering to the other Trustees his written resignation, in which event the resignation shall take effect immediately. If any of the original Trustees should die, become disabled, resign or otherwise cease to serve as a Trustee hereunder, then the remaining original Trustees shall continue to serve as the only Trustees hereunder. If all of the original Trustees should die, become disabled, resign or otherwise cease to serve as Trustees hereunder, then a substitute or successor Trustee or Trustees shall be appointed by Beneficiaries collectively holding a majority of the Beneficiary's Percentage Interests.

      The use of the term "Trustee" in this Trust Agreement shall be a reference to the original Trustees above named and any substitute or successor Trustee or Trustees as provided herein.
No bond shall be required of any Trustee acting hereunder.


                          ARTICLE VIII.
                   TRUSTEES DUTIES AND POWERS

      The Trust created hereunder shall be held subject to the following terms and conditions, and the Trustees shall have, in addition to any other powers granted to the Trustees elsewhere in this Agreement or by law, the following powers:

      A.    Investments.  The Trustees shall have the power to
            ___________
invest Trust Assets in demand and time deposits in banks or savings institutions, or in temporary investments, such as short-term United States Treasury Bills and money market funds, in addition to keeping certain funds, to the extent deemed advisable by the Trustees, in a readily accessible checking account.

      B.    Claims.  The Trustees shall have the power to
            ______
arbitrate, defend, enforce, release or settle any claim pertaining to the Trust Assets, and the Trustees are hereby expressly authorized to pay any such claim out of the Trust Assets. Further, the Trustees shall have the power to initiate litigation on behalf of the Beneficiaries, and to otherwise pursue any and all claims held jointly by the Beneficiaries; provided, however, the Trustees shall not be obligated to initiate litigation or otherwise pursue claims unless the Trustees are indemnified to their satisfaction against all expenses and liabilities in which the Trustees may, in their judgment, be involved by their efforts in pursuing any such claims.

      C.    Nominee.  The Trustees may take and hold all
            _______
securities or other personal property (except as otherwise provided in this Agreement) in bearer form, in the name of any of the Trustees, or in the name of a nominee, with or without disclosing any fiduciary relationship, but the Trustees shall be liable for any wrongful act of the nominee with respect to such assets.

      D.    Employment of Agents.  The Trustees may employ and
            ____________________
pay reasonable compensation to agents, investment counsel and attorneys, including the Trustees and any person, partnership, corporation or other entity with which the Trustees may be associated. The Trustees shall not be liable for any neglect, omission or wrongdoing of such agents, investment counsel or attorneys, provided that the Trustees shall have exercised reasonable care in the selection of any persons.

      E.    Instruments.  The Trustees may execute and deliver
            ___________
all necessary or proper deeds or other instruments.

      F.    Distribution to Incapacitated Persons.  During the
            _____________________________________
incapacity of any one of the Beneficiaries, the Trustees are authorized, in the Trustees' sole discretion, to pay any sum distributable to such Beneficiary, without liability to the Trustees, by paying the sum to such Beneficiary or to any person whomsoever for the use and benefit of such Beneficiary, whether or not such person shall be the guardian of such Beneficiary.

      G.    Nonliability of Trustees; Acts of Predecessor
            _____________________________________________
Fiduciary.  The Trustees shall not be personally liable for any
_________
assessments, charges or damages, or for any obligations in carrying out or effectuating the purposes of this Agreement, provided, however, that nothing shall relieve the Trustees from liabilities arising out of their own willful misconduct, bad faith or gross negligence. The Trustees shall not be responsible in any manner whatsoever for the validity or sufficiency of this Agreement. A Trustee or successor Trustee shall not be liable for any act or omission of any predecessor Trustee or co-Trustee, nor have a duty to enforce any claims against any such predecessor Trustee or co-Trustee on account of any such act or omission.

      H.    Protection on Distributions.  The Trustees shall be
            ___________________________
protected in continuing to make distributions of income or principal to the Beneficiaries until the Trustees shall have actual knowledge of the happening of an event such as death or other occurrence which would affect such distributions.

      I.    Reliance on Documents.  Each Trustee shall be
            _____________________
protected in acting upon any paper or document believed by him to be genuine.

      J.    Individual Trustee May Bind Trust.  The signature
            _________________________________
and/or acts of any of the Trustees shall be sufficient to bind the Trust.


                          ARTICLE VIII.
                        NON-ASSIGNABILITY

      No Beneficiary may sell, assign, transfer, convey or encumber this Agreement or any right or interest under this Agreement, except by death or operation of law.


                           ARTICLE IX.
                          GOVERNING LAW

      The validity, effect and interpretation of this Agreement and of the property interests created herein shall be controlled by the laws of the State of Ohio.


                           ARTICLE X.
                    COMPENSATION OF TRUSTEES

      Each Trustee shall be entitled to receive compensation for his services hereunder from the Trust Assets at the rate of $3,000 per annum and shall be entitled to reimbursement for his out of pocket expenses, if any, including attorney's fees, incurred in connection with the administration of the Trust.

      IN WITNESS WHEREOF, the parties have executed this Liquidating Trust Agreement as of the day and year first above written.


                               ACCESS CORPORATION, as Grantor


                               By: ______________________________

                               Title: ___________________________


                               __________________________________
                               Scott D. Watkins, Trustee


                               __________________________________
                               Newton W. Baker, Trustee


                               __________________________________
                               Kent P. Friel, Trustee

                            EXHIBIT B


PRIVILEGED AND CONFIDENTIAL













                    ASSET PURCHASE AGREEMENT

                             BETWEEN

                        SCAN-OPTICS, INC.

                               AND

                       ACCESS CORPORATION

                          JUNE 8, 1998
                        TABLE OF CONTENTS

                                                             Page
                                                             ____
1.    Definitions . . . . . . . . . . . . . . . . . . . . . .  1

2.    Basic Transaction . . . . . . . . . . . . . . . . . . .  7
      (a)   Purchase and Sale of Assets . . . . . . . . . . .  7
      (b)   Assumption of Liabilities . . . . . . . . . . . .  8
      (c)   Purchase Price. . . . . . . . . . . . . . . . . .  8
      (d)   The Closing . . . . . . . . . . . . . . . . . . .  8
      (e)   Deliveries at the Closing . . . . . . . . . . . .  8
      (f)   Allocation. . . . . . . . . . . . . . . . . . . .  9
      (g)   Escrow Agreement. . . . . . . . . . . . . . . . .  9

3.    Representations and Warranties of the Seller. . . . . .  9
      (a)   Organization of the Seller. . . . . . . . . . . .  9
      (b)   Authorization of Transaction. . . . . . . . . . .  9
      (c)   Noncontravention. . . . . . . . . . . . . . . . .  9
      (d)   Brokers' Fees . . . . . . . . . . . . . . . . . . 10
      (e)   Title to Assets . . . . . . . . . . . . . . . . . 10
      (f)   Financial Statements. . . . . . . . . . . . . . . 10
      (g)   Events Subsequent to Most Recent Fiscal Year End. 11
      (h)   Undisclosed Liabilities . . . . . . . . . . . . . 12
      (i)   Legal Compliance. . . . . . . . . . . . . . . . . 13
      (j)   Tax Matters . . . . . . . . . . . . . . . . . . . 13
      (k)   Intellectual Property . . . . . . . . . . . . . . 14
      (l)   Tangible Assets . . . . . . . . . . . . . . . . . 14
      (m)   Inventory . . . . . . . . . . . . . . . . . . . . 15
      (n)   Contracts . . . . . . . . . . . . . . . . . . . . 15
      (o)  Notes and Accounts Receivable. . . . . . . . . . . 16
      (p)   Powers of Attorney. . . . . . . . . . . . . . . . 16
      (q)  Insurance. . . . . . . . . . . . . . . . . . . . . 16
      (r)   Litigation. . . . . . . . . . . . . . . . . . . . 17
      (s)   Product Warranty. . . . . . . . . . . . . . . . . 17
      (t)   Product Liability . . . . . . . . . . . . . . . . 18
      (u)   Employees and Independent Contractors . . . . . . 18
      (v)   Employee Benefits . . . . . . . . . . . . . . . . 18
      (w)   Guaranties. . . . . . . . . . . . . . . . . . . . 19
      (x)   Environment, Health, and Safety . . . . . . . . . 19
      (y)   Certain Business Relationships with the Division. 20
      (z)   Disclosure. . . . . . . . . . . . . . . . . . . . 20

4.    Representations and Warranties of the Buyer . . . . . . 20
      (a)   Organization of the Buyer . . . . . . . . . . . . 21

      (b)   Authorization of Transaction. . . . . . . . . . . 21
      (c)   Noncontravention. . . . . . . . . . . . . . . . . 21
      (d)   Brokers' Fees . . . . . . . . . . . . . . . . . . 21

5.    Pre-Closing Covenants . . . . . . . . . . . . . . . . . 21
      (a)   General . . . . . . . . . . . . . . . . . . . . . 21
      (b)   Notices and Consents. . . . . . . . . . . . . . . 22
      (c)   Operation of Business . . . . . . . . . . . . . . 22
      (d)   Preservation of Business. . . . . . . . . . . . . 22
      (e)   Full Access . . . . . . . . . . . . . . . . . . . 22
      (f)   Notice of Developments. . . . . . . . . . . . . . 22
      (g)   Exclusivity . . . . . . . . . . . . . . . . . . . 22
      (h)   Employees and Independent Contractors of the
            Seller. . . . . . . . . . . . . . . . . . . . . . 23

6.    Post-Closing Covenants. . . . . . . . . . . . . . . . . 24
      (a)   General . . . . . . . . . . . . . . . . . . . . . 25
      (b)   Litigation Support. . . . . . . . . . . . . . . . 25
      (c)   Transition. . . . . . . . . . . . . . . . . . . . 25
      (d)   Confidentiality . . . . . . . . . . . . . . . . . 25
      (e)   Covenant Not to Compete . . . . . . . . . . . . . 26
      (f)   Collection of Accounts Receivable . . . . . . . . 26
      (g)   Third Party Consents. . . . . . . . . . . . . . . 27

7.    Conditions to Obligation to Close . . . . . . . . . . . 27
      (a)   Conditions to Obligation of the Buyer . . . . . . 27
      (b)   Conditions to Obligation of the Seller. . . . . . 29

8.    Remedies for Breaches of this Agreement . . . . . . . . 30
      (a)   Survival of Representations and Warranties. . . . 30
      (b)   Indemnification Provisions for Benefit of the
            Buyer . . . . . . . . . . . . . . . . . . . . . . 30
      (c)   Indemnification Provisions for Benefit of the
            Seller. . . . . . . . . . . . . . . . . . . . . . 31
      (d)   Matters Involving Third Parties . . . . . . . . . 32
      (e)   Determination of Adverse Consequences . . . . . . 33
      (f)   Other Indemnification Provisions. . . . . . . . . 33
      (g)   Limitation on Claims. . . . . . . . . . . . . . . 33

9.    Termination . . . . . . . . . . . . . . . . . . . . . . 33
      (a)   Termination of Agreement. . . . . . . . . . . . . 33
      (b)   Effect of Termination . . . . . . . . . . . . . . 34

10.   Miscellaneous . . . . . . . . . . . . . . . . . . . . . 34
      (a)   Press Releases and Public Announcements . . . . . 34
      (b)   No Third-Party Beneficiaries. . . . . . . . . . . 35

      (c)   Entire Agreement. . . . . . . . . . . . . . . . . 35
      (d)   Succession and Assignment . . . . . . . . . . . . 35
      (e)   Counterparts. . . . . . . . . . . . . . . . . . . 35
      (f)   Headings. . . . . . . . . . . . . . . . . . . . . 35
      (g)   Notices . . . . . . . . . . . . . . . . . . . . . 35
      (h)   Governing Law . . . . . . . . . . . . . . . . . . 36
      (i)   Amendments and Waivers. . . . . . . . . . . . . . 36
      (j)   Severability. . . . . . . . . . . . . . . . . . . 37
      (k)   Expenses. . . . . . . . . . . . . . . . . . . . . 37
      (l)   Construction. . . . . . . . . . . . . . . . . . . 37
      (m)   Incorporation of Exhibits and Schedules . . . . . 37
      (n)   Specific Performance. . . . . . . . . . . . . . . 37
      (o)   Tax Matters . . . . . . . . . . . . . . . . . . . 37
      (p)   Bulk Transfer Laws. . . . . . . . . . . . . . . . 38


Exhibit A - Personal Property
Exhibit B - Form of Assignment
Exhibit C - Form of Assumption
Exhibit D - Allocation Schedule
Exhibit E - Escrow Agreement
Exhibit F - Historical Financial Statements
Exhibit G - Form of Opinion of Counsel to the Seller
Exhibit H - Form of Noncompetition Agreement
Exhibit I - Form of Opinion of Counsel to the Buyer

Disclosure Schedule - Exceptions to the Seller's Representations and Warranties Buyer's Disclosure Schedule - Exceptions to the
Buyer's Representations and Warranties Schedule 5(h)(i) -- List of Employees



























                    ASSET PURCHASE AGREEMENT

      Agreement entered into on as of June 8, 1998, by and between SCAN-OPTICS, INC., a Delaware corporation with offices at 169 Progress Drive, Manchester, Connecticut 06040 (the "Buyer"), and ACCESS CORPORATION, an Ohio corporation with offices at 4350 Glendale-Milford Road, Suite 250, Cincinnati, Ohio 45242 (the "Seller"). The Buyer and the Seller are referred to collectively herein as the "Parties".

      This Agreement contemplates a transaction in which the Buyer will purchase all of the assets (and assume certain of the liabilities) of the Hardware Service Division (the "Division") of the Seller in return for cash.

      Now, therefore, in consideration of the premises and the mutual promises herein made, and in consideration of the representations, warranties, and covenants herein contained, the Parties agree as follows.

      1.    Definitions.
            ___________
      "Acquired Assets" means all right, title, and interest in and to all of the Seller's assets constituting the Division, including all of the Seller's rights in the following which relate solely to the business of the Division: (a) agreements, contracts and rights thereunder, including without limitation, all hardware maintenance agreements and hardware maintenance business partner agreements, (b) tangible personal property used solely in the business of the Division (success as machinery, equipment, inventories of raw materials and supplies, manufactured and purchased parts, goods in process and finished goods, tools, jigs, and dies (if any)) (each item of such tangible personal property with a value in excess of $1,000.00 being listed on Exhibit A attached hereto and by reference made a
                _________
part hereof); (c) Intellectual Property, goodwill associated therewith, licenses and sublicenses granted and obtained with respect thereto, and rights thereunder, remedies against infringements thereof, and rights to protection of interests therein under the laws of all jurisdictions, including all hardware maintenance-related intangible property, (d) rights under automobile leases and subleases, (e) Receivables, (f) claims, deposits, prepayments, refunds, causes of action, choses in action, rights of recovery, rights of set off, and rights of recoupment relating to the business of the Division and the Acquired Assets (excluding any such item relating to the payment of Taxes), and (g) except as otherwise provided herein and to the extent transferable under applicable law, franchises, approvals, permits, licenses, orders, registrations, certificates, variances, and similar rights obtained from governments and governmental agencies, books, records, ledgers, files, documents, correspondence, lists, creative materials, advertising and promotional materials, studies, reports, and other printed or written materials, including without limitation, all hardware maintenance customers and vendor lists; provided however, that the Acquired Assets shall not include (i) the corporate charter qualifications to conduct business as a foreign corporation, arrangements with registered agents relating to foreign qualifications, taxpayer and other identification numbers, seals, minute books, stock transfer books, blank stock certificates, and other documents relating to the organization, maintenance, and existence of the Seller as a corporation, (ii) any leases of real property, (iii) any Employee Benefit Plans, (iv) any of the rights of the Seller under this Agreement (or under any side agreement between the Seller on the one hand and the Buyer on the other hand entered into on or after the date of this Agreement), (v) any assets relating to any other business of the Seller or (vi) the "Access" name as it relates to any business other than that of the Division.

      "Adverse Consequences" means all actions, suits, proceedings, hearings, investigations, charges, complaints, claims, demands, injunctions, judgments, orders, decrees, rulings, damages, dues, penalties, fines, costs, amounts paid in settlement, Liabilities, obligations, Taxes, liens, losses, expenses, and fees, including court costs and attorneys' fees and expenses, but excluding any indirect, consequently or punitive damages unless and only to the extent actually paid to a third party.

      "Affiliate(s)" has the meaning set forth in Rule 12b-2 of the regulations promulgated under the Securities Exchange Act.

      "Affiliated Group" means any affiliated group within the meaning of Section 1504(a) of the Code.

      "Assumed Liabilities " means (a) Liabilities of the Seller "with respect to the Division regarding ongoing obligations for leases and sub leases of automobiles, (b) Liabilities of the Seller with respect to the Division under the agreements, contracts, leases, licenses, and other arrangements referred to in the definition of Acquired Assets either (i) to furnish goods, services, and other non-Cash benefits to another party after the Closing, or (ii) to pay for goods, services, and other non-Cash benefits that another party will furnish to it after the Closing; provided however, that the Assumed Liabilities shall not include any other Liability or obligation of the Seller under this Agreement (or under any side agreement between the Seller, on the one hand and the Buyer on the other hand entered into on or after the date of this Agreement), including without limitation, Employee Benefit Plans, accrued payroll and accounts payable at the time of Closing.

      "Basis" means any past or present fact, situation, circumstance, status, condition, activity, practice, plan, occurrence, event, incident, action, failure to act, or transaction that forms or is reasonably likely to form the basis for any specified consequence.

      "Best Efforts" means the efforts that a prudent Person desirous of achieving a result would use in similar circumstances to ensure that such result is achieved as expeditiously as possible; provided, however, that an obligation to use Best Efforts under this Agreement does not require the Person subject to that obligation to take actions that would result in a maximum aggregate amount to be paid or incurred by such Person of greater than $25,000.00.

      "Buyer" has the meaning set forth in the preface above.

      "Buyer's Disclosure Schedule" has the meaning set forth in
Section 4 below.

      "Cash" means cash and cash equivalents (including marketable securities and short term investments) calculated in accordance with GAAP applied on a basis consistent with the preparation of the Financial Statements.

      "Closing" has the meaning set forth in Section 2(d) below.

      "Closing Date" has the meaning set forth in Section 2(d) below.

      "COBRA" means the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended, as set forth in Section 4980B of the Code and Sections 601 through 608 of ERISA, and any amendments thereto and successor provisions thereof, including any regulations promulgated under the applicable provisions of the Code and ERISA.

      "Code" means the Internal Revenue Code of 1986, as amended, including all regulations issued pursuant thereto. All citations to the Code, or to the Treasury Regulations promulgated thereunder, shall include any amendments or any substitute or successor provisions thereof.

      "Company Contacts" has the meaning set forth in Section
5(h) below.

      "Confidential Information" means (a) any information concerning the business and affairs of the Division that is not already generally available to the public, and (b) the matters subject to the Non-Disclosure Agreement.

      "Controlled Group" means the Seller and any entity that is considered a single employer with the Seller pursuant to subsections (b), (c), (m) or (o) of Section 414 of the Code.

      "Deferred Intercompany Transaction" has the meaning set forth in Reg. Section 1.1502-13.

      "Disclosure Schedule" has the meaning set forth in Section
3 below.

      "Division" has the meaning set forth in the recitals above.

      "Employee" means an individual who is a common law employee of another Person.

      "Employee Benefit Plans" means all written or oral plans, contracts or other arrangements for the benefit or advantage of any officer, director, Employee, contractor or agent, or any group of such Persons, with respect to which the Seller has or may have a Liability including, without limitation, plans described in Section 3(3) of ERISA; deferred compensation arrangements; supplemental executive retirement plans; rabbi or secular trusts; corporate-owned life insurance; split-dollar insurance arrangements; letter of credit or indemnity policies for deferred compensation arrangements; stock or performance awards; long and short term incentive plans; golden or tin parachute agreements; medical, disability, life and other insurance benefits; severance plans or policies; sick leave; vacation benefits; educational, transportation, parking and other subsidies; allowances for entertainment; charitable contributions to be made upon an individual's request; use of an automobile; payment of club dues; and any other arrangements similar to any of the foregoing.

      "Environmental, Health, and Safety Laws" means the Comprehensive Environmental Response, Compensation and Liability Act of 1980, the Resource Conservation and Recovery Act of 1976, and the Occupational Safety and Health Act of 1970, each as amended, together with all other laws (including legally binding rules, regulations, codes, plans, injunctions, judgments, orders, decrees, rulings, and charges thereunder) of federal, state, local, and foreign governments (and all agencies thereof) with jurisdiction over Seller, the Acquired Assets or the Assumed Liabilities concerning pollution or protection of the environment, public health and safety, or employee health and safety, including such laws governing emissions, discharges, releases, or threatened releases of pollutants, contaminants, or chemical, industrial, hazardous, or toxic materials or wastes into ambient air, surface water, ground water, or lands or otherwise governing the manufacture, processing, distribution, use, treatment, storage, disposal, transmission or handling of pollutants, contaminants, or chemical, industrial, hazardous, or toxic materials or wastes, all as currently in effect and if and to the extent applicable to Seller, the Acquired Assets or the Assumed Liabilities.

      "ERISA" means the Employee Retirement Income Security Act of 1974, as amended, including all regulations issued pursuant thereto. All citations to ERISA, or to the Department of Labor Regulations promulgated thereunder, shall include any amendments or, any substitute or successor provisions thereof.

      "Escrow Agreement" has the meaning set forth in Section
2(g) below.

      "Excess Loss Account" has the meaning set forth in Reg.
Section 1.1502-19.

      "Extremely Hazardous Substance" has the meaning set forth in Section 302 of the Emergency Planning and Community
Right-to-Know Act of 1986, as amended.

      "Financial Statement" has the meaning set forth in Section
3(f) below.

      "4O1(k) Plan" means the ACCESS Corporation 401(k) Plan and any trust adopted in connection therewith.

      "GAAP" means United States generally accepted accounting principles as in effect from




time to time.

      "HIPAA" means the Health Insurance Portability and Accountability Act of 1996 as set forth in Sections 9801 through 9806 of the Code and Sections 701 through 707, 711 through 712, and 731 through 734 of ERISA and any amendments thereto and successor provisions thereof, including any regulations promulgated under the applicable provisions of the Code and ERISA.

      "Indemnified Party" has the meaning set forth in Section
8(d) below.

      "Indemnifying Party" has the meaning set forth in Section
8(d) below.

      "Intellectual Property" means (a) all inventions (whether patentable or unpatentable and whether or not reduced to practice), all improvements thereto, and all patents, patent applications, and patent disclosures, together with all reissuances, continuations, continuations-in-part, revisions, extensions, and reexaminations thereof, (b) all trademarks, service marks, trade dress, logos, trade names, and corporate names, together with all translations, adaptations, derivations, and combinations thereof and including all goodwill associated therewith, and all applications, registrations, and renewals in connection therewith, (c) all copyrightable works, all copyrights, and all applications, registrations, and renewals in connection therewith, (d) all mask works and all applications, registrations, and renewals in connection therewith, (e) all trade secrets and confidential business information (including ideas, research and development, know-how, formulas, compositions, manufacturing and production processes and techniques, technical data, designs, drawings, specifications, customer and supplier lists, pricing and cost information, and business and marketing plans and proposals), (f) all computer software (including data and related documentation), (g) all other proprietary rights, and (h) all copies and tangible embodiments thereof (in whatever form or medium).

      "IRS" means the Internal Revenue Service.

      "Knowledge of Seller" and similar phrases means the actual knowledge of the Seller's directors and officers, after reasonable investigation.

      "Liability" means any liability (whether known or unknown, whether asserted or unasserted, whether absolute or contingent, whether accrued or unaccrued, whether liquidated or unliquidated, and whether due or to become due), including any liability for Taxes.

      "Most Recent Balance Sheet" means the balance sheet contained within the Most Recent Financial Statements.

      "Most Recent Financial Statements" has the meaning set forth in Section 3(f) below.

      "Most Recent Fiscal Month End" has the meaning set forth in
Section 3(f) below.

      "Most Recent Fiscal Year End" has the meaning set forth in
Section 3(f) below.

      "Non-Disclosure Agreement" means the Non-Disclosure and Confidentiality Agreement dated November 7, 1997 executed by the
Parties.

      "Ordinary Course of Business" means the ordinary course of business consistent with past custom and practice (including with respect to quantity and frequency).

      "Party" has the meaning set forth in the preface above.

      "PBGC" means the Pension Benefit Guaranty Corporation.

      "Pension Benefit Plan" means any plan as defined in Section
3(2) of ERISA with respect to which the Seller has or may have a Liability.

      "Person" means an individual, a partnership, a corporation, a limited liability company, an association, a joint stock company, a trust, a joint venture, an unincorporated organization, or a governmental entity (or any department, agency, or political subdivision thereof).

      "Prohibited Transaction" has the meaning set forth in
Section 406 of ERISA and Section 4975 of the Code.

      "Purchase Price" has the meaning set forth in Section 2(c) below.

      "Receivables" means Seller's hardware service accounts receivables with respect to which, at the Closing, less than 10% of the amount owed by a customer to the Seller is 90 days or more past due.

      "Reportable Event" has the meaning set forth in Section
4043 of ERISA.

      "Securities Act" means the Securities Act of 1933, as amended.

      "Securities Exchange Act" means the Securities Exchange Act of 1934, as amended.

      "Security Interest" means any mortgage, pledge, lien, encumbrance, charge, or other security interest, other than (a) mechanic's, materialmen's, and similar liens, (b) liens for Taxes not yet due and payable or for Taxes that the taxpayer is contesting in good faith through appropriate proceedings, (c) purchase money liens and liens securing rental payments under capital lease arrangements, and (d) other liens arising in the Ordinary Course of Business and not incurred in connection with the borrowing of money.

      "Seller" has the meaning set forth in the preface above.

      "Tax(es)" means any federal, state, local, or foreign income, gross receipts, license, payroll, employment, excise, severance, stamp, occupation, premium, windfall profits, environmental (including taxes under Section 59A of the Code), customs duties, capital stock, franchise, profits, withholding, social security (or similar), unemployment, disability, real property, personal property, sales, use, transfer, registration, value added, alternative or add-on minimum, estimated, or other tax of any kind whatsoever including any interest, penalty, or addition thereto, whether disputed or not.

      "Tax Return(s)" means any return, declaration, report, claim for refund, or information return or statement relating to Taxes, including any schedule or attachment thereto, and including any amendment thereof.

      "Third Party Claim" has the meaning set forth in Section
8(d) below.

      2.    Basic Transaction.
            _________________

            (a)   Purchase and Sale of Assets.  On and subject to
                  ___________________________
      the terms and conditions of this Agreement, the Buyer agrees to purchase from the Seller, and the Seller agrees to sell, transfer, convey, and deliver to the Buyer, all of the Accord Assets at the Closing for the consideration specified below in this Section 2.

            (b)   Assumption of Liabilities.  On and subject to
                  _________________________
      the terms and conditions of this Agreement, the Buyer agrees that, at the Closing, it will assume, become responsible for and discharge when due all of the Assumed Liabilities. The Buyer will not assume or have any responsibility, however, with respect to any other obligation 'or Liability of the Seller not included within the definition of Assumed Liabilities.

            (c)   Purchase Price.  The Buyer agrees to pay by
                  ______________
      delivery of cash payable by wire transfer or delivery of other immediately available funds at the Closing a purchase price (the "Purchase Price") consisting of (i) TWO MILLION NINE HUNDRED THOUSAND DOLLARS ($2,900,000), payable to the Seller, (ii) with respect to the Receivables, 85% of the amount thereof outstanding for less than 30 days at Closing, 80% of the amount thereof then outstanding for 31 to 60 days, and 75% of the amount thereof then outstanding for 61 to 90 days, payable to the Seller, and (iii) SIX HUNDRED THOUSAND DOLLARS ($600,000), payable to the escrow agent referred to in Exhibit E.
                           _________

            (d)   The Closing.  The closing of the transactions
                  ___________
      contemplated by this Agreement (the "Closing") shall take place at the offices of Taft, Stettinius & Hollister LLP in Cincinnati, Ohio, commencing at 10:00 a.m. local time on the second business day following the satisfaction or waiver of all conditions to the obligations of the Part es to consummate the transactions contemplated hereby (other than conditions with respect to actions the respective Parties will take at the Closing itself) or such other date as the

      Parties may mutually determine (the "Closing Date");
      provided however, that the Closing Date shall be no later than July 17, 1998.

            (e)   Deliveries at the Closing.  At the Closing, (i)
                  _________________________
      the Seller will deliver to the Buyer the various certificates, instruments, and documents referred to in
      Section 7(a) below; (ii) the Buyer will deliver to the Seller the various certificates, instruments, and documents referred to in Section 7(b) below; (iii) the Seller will execute, acknowledge (if appropriate), and deliver to the Buyer (A) assignments (including Intellectual Property transfer documents) in the form attached hereto as
      Exhibit B and (B) such other instruments of sale, transfer,
      _________
      conveyance, and assignment as the Buyer and its counsel reasonably may request; (iv) the Buyer will execute, acknowledge (if appropriate), and deliver to the Seller (A) an assumption in the form attached hereto as Exhibit C and
                                                   _________
      (B) such other instruments of assumption as the Seller and its counsel reasonably may request; and (v) the Buyer will deliver to the Seller and the Escrow Agent the Purchase Price as provided in Section 2(c) above.

            (f)   Allocation.  The Parties agree to allocate the
                  __________
      Purchase Price (and all other capitalizable costs) among
      the Acquired Assets for all purposes (including financial
      accounting and tax purposes) in accordance with the
      allocation schedule attached hereto as Exhibit D.
                                             _________

            (g)   Escrow Agreement.  The Parties will enter into
                  ________________
      an escrow agreement in the form of Exhibit E (the "Escrow
                                         _________
      Agreement") with BankBoston, N.A.

      3.    Representations and Warranties of the Seller.  The
            ____________________________________________
Seller represents and warrants to the Buyer that the statements contained in this Section 3 are correct and complete as of the date of this Agreement and will be correct and complete in all material respects as of the Closing Date (as though made then and as though the Closing Date were substituted for the date of this Agreement throughout this Section 3), except as set forth in the disclosure schedule accompanying this Agreement and initialed by the Parties (the "Disclosure Schedule"). The Disclosure Schedule will be arranged in paragraphs corresponding to the lettered and numbered paragraphs contained in this Section 3.

            (a)   Organization of the Seller.  The Seller is a
                  __________________________
      corporation duly organized, validly existing, and in good standing under the laws of the jurisdiction of its incorporation. The Seller is duly authorized to conduct business and is in good standing under the laws of each jurisdiction where such qualification is required, except where the failure to be qualified would not have a material adverse effect on the Acquired Assets, the business of the Division or the Seller's ability to perform its obligations under this Agreement. The Seller has full corporate power and authority and all licenses, permits, and authorizations necessary to carry on the business of the Division and to own and use the Acquired Assets.

            (b)   Authorization of Transaction.  The Seller has
                  ____________________________
      full power and authority (including full corporate power and authority) to execute and deliver this Agreement and, subject to the approval of the Seller's shareholders as contemplated by Section 5(a) below, to perform its obligations hereunder. This Agreement constitutes the valid and legally binding obligation of the Seller, enforceable in accordance with its terms and conditions.

            (c)   Noncontravention.  Neither the execution and
                  ________________
      the delivery of this Agreement, nor the consummation of the transactions contemplated hereby (including the assignments and assumptions referred to in Section 2 above), will (i) violate any constitution, statute, regulation, rule, injunction, judgment, order, decree, ruling, charge, or other restriction of any government, governmental agency, or court to which the Seller is subject or any provision of the Articles of Incorporation or Code of Regulations of the Seller, or (ii) conflict with, result in a breach of, constitute a default under, result in the acceleration of, create in any party the right to accelerate, terminate, modify, or cancel, or require any notice under any agreement, contract, lease, license, instrument, or other arrangement to which the Seller is a party or by which it is bound or to which any of its assets is subject (or result in the imposition of any Security Interest upon any of its assets). The Seller does not need to give any notice to, make any filing with, or obtain any authorization, consent, or approval of any government or governmental agency in order for the Parties to consummate the transactions contemplated by this Agreement (including the assignments and assumptions referred to in Section 2 above).

            (d)   Brokers' Fees.  The Seller has no Liability or
                  _____________
      obligation to pay any fees or commissions to any broker, finder, or agent with respect to the transactions contemplated by this Agreement for which the Buyer could become liable or obligated.

            (e)   Title to Assets.  The Seller has good and
                  _______________
      marketable title to, or a valid leasehold interest in, the properties and assets used by the Division located on the Seller's premises, or shown on the Most Recent Balance Sheet or acquired after the date thereof, free and clear of all Security Interests, except for properties and assets disposed of in the Ordinary Course of Business since the date of the Most Recent Balance Sheet. Without limiting the generality of the foregoing, at the Closing, the Seller will have good and marketable title to all of the Acquired Assets, free and clear of any Security Interest or restriction on transfer.

            (f)   Financial Statements.  Attached hereto as
                  ____________________
      Exhibit F are the following financial statements
      _________
      (collectively, the "Financial Statements"): (i) audited balance sheets and statements of operations and cash flow as of and for the fiscal year ended April 30, 1997 (the "Most Recent Fiscal Year End") for the Seller; (ii) unaudited balance sheets and statements of operations and cash flow (the "Most Recent Financial Statements") as of and for the 11 months ended March 31, 1998 (the "Most Recent Fiscal Month End'); and (iii) unaudited statements of operations for the Division for the period ended March 31, 1998 (the "Divisional Statements"). The Financial Statements

      (including the notes thereto) have been prepared in accordance with GAAP applied on a consistent basis throughout the periods covered thereby (except that the Most Recent Financial Statements and the Divisional Statements lack complete footnotes and are subject to year-end and audit adjustments and the Divisional Statements consist only of statements of operations). The Financial Statements described in clauses (i) and (ii) above present fairly the financial condition of the Seller as of such dates and the results of operations of the Seller for such periods, are correct and complete in all material respects, and are consistent with the books and records of the Seller (which books and records are correct and complete in all material respects). The Divisional Statements present fairly the information set forth therein, are correct and complete in all material respects, and are consistent with the books and records of the Division (which books and records are correct and complete in all material respects).

            (g)   Events Subsequent to Most Recent Fiscal Year
                  ____________________________________________
      End.  Since the Most Recent Fiscal Year End, there has not
      ___
      been any adverse change in the business, financial condition, operations, results of operations, or future prospects of the Division. Without limiting the generality of the foregoing, since that date:

                  (i)   the Seller has not sold, leased,
            transferred, or assigned any of its assets relating to the business of the Division, tangible or intangible, other than for a fair consideration in the Ordinary Course of Business;

                  (ii)  the Seller has not entered into any
            agreement, contract, lease, or license (or series of related agreements, contracts, leases, and licenses) relating to the business of the Division either involving more than $25,000.00 or outside the Ordinary Course of Business;

                  (iii)  no party has accelerated, terminated,
            modified, or cancelled any agreement, contract, lease, or license (or series of related agreements, contracts, leases, and licenses) relating to the business of the Division and involving more than $15,000.00 of which the Seller is a party or by which it is bound;

                  (iv)  the Seller has not imposed any Security
            Interest upon any of the Division's assets, tangible or intangible;

                  (v)   the Seller has not made any capital
            expenditure (or series of related capital expenditures) relating to the business of the Division, the Acquired Assets or the Assumed
            Liabilities either involving more than $15,000.00 or outside the Ordinary Course of Business;

                  (vi)  the Seller has not made any capital
            investment in, any loan to, or any acquisition of the securities or assets of, any other Person (or series of related capital investments, loans, and acquisitions) relating to the business of the

            Division, the Acquired Assets or the Assumed
            Liabilities either involving more than $15,000.00
            (other than the purchase of inventory in the Ordinary
            Course of Business) or outside the Ordinary Course of Business;

                  (vii)  the Seller has not cancelled,
            compromised, waived, or released any right or claim
            (or series of related rights and claims) either involving more than $25,000.00 or outside the Ordinary Course of Business;

                  (viii) the Seller has not granted any license
            or sub license of any rights under or with respect to any Intellectual Property included in the Acquired
            Assets;

                  (ix)  the Seller has not experienced any
            material damage, destruction, or loss (whether or not covered by insurance) to its property relating to the business of the Division, the Acquired Assets or the Assumed Liabilities;

                  (x)   the Seller has not entered into any
            employment contract or collective bargaining agreement, written or oral, or modified the terms of any existing such contract or agreement relating to employees of the Division;

                  (xi)  the Seller has not made any change in
            employment terms for any of the employees of the Division outside the Ordinary Course of Business;

                  (xii)  the Seller has not made or pledged to
            make any charitable or capital contribution relating to the business of the Division, the Acquired Assets or the Assumed Liabilities outside the Ordinary Course of Business;

                  (xv) there has not been any other occurrence, event, incident, action, failure to act, or transaction outside the Ordinary Course of Business relating to the Division, the Acquired Assets or the Assumed Liabilities; and

                  (xvi) the Seller has not committed to do any of
            the foregoing.

            (h)   Undisclosed Liabilities.  The Seller has no
                  _______________________
      Liability (and to Seller's Knowledge, there is no Basis for any present or future action, suit, proceeding, hearing, investigation, charge, complaint, claim, or demand against any of them giving rise to any Liability) relating to and material to the business of the Division, the Acquired Assets or the Assumed Liabilities, except for (i) Liabilities disclosed in the Most Recent Balance Sheet and the notes thereto, (ii) Liabilities which have arisen after the Most Recent Fiscal Month End in the Ordinary Course of Business (none of which results from, arises out of, relates to, is in the nature of; or was caused by any breach of contract, breach of warranty; tort, infringement, or violation of law), and (iii) Liabilities disclosed in the Disclosure Schedule.

            (i)   Legal Compliance.  In its conduct of the
                  ________________
      business of the Division, the Seller has complied in all material respects with all applicable laws (including rules, regulations, codes, plans, injunctions, judgments, orders, decrees, rulings, and charges thereunder) of federal, state, local, and foreign governments (and all agencies thereof), and no action, suit, proceeding, hearing, investigation, charge, complaint, claim, demand, or notice has been filed or commenced against it alleging any failure so to comply.

            (j)   Tax Matters.
                  ___________

                  (i) The Seller has filed all Tax Returns that it was required to file except where the failure so to file would not have a material adverse effect on the business of the Division, the Acquired Assets, the Assumed Liabilities or the Seller's ability to perform its obligations under the Agreement. All such Tax Returns were correct and complete in all material respects. All Taxes owed by the Seller (whether or not shown on any Tax Return) have been paid, except where the Seller is contesting the same and where such Taxes are not material to the business of the Division, the Acquired Assets, the Assumed Liabilities or the Seller's ability to perform its obligations under this Agreement. The Seller currently is not the beneficiary of any extension or time within which to file any Tax Return. No claim has been made since April 30, 1994 by an authority in a jurisdiction where the Seller does not file Tax Returns that it is or may be subject to taxation by that jurisdiction. There are no Security Interests on any of the assets of the Seller that arose in connection with any failure (or alleged failure) to pay any Tax.

                  (ii)  The Seller has withheld and paid all
            Taxes required to have been withheld and paid in connection with amounts paid or owing to any employee, independent contractor, creditor, stockholder, or other third party.

                  (iii)  No director or officer of the Seller
            expects any authority to assess any additional Taxes for any period for which Tax Returns have been filed.

            There is no dispute or claim concerning any Tax Liability of the Seller either (A) claimed or raised by any authority in writing or (B) as to which any of the directors and officers of the Seller has knowledge based upon personal contact with any agent of such authority. Section 3(1) of the Disclosure Schedule lists, all federal and state and any material local and foreign income Tax Returns filed with respect to the Seller for taxable periods ended on or after April 30, 1991 indicates those Tax Returns that have been audited, and indicates those Tax Returns that currently are the subject of audit. The Seller has delivered to the Buyer correct and complete copies of all federal income Tax Returns, examination reports, and statements of deficiencies assessed against or agreed to by the Seller since April 30, 1994.

                  (iv) The Seller has not waived any statute of limitations in respect of Taxes or agreed to any extension of time with respect to a Tax assessment or deficiency.

            (k)   Intellectual Property.  Except as disclosed in
                  _____________________
      Section 3(k) of the Disclosure Schedule, the Seller, with respect to the Division, has no right, title or interest in or to patents, patent rights, manufacturing processes, trade names, trademarks, service marks, inventions, specialized treatment protocols, copyrights, formulas and trade secrets which is material to the business of the Division. Except for off-the-shelf software licenses, the Seller, with respect to the Division, is not a licensee in respect of any patents, trademarks, service marks, trade names, copyrights or applications therefor, or manufacturing processes, formulas or trade secrets, except as disclosed in Section 3(k) of the Disclosure Schedule. Except as disclosed in Section 3(k) of the Disclosure Schedule, the Seller owns and possesses adequate licenses or other rights to use all such patents, trademarks, service marks, trade names, copyrights, manufacturing processes, inventions, specialized treatment protocols, formulas and trade secrets necessary to conduct the business of the Division as now operated. No claim is pending or has been made since April 30, 1992 to the effect that the present or past operations of the Division infringe upon or conflict with the asserted rights of others to such patents, patent rights, manufacturing processes, trade names, trademarks, service marks, inventions, specialized treatment protocols, copyrights, formulas and trade secrets.

            (l)   Tangible Assets.  The Seller owns or leases all
                  _______________
      buildings, machinery, equipment, and other tangible assets necessary for the conduct of the business of the Division as presently conducted and as presently planned by the Seller to be conducted. Such tangible assets taken as a whole have been maintained in accordance with normal industry practice, are in good operating condition and repair (subject to normal wear and tear), and are suitable for the purposes for which they presently are used.

            (m)   Inventory.  The inventory of the Division
                  _________
      consists of raw materials and supplies, manufactured and purchased parts, goods in process, and finished goods, all of which is merchantable and fit for the purpose for which it was procured or manufactured, and none of which is slow-moving, obsolete, damaged, or defective (except as disclosed in Section 3(m) of the Disclosure Schedule), subject only to any reserve for inventory reflected in the Most Recent Balance Sheet as adjusted for the passage of time through the Closing Date in accordance with the past custom and practice of the Seller and the Division.

            (n)   Contracts.  The Seller is not a party to any
                  _________
      agreement concerning confidentiality or noncompetition (except for the Non-Disclosure Agreement) or any agreement involving any of the shareholders of the Seller and their Affiliates (including the Seller) which relates to the business of the Division, the Acquired Assets or the Assumed Liabilities or adversely affects the Seller's ability to perform its obligations under this Agreement. Section 3(n) of the Disclosure Schedule lists the following contracts and other agreements to which the Seller, with respect to the Division, is a party:

                  (i)   any agreement (or group of related
            agreements) for the lease of personal property to or from any Person;

                  (ii)  any agreement (or group of related
            agreements) for the purchase or sale of raw materials, commodities, supplies, products, or other personal property, or for the furnishing or receipt of services, the performance of which will extend over a period of more than one year, result in a loss to the Seller, with respect to the Division, or involve consideration in excess of $15,000.00;

                  (iii)  any agreement concerning a partnership
            or joint venture;

                  (iv)  any agreement (or group of related
            agreements) under which created, incurred, assumed, or guaranteed any indebtedness for borrowed money, or any capitalized lease obligation, in excess of $10,000.00 or under which it has imposed a Security
            Interest on any of its assets, tangible or intangible;

                  (v) any agreement under which it has advanced or loaned any amount to any of the directors, officers, and employees of the Seller outside the Ordinary Course of Business;

                  (vi)  any agreement under which the
            consequences of a default or termination could have an adverse effect on the business, financial condition, operations, results of operations, or future prospects of the Division; or

                  (vii) any other agreement (or group of related agreements) the performance of which involves consideration to be paid to or by the Seller in excess of $35,000.00.

The Seller has delivered to the Buyer a correct and complete copy of each written agreement listed in Section 3(n) of the Disclosure Schedule (as amended to date) and a written summary setting forth the terms and conditions of each oral agreement referred to in Section 3(n) of the Disclosure Schedule. With respect to each such agreement: (A) the agreement is legal, valid, binding, enforceable, and in full force and effect; (B) the agreement will continue to be legal, valid, binding, enforceable, and in full force and effect on identical terms immediately following the consummation of the transactions contemplated hereby (including the assignments and assumptions referred to in Section 2 above); (C) neither the Seller nor, to the Seller's Knowledge, any other party is in breach or default, and no event has occurred which with notice or lapse of time would constitute a breach or default, or permit termination, modification, or acceleration, under the agreement; and (D) neither the Seller nor, to the Seller's Knowledge, any other party has repudiated any provision of the agreement.

            (o)  Notes and Accounts Receivable.  The Receivables
                 _____________________________
      are reflected properly on the Seller's books and records and are valid receivables subject to no setoffs or counterclaims, are current (as defined in the definition of Receivables) and collectible, subject only to the reserve for bad debts reflected in the Most Recent Balance Sheet as adjusted for the passage of time through the Closing Date in accordance with the past custom and practice of the Seller and the Division.

            (p)   Powers of Attorney.  There are no outstanding
                  __________________
      powers of attorney executed on behalf of the Seller, with respect to the Division.

            (q)  Insurance.  Section 3(q) of the Disclosure
                 _________
      Schedule lists and briefly describes each insurance policy (including policies providing property, casualty, liability, and workers' compensation coverage and bond and surety arrangements, but excluding insurance policies for the benefit of employees, such as health and life insurance) to which the Seller is or has been a party, a named insured, or otherwise the beneficiary of coverage at any time within the past year. With respect to each such insurance policy, to Seller's Knowledge: (A) the policy is legal, valid, binding, enforceable, and in full force and effect; (B) the policy will continue to be legal, valid, binding, enforceable, and in full force and effect on identical terms following the consummation of the transactions contemplated hereby (including the assignments and assumptions referred to in Section 2 above); (C) neither the Seller nor any other party to the policy is in breach or default (including with respect to the payment of premiums or the giving of notices), and no event has occurred which, with notice or the lapse of time, would constitute such a breach or default, or permit termination, modification, or acceleration, under the policy; and (D) no party to the policy has repudiated any provision thereof. The Seller has been covered during the past six years by insurance in scope and amount customary and reasonable for the business of the Division during the aforementioned period. Section 3(q) of the Disclosure Schedule describes any self-insurance arrangements affecting the Seller relating to the Division.

            (r)   Litigation.  Section 3(r) of the Disclosure
                  __________
      Schedule sets forth each instance in which the Seller (i) is subject to any outstanding injunction, judgment, order, decree, ruling, or charge, or (ii) is a party or, to Seller's Knowledge, is threatened to be made a party to any action, suit, proceeding, hearing, or investigation of' in, or before any court or quasi-judicial or administrative agency of any federal, state, local, or foreign jurisdiction or before any arbitrator. None of the actions, suits, proceedings, hearings, and investigations set forth in Section 3(r) of the Disclosure Schedule is reasonably likely to result in any adverse change in the business, financial condition, operations or results of operations of the Seller, or future prospects of the Division. None of the directors and officers of the Seller has any reason to believe that any such action, suit, proceeding, hearing, or investigation is reasonably likely to be brought or threatened against the Seller.

            (s)   Product Warranty.  Subject to matters which
                  ________________
      will not affect materially or adversely the business of the Division, the Acquired Assets, the Assumed Liabilities or the Seller's ability to perform its obligations under this Agreement, each product manufactured, sold, leased, or delivered by the Seller has been in conformity with all applicable contractual commitments and all express and implied warranties, and the Seller has no Liability (and there is no Basis for any present or future action, suit, proceeding, hearing, investigation, charge, complaint, claim, or demand against any it giving rise to any Liability) for replacement or repair thereof or other damages in connection therewith, subject only to any reserve for product warranty claims reflected in the Most Recent Balance Sheet as adjusted for the passage of time through the Closing Date in accordance with the past custom and practice of the Seller. No product manufactured, sold, leased, or delivered by the Division is subject to any guaranty, warranty, or other indemnity beyond the applicable standard terms and conditions of sale or lease.
      Section 3(s) of the Disclosure Schedule includes copies of the standard terms and conditions of sale or lease for the Seller, with respect to the Division (containing applicable guaranty, warranty, and indemnity provisions).

            (t)   Product Liability.  No claim has been asserted
                  _________________
      against the Seller for any Liability (and to Seller's Knowledge, there is no Basis for any present or, future action, suit, proceeding, hearing, investigation, charge, complaint, claim, or demand against the Seller giving rise to any Liability) arising out of any injury to individuals or property as a result of the ownership, possession, or use of any product manufactured, sold, leased, or delivered by the Seller except as covered by insurance.

            (u)   Employees and Independent Contractors.  The
                  _____________________________________
      Division currently has 25 Employees employed full-time, and
      2 Employees employed part-time, none of whom are covered by any union contract and each of whom is listed on Section 3(u) of the Disclosure Schedule. To Seller's Knowledge, none of these Employees is currently planning or being solicited to form or join a union nor to terminate employment with the Division. The date of hire, current salary, title and last review date for each of the Employees are as stated in Section 3(u) of the Disclosure Schedule. Subject to any limitations imposed by applicable law, all such Employees are employed by the Seller on an "at will" basis and may be terminated at any time without notice by the Seller. The Division currently has agreements with 82 Persons who provide services to the Division on an independent contractor basis, each of whom is listed on Section 3(u) of the Disclosure Schedule. The terms of each such independent contractor agreement are stated in Section 3(u) of the Disclosure Schedule.
      Attached to Section 3(u) of the Disclosure Schedule are representative copies of each written employment agreement, independent contractor agreement and any other agreement currently in effect, if any, with each Employee or independent contractor of the Division.


            (v)   Employee Benefits.
                  _________________
                  (i) The Seller currently maintains the 401(k) Plan. The 401(k) Plan is the only Pension Benefit Plan intended to be qualified under Section 401(a) or 403(a) of the Code ever maintained by the Seller or with respect to which the Seller has or may have a Liability. The Seller has heretofore delivered to the Buyer with respect to the 401(k) Plan a true and correct copy of the most recent determination letter issued by the IRS with respect to the 401(k) Plan. The Seller has no Knowledge of any facts, circumstances, actions, or failures to act that would preclude the 401(k) Plan's reliance on the most recent determination letter issued by the IRS with respect to the 401(k) Plan as evidence that the 401(k) Plan and any trust adopted in connection therewith is qualified under Sections 401 and 501, respectively, of the Code.

                  (ii)  The execution and delivery of this
            Agreement by the Seller and the consummation of the transactions contemplated hereunder will not result in any Liability (with respect to accrued benefits or otherwise) of the Buyer to any Employee who transfers to the Buyer as provided in Section 5(h)(i) of this Agreement, any Employee or any former Employee of the Seller's Controlled Group, any Employee Benefit Plan or the PBGC. No amendment to, termination of, or withdrawal from, any Employee Benefit Plan at any time before or after the Closing Date by (A) the Seller or any other member of the Controlled Group, or (B) any corporation or other entity if such Employee Benefit Plan was maintained or sponsored by a member of the Controlled Group during any part of the 72 calendar month period ending on the Closing Date, has or will subject the Buyer to any Liability to any Employee Benefit Plan, the PBGC or the IRS, any current or former Employee of the Seller or the Controlled Group, or any other Party.

            (w)   Guaranties.  The Seller is not a guarantor or
                  __________
      is otherwise liable for any Liability or obligation
      (including indebtedness) of any other Person (other than through the endorsement of checks in the Ordinary Course of Business).

            (x)   Environment, Health, and Safety.  To the
                  _______________________________
      Seller's Knowledge:

                  (i) The Seller has complied in all material respects with all Environmental, Health, and Safety Laws, and no action, suit, proceeding, hearing, investigation, charge, complaint, claim, demand, or notice has been filed or commenced against the Seller alleging any failure so to comply. Without limitation, the generality of the preceding sentence, the Seller has obtained and been in compliance with all of the terms and conditions of all permits, licenses, and other authorizations which are required under, and has compiled with all other limitations, restrictions, conditions, standards, prohibitions, requirements, obligations, schedules, and timetables which are contained in, all Environmental, Health, and Safety Laws, all to the extent legally binding on the Seller.

                  (ii)  The Seller has no Liability (and the
            Seller has not handled or disposed of any substance, arranged for the disposal of any substance, exposed any employee or other individual to any substance or condition, or owned or operated any property or facility in any manner that is reasonably likely to form the Basis for any present or future action, suit, proceeding, hearing, investigation, charge, complaint, claim, or demand against the Seller giving rise to any Liability) for damage to any site, location, or body of water (surface or subsurface), for any illness of or personal injury to any employee of the Seller or other individual, or for any reason under any Environmental, Health, and Safety Law.

                  (iii) All properties and equipment used in the business of the Division has been free of asbestos, PCB's, methylene chloride, trichloroethylene, 1, 2-transdichloroethylene, dioxins, dibenzofurans, and Extremely Hazardous Substances.

            (y)   Certain Business Relationships with the
                  _______________________________________
      Division.  To Seller's Knowledge, none of the shareholders
      ________
      of the Seller or its Affiliates has been involved in any business arrangement or relationship with the Seller within the past 12 months, and none of the shareholders of the Seller or its Affiliates owns any asset, tangible or intangible, which is used in the business of the Division.

            (z)   Disclosure.  The representations and warranties
                  __________
      contained in this Section 3 do not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements and information contained in this Section 3 not misleading.

      4.    Representations and Warranties of the Buyer.  The
            ___________________________________________
Buyer represents and warrants to the Seller that the statements contained in this Section 4 are correct and complete as of the date of this Agreement and will be correct and complete in all material respects as of the Closing Date (as though made then and as though the Closing Date were substituted for the date of this Agreement throughout this Section 4), except as set forth in the Buyer's Disclosure Schedule. The Buyer's Disclosure Schedule will be arranged in paragraphs corresponding to the lettered and numbered paragraphs contained in this Section 4.

            (a)   Organization of the Buyer.  The Buyer is a
                  _________________________
      corporation duly organized, validly existing, and in good standing under the laws of the jurisdiction of its incorporation.

            (b)   Authorization of Transaction.  The Buyer has
                  ____________________________
      full power and authority (including full corporate power and authority) to execute and deliver this Agreement and to perform its obligations hereunder. This Agreement constitutes the valid and legally binding obligation of the Buyer, enforceable in accordance with its terms and conditions.

            (c)   Noncontravention.  Neither the execution and
                  ________________
      the delivery of this Agreement, nor the consummation of the transactions contemplated hereby (including the assignments and assumptions referred to in Section 2 above), will (i) violate any constitution, statute, regulation, rule, injunction, judgment, order, decree, ruling, charge, or other restriction of any government, governmental agency, or court to which the Buyer is subject or any provision of its charter or bylaws, or (ii) conflict with, result in a breach of; constitute a default under, result in the acceleration of; create in any party the right to accelerate, terminate, modify or cancel, or require any notice under any agreement, contract, lease, license, instrument, or other arrangement to which the Buyer is a party or by which it is bound or to which any of its assets is subject.

            (d)   Brokers' Fees.  Except for a fee payable to
                  _____________
      Tucker, Anthony, Incorporated, which fee will be paid by the Buyer, the Buyer has no Liability or obligation to pay any fees or commissions to any broker, finder, or agent with respect to the transactions contemplated by this Agreement.

      5.    Pre-Closing Covenants.  The Parties agree as follows
            _____________________
with respect to the period between the execution of this Agreement and the Closing.

            (a)   General.  Each of the Parties will use its best
                  _______
      efforts to take all action and to do all things necessary, proper, or advisable in order to consummate and make effective the transactions contemplated by this Agreement (including satisfaction, but not waiver, of the Closing conditions set forth in Section 7 below). In furtherance thereof; the Seller shall call a meeting of its shareholders, to be held prior to the anticipated Closing Date, to consider the transactions contemplated hereby and, subject to the limitations of fiduciary duty, shall use its best efforts to solicit the approval of such transactions by its shareholders in accordance with applicable law and the Seller's Articles of Incorporation and Code of Regulations.

            (b)   Notices and Consents.  The Seller will give any
                  ____________________
      notices to third parties, and the Seller will use its reasonable best efforts to obtain any third party consents, appropriate to the transaction or that the Buyer may request in connection with the matters referred to in
      Section 3(c) above. Each of the Parties will give any notices to, make any filings with, and use its reasonable best efforts to obtain any authorizations, consents, and approvals of governments and governmental agencies in connection with the matters referred to in Section 3(c) and
      Section 4(c) above.

            (c)   Operation of Business.  In the conduct of the
                  _____________________
      business of the Division, the Seller will not engage in any practice, take any action, or enter into any transaction outside the Ordinary Course of Business. Without limiting the generality of the foregoing, the Seller will not engage in any practice, take any action, or enter into any transaction of the sort described in Section 3(h) above.

            (d)   Preservation of Business.  Except as
                  ________________________
      contemplated by this Agreement, the Seller will use its best efforts to keep the business of the Division and all properties relating thereto substantially intact, including its present operations, physical facilities, working conditions, and relationships with lessors, licensors, suppliers, customers, and employees.

            (e)   Full Access.  The Seller will permit
                  ___________
      representatives of the Buyer to have full access at all reasonable times, and in a manner so as not to interfere with the normal business operations of the Seller, to all premises, properties, personnel, books, records (including Tax records), contracts, and documents of or pertaining to the Division.

            (f)   Notice of Developments.  Each Party will give
                  ______________________
      prompt written notice to the other Party of any material adverse development causing a breach of any of its own representations and warranties in Section 3 and Section 4 above. No disclosure by any Party pursuant to this Section 5(f), however, shall be deemed to amend or supplement the Disclosure Schedule or the Buyer's Disclosure Schedule, as the case may be, or to prevent or.cure any misrepresentation, breach of warranty, or breach of covenant.

            (g)   Exclusivity.  Except for discussions approved
                  ___________
      by the Seller's Board of Directors prior to March 6, 1998, the Seller will not (i) solicit, initiate, or encourage the submission of any proposal or offer from any Person relating to the acquisition of any capital stock or other voting securities, or any substantial portion of the assets, of the Seller (other than assets not to be included in the Acquired Assets) (including any acquisition structured as a merger, consolidation, or share exchange), or (ii) participate in any discussions or negotiations regarding, furnish any non-public information with respect to, assist or participate in, or facilitate in any other manner any effort or attempt by any Person to do or seek any of the foregoing. The Seller will notify the Buyer immediately if any Person makes any proposal offer, inquiry, or contact with respect to any of the foregoing. If the Seller breaches any provision of this Section 5(g), the Buyer may terminate this Agreement and, if it does so, then upon the Buyer's request, the Seller immediately shall pay to the Buyer a cancellation fee of $25,000 as liquidated damages. Notwithstanding the foregoing, the Seller may, directly or indirectly, furnish information and access, in each case in response to requests therefor which are not solicited by the Seller nor any of its officers or directors or, to the Seller's Knowledge, it employees, agents or representatives (collectively, "Company Contacts") after March 6, 1998 (including any such request from any corporation, partnership, person or other entity or group contacted by the Company Contacts prior to March 6, 1998), to any corporation, partnership, person or other entity or group pursuant to appropriate confidentiality agreements, and may participate in discussions and negotiate with such entity or group concerning any merger, sale of assets, sale of shares of the Seller's stock or similar transaction, if the Seller's Board of Directors determines in its good faith judgment that such action is appropriate in furtherance of the best interests of the Seller's shareholders. In addition, the Seller may direct its officers and other appropriate personnel to cooperate with and be reasonably available to consult with any such entity or group.

            (h)   Employees and Independent Contractors of the
                  ____________________________________________
      Seller.
      ______
                  (i) On or about the Closing Date, the Buyer shall offer employment to David Robinson and those Employees then employed by the Seller who are indicated on Schedule 5(h)(i) hereto, and shall offer, at Buyer's discretion, to enter into agreements with those dependent contractors then under contract with the Seller, all on terms of employment or contract substantially not less favorable to such Employees and independent contractors than those currently applicable to them. Except as otherwise expressly indicated, any such employment Offers will be for employment-at-will and the Buyer reserves the right, in its absolute discretion, to terminate or change the terms of any employment resulting from 'the acceptance of such offers. The Seller agrees to use its best efforts to assist the Buyer in hiring such Employees and entering into agreements with such independent contractors. In no event shall the Seller discourage those persons from becoming Employees or independent contractors of the Buyer upon the terms offered by the Buyer.

                  (ii) The Buyer shall inform the Seller prior to the Closing Date of the names of the Employees and independent contractors of the Seller who have agreed to become employees or independent contractors, as the case may be, of the Buyer upon completion of the Closing. The Seller shall cooperate with the Buyer in effecting the transfer of such Employees and independent contractors from the Seller to the Buyer upon completion of the Closing.

                  (iii) The Seller hereby acknowledges that it is responsible for any future severance (in accordance with the Seller's severance policies, if any, and with applicable law) hereafter becoming due to any Employee of the Seller who is not hired by the Buyer.

                  (iv) The Buyer hereby acknowledges that it is responsible for any future severance (in accordance with the Buyer's severance policies, if any, and applicable law) hereafter becoming due to any employee of the Buyer hired by the Buyer from the Seller's former workforce.

                  (v) At the Buyer's request and expense, the Seller shall assist the Buyer in attempting to enjoy to the extent permitted by law the Seller's record, rating and benefits under the worker's compensation laws and unemployment compensation laws of the states and countries in which there is coverage of Employees of the Seller who become Employees of the Buyer on or after the Closing Date.

                  (vi)  The Seller shall notify all of its
            Employees who will be employed by the Buyer after the Closing Date that their coverage under the Seller's Employee Benefit Plans will terminate as of the Closing Date. For notices and payments related to events occurring prior to the Closing Date, the Seller shall be responsible for all notices required to be given to Employees, including, without limitation, notices pursuant to COBRA, HPAA, ERISA and the Code and for any coverage, payments or benefits required pursuant to such laws or on account of violation of any requirement of such laws.

      6.    Post-Closing Covenants.  The Parties agree as follows
            ______________________
with respect to the period following the Closing.

            (a)   General.  In case at any time after the Closing
                  _______
      any further action is necessary or desirable to carry out the purposes of this Agreement, each of the Parties will take such further action (including the execution and delivery of such further instruments and documents) as the other Party reasonably may request, all the sole cost and expense of the requesting Party (unless the requesting Party is entitled to indemnification therefor under Section 8 below). The Seller acknowledges and agrees that from and after the Closing the Buyer will be entitled to possession of all documents, books, records (excluding Tax records), agreements, and financial data of any sort relating to the Division, provided that the Seller may retain all such material which it is required by law to retain or which relates to Liabilities retained by the Seller, in which case the Seller shall provide copies thereof to the Buyer.

            (b)   Litigation Support.  In the event and for so
                  __________________
      long as any Party actively is contesting or defending against any action, suit, proceeding, hearing, investigation, charge, complaint, claim, or demand in connection with (i) any transaction contemplated under this Agreement, or (ii) any fact, situation, circumstance, status, condition, activity, practice, plan, occurrence, event, incident, action, failure to act, or transaction on or prior to the Closing Date involving the Division, the other Party will cooperate with the contesting or defending Party and its counsel in the contest or defense, make available its personnel, and provide such testimony and access to its books and records as shall be necessary in connection with the contest or defense, all at the sole cost and expense of the contesting or defending Party (unless the contesting or defending Party is entitled to indemnification therefor under Section 8 below).

            (c)   Transition.  The Seller will not take any
                  __________
      action that is designed or intended to have the effect of discouraging any lessor, licensor, customer, supplier, or other business associate of the Division from maintaining the same business relationships with the Buyer and the Division after the Closing as it maintained with the Division prior to the Closing. The Seller will refer all customer inquiries relating to the business of the Division to the Buyer from and alter the Closing.

            (d)   Confidentiality.  The Seller will treat and
                  _______________
      hold as such all of the Confidential Information, refrain from using any of the Confidential Information except in connection with this Agreement, and, to the extent the Seller is not required by law to retain such material, deliver promptly to the Buyer or destroy, at the request and option of the Buyer, all tangible embodiments (and all copies) of the Confidential Information which are in its possession. In the event that the Seller is requested or required by oral question or request for information or documents in any legal proceeding, interrogatory, subpoena, civil investigative demand, or similar process) to disclose any Confidential Information, the Seller will notify the Buyer promptly of the request or requirement so that the Buyer may seek an appropriate protective order or waive compliance with the provisions of this Section 6(d). If; in the absence of a protective order or the receipt of a waiver hereunder, the Seller is, on the advice of counsel, compelled to disclose any Confidential Information to any tribunal or else stand liable for contempt, the Seller may disclose the Confidential Information to the tribunal; provided, however, that the Seller shall use its reasonable best efforts to obtain, at the request of the Buyer, an order or other assurance that confidential treatment will be accorded to such portion of the Confidential Information required to be disclosed as the Buyer shall designate.

            (e)   Covenant Not to Compete.  For a period of two
                  _______________________
      years from and alter the Closing Date, the Seller will not engage directly or indirectly in any business that the Division conducts as of the Closing Date in any geographic area in which the Division conducts that business as of the Closing Date; provided however, that no owner of less than 1% of the outstanding stock of any publicly traded corporation shall be deemed to engage solely by reason thereof in any of its businesses. If the final judgment of a court of competent jurisdiction declares that any term or provision of this Section 6(e) is invalid or unenforceable, the Parties agree that the court making the determination of invalidity or unenforceability shall have the power to reduce the scope, duration, or area of the term or provision, to delete specific words or phrases, or to replace any invalid or unenforceable term or provision with a term or provision that is valid and enforceable and that comes closest to expressing the intention of the invalid or unenforceable term or provision, and this Agreement shall be enforceable as so modified alter the expiration of the time within which the judgment may be appealed.

            (f)   Collection of Accounts Receivable.  The Buyer
                  _________________________________
      shall use its best efforts to collect the accounts receivable of the Division which are not included in the Receivables but which are included on the list delivered by the Seller pursuant to Section 7(a)(xiii) (the

      "Excluded Receivables"). If the Buyer collects any of the Excluded Receivables after the Closing, it shall remit promptly to the Seller 65% of the amount so collected.
      If the Seller collects any of the Excluded Receivables after the Closing, it shall remit promptly to the Buyer 35% of the amount so collected. If the Seller collects any of the Receivables after the Closing, it shall remit promptly to the Buyer an amount equal to the amount paid by the Buyer with respect thereto pursuant to Section 2(c)(ii). Each of the Buyer and the Seller shall report to each other at least monthly with respect to all collections of Receivables and Excluded Receivables.
      Any amount received by the Seller or the Buyer from any customer shall be applied to the Receivable or Excluded Receivable designated by such customer or, if no such designation is made, to the oldest unpaid Receivable or Excluded Receivable from such customer.

            (g)   Third Party Consents.  If any consent
                  ____________________
      contemplated by Section 5(b) above is not obtained prior to the Closing under any third-party maintenance contract intended to included in the Acquired Assets, the Buyer shall perform all of the Seller's obligation thereunder as the Seller's independent contractor and shall be entitled to all payments by the third party with respect thereto.

      7.    Conditions to Obligation to Close.
            _________________________________

            (a)   Conditions to Obligation of the Buyer.  The
                  _____________________________________
      obligation of the Buyer to consummate the transactions to be performed by it in connection with the Closing is subject to satisfaction of the following conditions:

                  (i)   the representations and warranties set
            forth in Section 13 above shall be true and correct in all material respects at and as of the Closing
            Date;

                  (ii)  the Seller shall have performed and
            complied with all of its covenants hereunder in all material respects through the Closing;

                  (iii) no action, suit, or proceeding shall be pending or threatened before any court or quasi-judicial or administrative agency of any federal, state, local, or foreign jurisdiction or before any arbitrator wherein an unfavorable injunction, judgment, order, decree, ruling, or charge would (A) prevent consummation of any of the transactions contemplated by this Agreement, (B) cause any of the transactions contemplated by this Agreement to be rescinded following consummation, (C) affect adversely the right of the Buyer to own the Acquired Assets or to operate and control the former business of the Division, or (D) affect adversely the right of the Seller to own its assets and to operate the business of the Division (and no such injunction, judgment, order, decree, ruling, or charge shall be in effect);

                  (iv)  the Seller shall have delivered to the
            Buyer a certificate to the effect that each of the conditions specified above in Section 7(a)(i)-(iii) is satisfied in all respects;

                  (v)   the Seller and the Buyer shall have
            received all authorizations, consents, and approvals of governments and governmental agencies referred to in Section 3(c) and Section 4(c) above;

                  (vi)  without limiting the generality of the
            foregoing, the shareholders of the Seller shall have duly authorized and approved the execution, delivery, and performance of this Agreement by the Seller and the transactions contemplated thereby;

                  (vii)  the Buyer shall have received from
            counsel to the Seller an opinion in form and
            substance as set forth in Exhibit G attached hereto,
                                      _________
            addressed to the Buyer, and dated as of the Closing
            Date;

                  (viii) the Seller shall have (I) assigned to
            the Buyer all third-party maintenance contracts relating to the business of the Division, and (2) made prorata payment to the Buyer for any prepayments associated with such contracts;

                  (ix)  David Robinson and at least five of the
            Employees of the Seller indicated on Schedule 5(h)(i) hereto shall have agreed to become employees of the Buyer effective as of the Closing;

                  (x)   the Seller shall have delivered clear
            title to all equipment and inventory included as an Acquired Asset and necessary to perform maintenance under all third-party maintenance contracts to be assigned pursuant to the transactions contemplated by this Agreement;

                  (xi) all actions to be taken by the Seller in connection with consummation of the transactions contemplated hereby and all certificates, opinions, instruments, and other documents required to effect the transactions contemplated hereby will be reasonably satisfactory in form and substance to the Buyer;

                  (xii)  the Buyer shall have received from the
            Seller a list of the Receivables and the Excluded
            Receivables outstanding immediately before the
            Closing;

                  (xiii) the Buyer shall have received
            Noncompetition Agreements from Scott D. Watkins and
            Newton D. Baker in form and substance as set forth in
            Exhibit H attached hereto; and
            _________

                  (xiv) the Closing of the transactions
            contemplated by this Agreement shall occur on or before July 17, 1998.

      The Buyer may waive any condition specified in this Section
      7(a) if it executes a writing so stating at or prior to the Closing.

            (b)   Conditions to Obligation of the Seller.  The
                  ______________________________________
      obligation of the Seller to consummate the transactions to be performed by it in connection with the Closing is subject to satisfaction of the following conditions:

                  (i)   the representations and warranties set
            forth in Section 4 above shall be true and correct in all material respects at and as of the Closing Date;

                  (ii)  the Buyer shall have performed and
            complied with all of its covenants hereunder in all material respects through the Closing;

                  (iii) no action, suit, or proceeding shall be pending or threatened before any court or quasi-judicial or administrative agency of any federal, state, local, or foreign jurisdiction or before any arbitrator wherein an unfavorable injunction, judgment, order, decree, ruling, or charge would (A) prevent consummation of any of the transactions contemplated by this Agreement, or (B) cause any of the transactions contemplated by this Agreement to be rescinded following consummation (and no such injunction, judgment, order, decree, ruling, or charge shall be in effect);

                  (iv)  the Buyer shall have delivered to the
            Seller a certificate to the effect that each of the conditions specified above in Section 7(b)(i)-(iii) is satisfied in all respects;

                  (v)   the Seller and the Buyer shall have
            received all authorizations, consents, and approvals of governments and governmental agencies referred to in Section 3(c) and Section 4(c) above;

                  (vi) all actions to be taken by the Buyer in connection with consummation of the transactions contemplated hereby and all certificates, opinions, instruments, and other documents required to effect the transactions contemplated hereby will be reasonably satisfactory in form and substance to the Seller;

                  (vii)  without limiting the generality of the
            foregoing, the shareholders of the Seller shall have duly authorized the execution, delivery, and performance of this Agreement by the Seller and the transactions contemplated thereby;

                  (viii)  the Seller shall have received from
            counsel to the Buyer an opinion in form and substance as set forth in Exhibit I attached hereto, addressed
                            _________
            to the Seller, and dated as of the Closing Date; and

                  (ix)  the Closing of the transactions
            contemplated by this Agreement shall occur on or before July 17, 1998

      The Seller may waive any condition specified in this
Section 7(b) if it executes a writing so stating at or prior to the Closing.

      8.    Remedies for Breaches of this Agreement.
            _______________________________________

            (a) Survival of Representations and Warranties. All of the representations and warranties of the Buyer and the Seller contained in this Agreement shall survive the Closing (even if the damaged Party knew or had reason to know of any misrepresentation or breach of warranty at the time of Closing) and continue in full force and effect forever thereafter until the earlier of (i) the second anniversary of the Closing and (ii) the liquidation of the Seller.

            (b)   Indemnification Provisions for Benefit of the
                  _____________________________________________
      Buyer.
      _____

                  (i)   In the event the Seller breaches (or in

            the event any third party alleges facts that, if true, would mean the Seller has breached) any of its representations, warranties, and covenants contained in this Agreement, and, if there is an applicable survival period pursuant to Section 8(a) above, provided that the Buyer makes a written claim for indemnification against the Seller above within such survival period, then the Seller agrees to indemnify the Buyer from and against the entirety of any Adverse Consequences the Buyer may suffer through and alter the date of the claim for indemnification (including any Adverse Consequences the Buyer may suffer alter the end of any applicable survival period) resulting from, arising out of, relating to, in the nature of, or caused by the breach (or the alleged breach). Notwithstanding the foregoing, the Seller shall have no liability to the Buyer for any representation or warranty which was correct and complete as of the date of this Agreement but which is not correct and complete in all material respects as of the Closing Date (as though made then as though the Closing Date were substituted for the date of this Agreement) if (a) such failure to be correct and complete did not arise from any action or state of facts within the reasonable control of the Seller and (b) the Seller advised the Buyer of such failure prior to the Closing.

                  (ii)  The Seller agrees to indemnify the Buyer
            from and against the entirety of any Adverse
            Consequences the Buyer may suffer resulting from,
            arising out of, relating to, in the nature of, or
            caused by:

                        (A)   any Liability of the Seller which
                  is not an Assumed Liability (including any Liability of the Seller that becomes a Liability of the Buyer under any bulk transfer law of any jurisdiction, under any common law doctrine of de facto merger or successor liability, or otherwise by operation of law);

                        (B)   any Liability of the Seller for
                  unpaid Taxes with respect to any Tax year or portion thereof ending on or before the Closing Date (or for any Tax year beginning before and ending after the Closing Date to the extent allocable to the portion of such period beginning before and ending on the Closing
                  Date); or

                        (C)   any Liability of the Seller for the
                  unpaid Taxes of any Person (including the Seller) under Reg. Section 1.1502-6 (or any similar provision of state, local, or foreign law), as a transferee or successor, by
                  contract, or otherwise.

            (c)   Indemnification Provisions for Benefit of the
                  _____________________________________________
      Seller.
      ______

                  (i)   In the event the Buyer breaches (or in
            the event any third party alleges facts that, if true, would mean the Buyer has breached) any of its representations, warranties, and covenants contained in this Agreement, and, if there is an applicable survival period pursuant to Section 8(a) above, provided that the Seller makes a written claim for indemnification against the Buyer within such survival period, then the Buyer agrees to indemnify the Seller from and against the entirety of any Adverse Consequences the Seller may,suffer through and after the date of the claim for indemnification (including any Adverse Consequences the Seller may suffer after the end of any applicable survival period) resulting from, arising out of, relating to, in the nature of, or caused by the breach (or the alleged breach).

                  (ii) The Buyer agrees to indemnify the Seller from and against the entirety of any Adverse Consequences the Seller may suffer resulting from, arising out of, relating to, in the nature of, or caused by any Assumed Liability or the operation by the Buyer of the business of the Division after the Closing.

            (d)   Matters Involving Third Parties.
                  _______________________________

                  (i) If any third party shall notify any Party (the "Indemnified Party with respect to any matter (a "Third Party Claim") which may give rise to a claim for indemnification against the other Party (the "Indemnifying Party") under this Section 8, then the Indemnified Party shall promptly notify the Indemnifying Party thereof in writing; provided,
                                                   ________
            however, that no delay on the part of the

            Indemnified Party in notifying the Indemnifying Party
            ___________
            shall relieve the Indemnifying Party from any obligation hereunder unless (and then solely to the extent) the Indemnifying Party thereby is prejudiced.

                  (ii)  The Indemnifying Party will have the
            right to defend the Indemnified Party against the Third Party Claim with counsel of its choice reasonably satisfactory to the Indemnified Party so long as (A) the Indemnifying Party notifies the Indemnified Party in writing within 15 days after the Indemnified Party has given notice of the Third Party Claim that the Indemnifying Party will indemnify the Indemnified Party from and against the entirety of any Adverse Consequences the Indemnified Party may suffer resulting from, arising out of; relating to, in the nature of; or caused by the Third Party Claim,
            (B) the Indemnifying Party provides the Indemnified Party with evidence reasonably acceptable to the Indemnified Party that the Indemnifying Party have the financial resources to defend against the Third Party Claim and fulfill its indemnification obligations hereunder, (C) the Third Party Claim involves only money damages and does not seek an injunction or other equitable relief; (0) settlement of; or an adverse judgment with respect to, the Third Party Claim is not, in the good faith judgment of the Indemnified Party, likely to establish a precedential custom or practice adverse to the continuing business interests of the Indemnified Party, and (E) the Indemnifying Party conducts the defense of the Third Party Claim actively and diligently.

               (iii)  So long as the Indemnifying Party is
          conducting the defense of the Third Party Claim in accordance with Section 8(d)(ii) above, (A) the Indemnified Party may retain separate co-counsel at its sole cost and expense and participate in the defense of the Third Party Claim, (B) the Indemnified Party will not consent to the entry of any judgment or enter into any settlement with respect to the Third Party Claim without the prior written consent of the Indemnifying Party (not to be withheld unreasonably), and (C) the Indemnifying Party will not consent to the entry of any judgment or enter into any settlement with respect to the Third Party Claim without the prior written consent of the Indemnified Party (not to be withheld unreasonably).

               (iv)  In the event any of the conditions in
          Section 8(d)(ii) above is or becomes unsatisfied, however, (A) the Indemnified Party may defend against, and consent to the entry of any judgment or enter into any settlement with respect to, the Third Party Claim in any manner it reasonably may deem appropriate (and the Indemnified party need not consult with, or obtain any consent from, the Indemnifying party in connection therewith) (B) the Indemnifying Party will reimburse the Indemnified Party promptly and periodically for the costs of defending against the Third Party Claim (including reasonable attorneys' fees and expenses), and (C) the Indemnifying Party will remain responsible for any

          Adverse Consequences the Indemnified Party may suffer resulting from, arising out of; relating to, in the nature of; or caused by the Third Party Claim to the fullest extent provided in this Section 8.

          (e)  Determination of Adverse Consequences.  All
               _____________________________________
     indemnification payments under this Section 8 shall be deemed adjustments to the Purchase Price.

          (f)  Other Indemnification Provisions.  The foregoing
               ________________________________
     indemnification provisions are in addition to, and not in derogation of; any statutory, equitable, or common law remedy any Party may have for breach of representation, warranty, or covenant.

          (g)  Limitation on Claims.  No claim for breach of
               ____________________
     representation or warranty may be brought by the Seller or the Buyer under this Section 8 until its aggregate Adverse Consequences resulting from all such breaches exceeds
$50,000.

     9.   Termination.
          ___________
          (a)  Termination of Agreement.  Certain of the Parties
               ________________________
     may terminate this Agreement as provided below:

               (i) the Buyer and the Seller may terminate this Agreement by mutual written consent at any time prior to the Closing;

               (ii) the Buyer may terminate this Agreement by giving written notice to the Seller at any time prior to the Closing in the event the Seller has breached any material representation, warranty, or covenant contained in this Agreement in any material respect, the Buyer has notified the Seller of the breach, and the breach has continued without cure for a period of 30 days after the notice of breach;

               (iii) the Seller may terminate this Agreement by giving written notice to the Buyer at any time prior to the Closing in the event the Buyer has breached any material representation, warranty, or covenant contained in this Agreement in any material respect, the Seller has notified the Buyer of the breach, and the breach has continued without cure for a period of 30 days after the notice of breach;

               (iv) the Buyer or the Seller may terminate this Agreement by giving written notice to the other if the Closing has not occurred by July 17, 1998 and the party giving the notice is not then in breach of any provision hereof; and

               (v) the Seller may terminate this Agreement by giving written notice to the Buyer if (A) its Board of Directors determines in the exercise of its fiduciary duty that such action is appropriate in furtherance of the best interests of the Seller's shareholders in order to accept an alternative proposal permitted by
          Section 5(b) above and (B) the Seller pays to the Buyer in cash the cancellation fee provided for in
          Section 5(g) above.

          (b)  Effect of Termination.  If any Party terminates
               _____________________
     this Agreement pursuant to Section 9(a) above, all rights and obligations of the Parties hereunder shall terminate without any Liability of any Party to the other Party (except for any Liability of any Party then in breach).

     10.  Miscellaneous.
          _____________

          (a)  Press Releases and Public Announcements.  No Party
               _______________________________________
     shall issue any press release or make any public announcement relating to the subject matter of this. Agreement prior to the Closing without the prior written approval of the other Party; provided however, that any Party may make any public disclosure it believes in good faith is required by applicable law or any listing or trading agreement concerning its publicly-traded securities (in which case the disclosing Party will use its reasonable best efforts to advise the other Party prior to making the disclosure).

          (b)  No Third-Party Beneficiaries.  This Agreement
               ____________________________
     shall not confer any rights or remedies upon any Person other than the Parties and their respective successors and permitted assigns.

          (c)  Entire Agreement.  This Agreement (including the
               ________________
     documents referred to herein) constitutes the entire agreement between the Parties and supersedes any prior understandings, agreements, or representations by or between the Parties, written or oral, to the extent they have related in any way to the subject matter hereof.

          (d)  Succession and Assignment.  This Agreement shall
               _________________________
     be binding upon and inure to the benefit of the Parties named herein and their respective successors and permitted assigns. No Party may assign either this Agreement or any of its rights, interests, or obligations hereunder without the prior written approval of the other Party; provided however, that the Buyer may (i) assign any or all of its rights and interests hereunder to one or more of its Affiliates and (ii) designate one or more of its Affiliates to perform its obligations hereunder (in any or all of which cases the Buyer nonetheless shall remain responsible for the performance of all of its obligations hereunder).

          (e)  Counterparts.  This Agreement may be executed in
               ____________
     one or more counterparts, each of which shall be deemed an original but all of which together will constitute one and the same instrument.

          (f)  Headings.  The section headings contained in this
               ________
     Agreement are inserted for convenience only and shall not affect in any way the meaning or interpretation of this Agreement.

          (g)  Notices.  All notices, requests, demands, claims,
               _______
and other communications hereunder will be in writing. Any notice, request, demand, claim, or other communication hereunder shall be deemed duly given if (and then two business days after) it is sent by registered or certified mall, return receipt requested, postage prepaid, and addressed to the intended recipient as set forth below:

          If to the Seller:   Mr. Scott D. Watkins
                              President and Chief Executive
                              Officer
                              Access Corporation
                              4350 Glendale-Milford Road
                              Suite 250
                              Cincinnati, Ohio  45242

          Copy to:            Gerald S. Greenberg, Esq.
                              Taft, Stettinius & Hollister LLP
                              1800 Star Bank Center
                              425 Walnut Street
                              Cincinnati, OH  45202-3957

          If to the Buyer:    Mr. James C. Mavel
                              Chairman, Chief Executive Officer
                              and President
                              Scan-Optics, Inc.
                              169 Progress Drive
                              Manchester, Connecticut 06040

          Copy to:            William H. Cuddy, Esq.
                              Day, Berry & Howard LLP
                              CityPlace I, 25th Floor
                              185 Asylum Street
                              Hartford, Connecticut 06103-3499

     Any Party may send any notice, request, demand, claim, or other communication hereunder to the intended recipient at the address set forth above using any other means (including personal delivery, expedited courier, messenger service, telecopy, telex, ordinary mail, or electronic mail), but no such notice, request, demand, claim, or other communication shall be deemed to have been duly given unless and until it actually is received by the intended recipient. Any Party may change the address to which notices, requests, demands, claims, and other communications hereunder are to be delivered by giving the other Party notice in the manner herein set forth.

          (h)  Governing Law.  This Agreement shall be governed
               _____________
     by and construed in accordance with the domestic laws of the State of New York without giving effect to any choice or conflict of law provision or rule (whether of the State of New York or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of New York.

          (i)  Amendments and Waivers.  No amendment of any
               ______________________
     provision of this Agreement shall be valid unless the same shall be in writing and signed by the Buyer and the Seller. No waiver by any Party of any default, misrepresentation, or breach of warranty or covenant hereunder, whether intentional or not, shall be deemed to extend to any prior or subsequent default, misrepresentation, or breach of warranty or covenant hereunder or affect in any way any rights arising by virtue of any prior or subsequent such occurrence. To the maximum extent permitted by law, the Board of Directors of the Seller may approve any amendment to this Agreement, whether before or after approval by the shareholders of the Seller.

          (j)  Severability.  Any term or provision of this
               ____________
     Agreement that is invalid or in any situation in any jurisdiction shall not affect the validity or enforceability of the remaining terms and provisions hereof or the validity or enforceability of the offending term or provision in any other situation or in any other

          (k)  Expenses.  Each of the Buyer and the Seller will
               ________
     bear its own costs and expenses (including legal fees and expenses) incurred in connection with this Agreement and the transactions contemplated hereby.

          (l)  Construction.  The Parties have participated
               ____________
     jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the Parties and no presumption or burden of proof shall arise favoring or disfavoring any Party by virtue of the authorship of any of the provisions of this Agreement Any reference to any federal, state, local, or foreign statute or law shall be deemed also to refer to all rules and regulations promulgated thereunder, unless the context requires otherwise. The word "including" shall mean including without limitation.

          (m)  Incorporation of Exhibits and Schedules.  The
               _______________________________________
     Exhibits and Schedules identified in this Agreement are incorporated herein by reference and made a part hereof.

          (n)  Specific Performance.  Each of the Parties
               ____________________
     acknowledges and agrees that the other Party would be damaged irreparably in the event any of the provisions of this Agreement are not performed in accordance with their specific terms or otherwise are breached. Accordingly, each of the Parties agrees that the other Party shall be entitled to an injunction or injunctions to prevent breaches of the provisions of this Agreement and to enforce specifically this Agreement and the terms and provisions hereof in any action instituted in any court of the United States or any state thereof having jurisdiction over the Parties and the matter, in addition to any other remedy to which it may be entitled, at law or in equity.

          (o)  Tax Matters.
               ___________

               (i)  The Seller will be responsible for the
          preparation and filing of all Tax Returns for the Seller for all periods as to which Tax Returns are due before and after the Closing Date and will include therein the operations of the Division ending on or before the Closing Date. The Seller will make all payments required with respect to any such Tax Return.

               (ii) The Buyer will be responsible for the preparation and filing Tax Returns of the Buyer for all periods as to which Tax Returns are due after the Closing Date and will include therein the operations of the Division after the Closing Date. The Buyer will make all payments required with respect to any such Tax Return.

          (p)  Bulk Transfer Laws.  The Buyer acknowledges that
               __________________
     the Seller will not comply with the provisions of any bulk transfer laws of Ohio in connection with the transactions contemplated by this Agreement.

     IN WITNESS WHEREOF, the Parties hereto have executed this Agreement as of the date first above written.


                              SCAN-OPTICS, INC.


                              By:  /s/ James C. Mavel
                                   ______________________________
                                   Name:  James C. Mavel
                                   Title: Chairman, Chief
                                          Executive Officer and
                                          President


                              ACCESS CORPORATION


                              By:  /s/ Scott D. Watkins
                                   ______________________________
                                   Name:  Scott D. Watkins
                                   Title: President and Chief
                                          Executive Officer

                            EXHIBIT C


PRIVILEGED AND CONFIDENTIAL

















                    ASSET PURCHASE AGREEMENT

                             BETWEEN

                       ACCESS SYSTEMS LLC

                               AND

                       ACCESS CORPORATION

                          JUNE 8, 1998

                        TABLE OF CONTENTS


                                                          Page(s)


1.   Definitions . . . . . . . . . . . . . . . . . . . . . . .  1

2.   Basic Transaction . . . . . . . . . . . . . . . . . . . .  6
     (a)  Purchase and Sale of Assets. . . . . . . . . . . . .  6
     (b)  Assumption of Liabilities. . . . . . . . . . . . . .  6
     (c)  Purchase Price . . . . . . . . . . . . . . . . . . .  6
     (d)  The Closing. . . . . . . . . . . . . . . . . . . . .  7
     (e)  Deliveries at the Closing. . . . . . . . . . . . . .  7

3.   Representations and Warranties of the Seller. . . . . . .  7
     (a)  Organization of the Seller . . . . . . . . . . . . .  8
     (b)  Authorization of Transaction . . . . . . . . . . . .  8
     (c)  Noncontravention . . . . . . . . . . . . . . . . . .  8
     (d)  Brokers' Fees. . . . . . . . . . . . . . . . . . . .  8
     (e)  Title to Assets. . . . . . . . . . . . . . . . . . .  9

4.   Representations and Warranties of the Buyer . . . . . . .  9
     (a)  Organization of the Buyer. . . . . . . . . . . . . .  9
     (b)  Authorization of Transaction . . . . . . . . . . . .  9
     (c)  Noncontravention . . . . . . . . . . . . . . . . . .  9
     (d)  Brokers' Fees. . . . . . . . . . . . . . . . . . . .  9
     (e)  Buyer's Knowledge. . . . . . . . . . . . . . . . . .  9

5.   Pre-Closing Covenants . . . . . . . . . . . . . . . . . . 10
     (a)  General. . . . . . . . . . . . . . . . . . . . . . . 10
     (b)  Notices and Consents . . . . . . . . . . . . . . . . 10
     (c)  Operation of Business. . . . . . . . . . . . . . . . 10
     (d)  Preservation of Business . . . . . . . . . . . . . . 10
     (e)  Full Access. . . . . . . . . . . . . . . . . . . . . 11
     (f)  Notice of Developments . . . . . . . . . . . . . . . 11
     (g)  Employees and Independent Contractors of the
          Seller . . . . . . . . . . . . . . . . . . . . . . . 11

6.   Post-Closing Covenants. . . . . . . . . . . . . . . . . . 12
     (a)  General. . . . . . . . . . . . . . . . . . . . . . . 12
     (b)  Litigation Support . . . . . . . . . . . . . . . . . 13
     (c)  Transition . . . . . . . . . . . . . . . . . . . . . 13

7.   Conditions to Obligation to Close . . . . . . . . . . . . 13
     (a)  Conditions to Obligation of the Buyer. . . . . . . . 13
     (b)  Conditions to Obligation of the Seller . . . . . . . 15

8.   Remedies for Breaches of this Agreement . . . . . . . . . 16
     (a)  Survival of Representations and Warranties . . . . . 16
     (b)  Indemnification Provisions for Benefit of the
          Buyer. . . . . . . . . . . . . . . . . . . . . . . . 16

     (c)  Indemnification Provisions for Benefit of the
          Seller . . . . . . . . . . . . . . . . . . . . . . . 17
     (d)  Matters Involving Third Parties. . . . . . . . . . . 17
     (e)  Determination of Adverse Consequences. . . . . . . . 19
     (f)  Other Indemnification Provisions . . . . . . . . . . 19
     (g)  Limitation on Claims . . . . . . . . . . . . . . . . 19

9.   Termination . . . . . . . . . . . . . . . . . . . . . . . 19
     (a)  Termination of Agreement . . . . . . . . . . . . . . 19
     (b)  Effect of Termination. . . . . . . . . . . . . . . . 20

10.  Miscellaneous . . . . . . . . . . . . . . . . . . . . . . 20
     (a)  Press Releases and Public Announcements. . . . . . . 20
     (b)  No Third-Party Beneficiaries . . . . . . . . . . . . 20
     (c)  Entire Agreement . . . . . . . . . . . . . . . . . . 20
     (d)  Succession and Assignment. . . . . . . . . . . . . . 21
     (e)  Counterparts . . . . . . . . . . . . . . . . . . . . 21
     (f)  Headings . . . . . . . . . . . . . . . . . . . . . . 21
     (g)  Notices. . . . . . . . . . . . . . . . . . . . . . . 21
     (h)  Governing Law. . . . . . . . . . . . . . . . . . . . 22
     (i)  Amendments and Waivers . . . . . . . . . . . . . . . 22
     (j)  Severability . . . . . . . . . . . . . . . . . . . . 22
     (k)  Expenses . . . . . . . . . . . . . . . . . . . . . . 22
     (l)  Construction . . . . . . . . . . . . . . . . . . . . 23
     (m)  Incorporation of Exhibits and Schedules. . . . . . . 23
     (n)  Specific Performance . . . . . . . . . . . . . . . . 23
     (o)  Tax Matters. . . . . . . . . . . . . . . . . . . . . 23
     (p)  Bulk Transfer Laws . . . . . . . . . . . . . . . . . 24



     Exhibit A -    Real Property Leases
     Disclosure Schedule - Exceptions to Seller's Representations
                           and Warranties
     Buyer's Disclosure Schedule - Exceptions to Buyer's
                                   Representations and Warranties

                    ASSET PURCHASE AGREEMENT


     Agreement entered into as of June 8, 1998, by and between ACCESS SYSTEMS LLC, an Ohio limited liability company with offices at 4350 Glendale-Milford Road, Suite 250, Cincinnati, OH 45242 (the "Buyer"), and ACCESS CORPORATION, an Ohio corporation with offices at 4350 Glendale-Milford Road, Suite 250, Cincinnati, OH 45242 (the "Seller"). The Buyer and the Seller are referred to collectively herein as the "Parties".

     The Seller has entered into an Asset Purchase Agreement dated as of June 8, 1998 (the "Scan-Optics Agreement") to sell all of the assets of its Hardware Service Division to Scan-
Optics, Inc. ("Scan-Optics").

     This Agreement contemplates a transaction in which the Buyer will purchase substantially all of Seller's remaining assets (and assume certain of its liabilities), including those of Seller's
EDMS Division (the "Division").

     Now, therefore, in consideration of the premises and the mutual promises herein made, and in consideration of the representations, warranties, and covenants herein contained, the Parties agree as follows.

     1.   Definitions.
          ___________

     "Acquired Assets" means all right, title, and interest in and to all of Seller's assets, including all of Seller's rights in the following: (a) agreements, contracts and rights thereunder, (b) tangible personal property used in Seller's business (such as office equipment and furniture, telecommunications equipment, inventories of raw materials and supplies, work in process and finished goods), (c) Intellectual Property, goodwill associated therewith, licenses and sublicenses granted and obtained with respect thereto (including computer hardware and software licenses), and rights thereunder, remedies against infringements thereof, and rights to protection of interests therein under the laws of all jurisdictions, including all EDMS-related intangible property, (d) accounts receivable,
(e) claims, deposits, prepayments, refunds, causes of action, choses in action, rights of recovery, rights of set-off, and rights of recoupment relating to the business of the Division and the Acquired Assets (excluding any such item relating to the payment of Taxes), (f) except as otherwise provided herein and to the extent transferable under applicable law, franchises, approvals, permits, licenses, orders, registrations, certificates, variances, and similar rights obtained from governments and governmental agencies, books, records, ledgers, files, documents, correspondence, lists, creative materials, advertising and promotional materials, studies, reports, and other printed or written materials, including without limitation, all EDMS customers and vendor lists, (g) the leases relating to the Seller's offices in Blue Ash, Ohio, Irvine, California and

Hebron, Kentucky, all as more specifically described on Exhibit A hereto, and all leasehold improvements relating thereto, and (h) all of Seller's cash and cash equivalents as of the Closing (as defined below), except for any cash paid or payable by or to Scan-Optics pursuant to the Scan-Optics Agreement, the proceeds of any of Seller's stock options exercised after the date hereof or any cash received by the Seller with respect to any accounts receivable of its Hardware Service Division; provided, however, that the Acquired Assets shall not include (i) the corporate charter qualifications to conduct business as a foreign corporation, arrangements with registered agents relating to foreign qualifications, taxpayer and other identification numbers, seals, minute books, stock transfer books, blank stock certificates, and other documents relating to the organization, maintenance and existence of the Seller as a corporation, (ii) the cash excluded from the Acquired Assets as provided above,
(iii) any tax refunds, (iv) any of the rights of the Seller under this Agreement (or under any side agreement between the Seller on the one hand and the Buyer on the other hand entered into on or after the date of this Agreement), (v) any assets of the Hardware Service Division subject to sale under the Scan-Optics Agreement or (vi) any rights of the Seller under the Scan-Optics Agreement.

     "Adverse Consequences" means all actions, suits, proceedings, hearings, investigations, charges, complaints, claims, demands, injunctions, judgments, orders, decrees, rulings, damages, dues, penalties, fines, costs, amounts paid in settlement, Liabilities, obligations, Taxes, liens, losses, expenses and fees, including court costs and attorneys' fees and expenses; but excluding any indirect, consequential or punitive damages unless and only to the extent actually paid to a third party.

     "Affiliate(s)" has the meaning set forth in Rule 12b-2 of the regulations promulgated under the Securities Exchange Act.

     "Assumed Liabilities" means (a) Liabilities of the Seller with respect to the Division regarding ongoing obligations for leases of real property, (b) Liabilities of the Seller under the agreements, contracts, leases, licenses, and other arrangements referred to in the definition of Acquired Assets either (i) to furnish goods, services, and other non-cash benefits to another party after the Closing, or (ii) to pay for goods, services, and other non-cash benefits that another party will furnish to it after the Closing, (c) Liabilities under accounts payable of the Seller shown on a schedule approved by the Buyer and the Seller at the Closing, (d) to the extent permitted by law and contract, Liabilities under Employee Benefit Plans and (e) all Liabilities of the Seller under the Executive Retention Agreements dated as of August 24, 1994 between the Seller and each of Scott D. Watkins and Newton D. Baker (the "Executive Retention Agreements"); provided, however, that the Assumed Liabilities shall not include any other Liability or any obligation of the

Seller under this Agreement (or under any side agreement between the Seller on the one hand and the Buyer on the other hand entered into on or after the date of this Agreement), including without limitation, accrued payroll at the time of Closing and Liabilities of the Seller under the Scan-Optics Agreement.

     "Buyer" has the meaning set forth in the preface above.

     "Buyer's Disclosure Schedule" has the meaning set forth in Section4 below.

     "Cash" means cash and cash equivalents (including marketable securities and short term investments) calculated in accordance with GAAP.

     "Closing" has the meaning set forth in Section 2(d) below.

     "Closing Date" has the meaning set forth in Section 2(d) below.

     "COBRA" means the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended, as set forth in Section 4980B of the Code and SectionSection 601 through 608 of ERISA, and any amendments thereto and successor provisions thereof, including any regulations promulgated under the applicable provisions of the Code and ERISA.

     "Code" means the Internal Revenue Code of 1986, as amended, including all regulations issued pursuant thereto. All citations to the Code, or to the Treasury Regulations promulgated thereunder, shall include any amendments or any substitute or successor provisions thereof.

     "Disclosure Schedule" has the meaning set forth in Section 3 below.

     "Division" means the Seller with respect to its EDMS
Division.

     "Employee" means an individual who is a common law employee of another Person.

     "Employee Benefit Plans" means all written or oral plans, contracts or other arrangements for the benefit or advantage of any officer, director, Employee, contractor or agent, or any group of such Persons, with respect to which the Seller has or may have a Liability including, without limitation: plans described in Section 3(3) of ERISA; deferred compensation arrangements; supplemental executive retirement plans; rabbi or secular trusts; corporate-owned life insurance; split-dollar insurance arrangements; letter of credit or indemnity policies for deferred compensation arrangements; stock or performance awards; long and short-term incentive plans; golden or tin parachute agreements; medical, disability, life and other insurance benefits; severance plans or policies; sick leave; vacation benefits; educational, transportation, parking and other subsidies; allowances for entertainment; charitable contributions to be made upon an individual's request; use of an automobile; payment of club dues; and any other arrangements similar to any of the foregoing.

     "ERISA" means the Employee Retirement Income Security Act of 1974, as amended, including all regulations issued pursuant thereto. All citations to ERISA, or to the Department of Labor Regulations promulgated thereunder, shall include any amendments or any substitute or successor provisions thereof.

     "401(k) Plan" means the ACCESS Corporation 401(k) Plan and any trust adopted in connection therewith.

     "GAAP" means United States generally accepted accounting principles as in effect from time to time.

     "HIPAA" means the Health Insurance Portability and Accountability Act of 1996 as set forth in Section 9801 through 9806 of the Code and SectionSection 701 through 707, 711 through 712, and 731 through 734 of ERISA and any amendments thereto and successor provisions thereof, including any regulations promulgated under the applicable provisions of the Code and ERISA.

     "Indemnified Party" has the meaning set forth in
Section 8(d) below.

     "Indemnifying Party" has the meaning set forth in
Section 8(d) below.

     "Intellectual Property" means (a) all inventions (whether patentable or unpatentable and whether or not reduced to practice), all improvements thereto, and all patents, patent applications, and patent disclosures, together with all reissuances, continuations, continuations-in-part, revisions, extensions, and reexaminations thereof, (b) all trademarks, service marks, trade dress, logos, trade names, and corporate names, together with all translations, adaptations, derivations, and combinations thereof and including all goodwill associated therewith, and all applications, registrations, and renewals in connection therewith, (c) all copyrightable works, all copyrights, and all applications, registrations, and renewals in connection therewith, (d) all mask works and all applications, registrations, and renewals in connection therewith, (e) all trade secrets and confidential business information (including ideas, research and development, know-how, formulas, compositions, manufacturing and production processes and techniques, technical data, designs, drawings, specifications, customer and supplier lists, pricing and cost information, and business and marketing plans and proposals), (f) all computer software (including data and related documentation), (g) all other proprietary rights, and (h) all copies and tangible embodiments thereof (in whatever form or medium).

     "Liability" means any liability (whether known or unknown, whether asserted or unasserted, whether absolute or contingent, whether accrued or unaccrued, whether liquidated or unliquidated, and whether due or to become due), including any liability for Taxes.

     "Operating Profit" means net income before federal and state income taxes, calculated in accordance with generally accepted accounting principles.

     "Ordinary Course of Business" means the ordinary course of business consistent with past custom and practice (including with respect to quantity and frequency).

     "Party" has the meaning set forth in the preface above.

     "Person" means an individual, a partnership, a corporation, a limited liability company, an association, a joint stock company, a trust, a joint venture, an unincorporated organization, or a governmental entity (or any department, agency, or political subdivision thereof).

     "Purchase Price" has the meaning set forth in Section 2(c) below.

     "Securities Act" means the Securities Act of 1933, as amended.

     "Securities Exchange Act" means the Securities Exchange Act of 1934, as amended.

     "Security Interest" means any mortgage, pledge, lien, encumbrance, charge, or other security interest, other than (a) mechanic's, materialmen's, and similar liens, (b) liens for Taxes not yet due and payable or for Taxes that the taxpayer is contesting in good faith through appropriate proceedings, (c) purchase money liens and liens securing rental payments under capital lease arrangements, and (d) other liens arising in the Ordinary Course of Business and not incurred in connection with the borrowing of money.

     "Seller" has the meaning set forth in the preface above.

     "Seller's Portion of the Proceeds" means a portion of the proceeds (net of any expenses of sale and any liabilities retained by the Buyer or the Buyer's equity owners in such sale) received by the Buyer or the Buyer's equity owners in any Disposition Transaction (including, without duplication, any indebtedness or other Liabilities of the Buyer assumed by any Person in such Disposition Transaction) equal to 30% thereof if the Disposition Transaction occurs on or before the first anniversary of the Closing Date, 20% thereof if the Disposition Transaction occurs after such first anniversary and on or before the second anniversary of the Closing Date and 10% thereof if the Disposition Transaction occurs after such second anniversary and on or before the third anniversary of the Closing Date. If, in connection with any Disposition Transaction, Buyer or its equity owners receive any contingent payment rights, any payment thereunder shall be deemed to be proceeds of a Disposition Transaction occurring in the year in which the payment is received. If, in connection with any Disposition Transaction, Buyer or its equity owners receive any deferred payment rights which are not contingent, the net present value of such future payments shall be deemed to be received in the year in which the Disposition Transaction occurs.

     "Tax" or "Taxes" means any federal, state, local, or foreign income, gross receipts, license, payroll, employment, excise, severance, stamp, occupation, premium, windfall profits, environmental (including taxes under Section 59A of the Code), customs duties, capital stock, franchise, profits, withholding, social security (or similar), unemployment, disability, real property, personal property, sales, use, transfer, registration, value added, alternative or add-on minimum, estimated, or other tax of any kind whatsoever including any interest, penalty, or addition thereto, whether disputed or not.

     "Tax Return(s)" means any return, declaration, report, claim for refund, or information return or statement relating to Taxes, including any schedule or attachment thereto, and including any amendment thereof.

     "Third Party Claim" has the meaning set forth in
Section 8(d) below.

     2.   Basic Transaction.
          _________________

          (a)  Purchase and Sale of Assets.  On and subject to
               ___________________________
     the terms and conditions of this Agreement, the Buyer agrees to purchase from the Seller, and the Seller agrees to sell, transfer, convey, and deliver to the Buyer, all of the Acquired Assets at the Closing for the consideration specified in Section 2(c) below.

          (b)  Assumption of Liabilities.  On and subject to the
               _________________________
     terms and conditions of this Agreement, the Buyer agrees at the Closing to assume, become responsible for, and discharge when due all of the Assumed Liabilities. The Buyer will not assume or have any responsibility, however, with respect to any other obligation or Liability of the Seller not included within the definition of Assumed Liabilities.

          (c)  Purchase Price.  As payment in full for the
               ______________
     Acquired Assets, (i) the Buyer shall assume and discharge and perform when due the Assumed Liabilities, (ii) the Buyer shall pay to the Seller on the date (each a "Payment Date") 90 days after the end of the 12-month period ending July 31, 1999, July 31, 2000 and July 31, 2001 an amount equal to 10% of the Buyer's Operating Profit for the preceding 12-month period (provided that no payment shall be made for any period following a Disposition Transaction and any payment for a period in which a Disposition Transaction occurs shall be pro-rated) and (iii) if on or before July 31, 2001 the Buyer sells all or substantially all of its assets to, or engages in a merger with, another Person or another Person acquires more than 80% of the equity of the Buyer, other than in a purchase of equity from the Buyer (a "Disposition Transaction"), the Buyer shall pay to the Seller an amount equal to the Seller's Portion of the Proceeds. On each Payment Date or the date of any Disposition Transaction, the Buyer shall deliver to the Seller a calculation in reasonable detail showing the Buyer's calculation of the amount payable to the Seller hereunder and shall provide to the Seller all such other information relating thereto as the Seller may reasonably request.

          (d)  The Closing.  The closing of the transactions
               ___________
     contemplated by this Agreement (the "Closing") shall take place at the offices of the Seller, 4350 Glendale-Milford Road, Blue Ash, Ohio commencing as promptly as practicable prior to the closing under the Scan-Optics Agreement or at such other time and place as the Parties may mutually determine (the "Closing Date").

          (e)  Deliveries at the Closing.  At the Closing, (i)
               _________________________
     the Seller will deliver to the Buyer the various certificates, instruments, and documents referred to in
     Section 7(a) below; (ii) the Buyer will deliver to the Seller the various certificates, instruments, and documents referred to in Section 7(b) below; (iii) the Seller will execute, acknowledge (if appropriate), and deliver to the Buyer (A) assignments (including Intellectual Property transfer documents) in the forms reasonably requested by the Buyer and (B) such other instruments of sale, transfer, conveyance, and assignment as the Buyer and its counsel reasonably may request; and (iv) the Buyer will execute, acknowledge (if appropriate), and deliver to the Seller (A) an assumption in the form reasonably requested by the Seller and (B) such other instruments of assumption as the Seller and its counsel reasonably may request.

     3.   Representations and Warranties of the Seller.  The
          ____________________________________________

Seller represents and warrants to the Buyer that the statements contained in this Section 3 are correct and complete as of the date of this Agreement, except as set forth in the disclosure schedule accompanying this Agreement and initialed by the Parties (the "Disclosure Schedule"). The Disclosure Schedule will be arranged in paragraphs corresponding to the lettered and numbered paragraphs contained in this Section 3.

          (a)  Organization of the Seller.  The Seller is a
               __________________________
corporation duly organized, validly existing, and in good standing under the laws of the State of Ohio. The Seller is duly authorized to conduct business and is in good standing under the laws of each jurisdiction where such qualification is required, except where the failure to be qualified would not have a material adverse effect on the Acquired Assets, the business of the Division or the Seller's ability to perform its obligations under this Agreement. The Seller has full corporate power and authority and all licenses, permits, and authorizations necessary to carry on the business of the Division and to own and use the Acquired Assets.

          (b)  Authorization of Transaction.  The Seller has full
               ____________________________
     power and authority (including full corporate power and authority) to execute and deliver this Agreement and, subject to approval of the Seller's shareholders as contemplated by Section5(a) below, to perform its obligations hereunder. This Agreement constitutes the valid and legally binding obligation of the Seller, enforceable in accordance with its terms and conditions.

          (c)  Noncontravention.  Neither the execution and the
               ________________
     delivery of this Agreement, nor the consummation of the transactions contemplated hereby (including the assignments and assumptions referred to in Section 2 above), will (i) violate any constitution, statute, regulation, rule, injunction, judgment, order, decree, ruling, charge, or other restriction of any government, governmental agency, or court to which the Seller is subject or any provision of the Articles of Incorporation or Code of Regulations of the Seller, or (ii) conflict with, result in a breach of, constitute a default under, result in the acceleration of, create in any party the right to accelerate, terminate, modify, or cancel, or require any notice under any agreement, contract, lease, license, instrument, or other arrangement to which the Seller is a party or by which it is bound or to which any of its assets is subject (or result in the imposition of any Security Interest upon any of its assets). The Seller does not need to give any notice to, make any filing with, or obtain any authorization, consent, or approval of any government or governmental agency in order for the Parties to consummate the transactions contemplated by this Agreement (including the assignments and assumptions referred to in Section 2 above).

          (d)  Brokers' Fees.  The Seller has no Liability or
               _____________
     obligation to pay any fees or commissions to any broker, finder, or agent with respect to the transactions contemplated by this Agreement for which the Buyer could become liable or obligated.

          (e)  Title to Assets.  At the Closing the Seller will
               _______________
     have good and marketable title to all of the Acquired
     Assets, free and clear of any Security Interest or restriction on transfer.

     4.   Representations and Warranties of the Buyer.  The Buyer
          ___________________________________________
represents and warrants to the Seller that the statements contained in this Section 4 are correct and complete as of the date of this Agreement, except as set forth in the Buyer's Disclosure Schedule. The Buyer's Disclosure Schedule will be arranged in paragraphs corresponding to the lettered and numbered paragraphs contained in this Section 4.

          (a)  Organization of the Buyer.  The Buyer is a limited
               _________________________
     liability company duly organized, validly existing, and in good standing under the laws of the State of Ohio.

          (b)  Authorization of Transaction.  The Buyer has full
               ____________________________
     power and authority (including full limited liability company power and authority) to execute and deliver this Agreement and to perform its obligations hereunder. This Agreement constitutes the valid and legally binding obligation of the Buyer, enforceable in accordance with its terms and conditions.

          (c)  Noncontravention.  Neither the execution and the
               ________________
     delivery of this Agreement, nor the consummation of the transactions contemplated hereby (including the assignments and assumptions referred to in Section 2 above), will (i) violate any constitution, statute, regulation, rule, injunction, judgment, order, decree, ruling, charge, or other restriction of any government, governmental agency, or court to which the Buyer is subject or any provision of its organizational documents, or (ii) conflict with, result in a breach of, constitute a default under, result in the acceleration of, create in any party the right to accelerate, terminate, modify or cancel, or require any notice under any agreement, contract, lease, license, instrument, or other arrangement to which the Buyer is a party or by which it is bound or to which any of its assets is subject.

          (d)  Brokers' Fees.  The Buyer has no Liability or
               _____________
     obligation to pay any fees or commissions to any broker, finder, or agent with respect to the transactions contemplated by this Agreement.

          (e)  Buyer's Knowledge.  The owners and Managers of the
               _________________
     Buyer are the Chief Executive Officer and Chief Financial Officer of the Seller. Accordingly, ,the Buyer is fully familiar with the business of the Division, the Assumed Liabilities and the Acquired Assets. Except as specifically set forth in this Agreement, the Buyer will purchase the Acquired Assets and assume the Assumed Liabilities on an "As-Is, Where-Is" basis.

     5.   Pre-Closing Covenants.  The Parties agree as follows
          _____________________
with respect to the period between the execution of this Agreement and the Closing.

          (a)  General.  Each of the Parties will use all
               _______
     commercially reasonable efforts to take all action and to do all things necessary, proper, or advisable in order to consummate and make effective the transactions contemplated by this Agreement (including satisfaction, but not waiver, of the Closing conditions set forth in Section 7 below), provided that nothing in this Agreement shall require the Seller to make any payment to any third party to obtain its consent to the transactions contemplated hereby. In furtherance thereof, the Seller shall call a meeting of its shareholders, to be held prior to the anticipated Closing Date, to consider the transactions contemplated hereby and by the Scan-Optics Agreement and, subject to the limitations of fiduciary duty, shall use all commercially reasonable efforts to solicit the approval of such transactions by its shareholders in accordance with applicable law and the Seller's Articles of Incorporation and Code of Regulations.

          (b)  Notices and Consents.  The Seller will give any
               ____________________
     notices to third parties, and the Seller will use all commercially reasonable efforts to obtain any third party consents, appropriate to the transaction or that the Buyer reasonably may request in connection with the matters referred to in Section 3(c) above. Each of the Parties will give any notices to, make any filings with, and use all commercially reasonable efforts to obtain any authorizations, consents, and approvals of governments and governmental agencies in connection with the matters referred to in Section 3(c) and Section 4(c) above.

          (c)  Operation of Business.  In its conduct of the
               _____________________
     business of the Division, the Seller will not engage in any practice, take any action, or enter into any transaction outside the Ordinary Course of Business.

          (d)  Preservation of Business.  The Seller will use all
               ________________________
     commercially reasonable efforts to keep the business of the Division and all properties relating thereto substantially intact, including its present operations, physical facilities, working conditions, and relationships with lessors, licensors, suppliers, customers, and employees.

          (e)  Full Access.  The Seller will permit
               ___________
     representatives of the Buyer to have full access at all reasonable times, and in a manner so as not to interfere with the normal business operations of the Seller, to all premises, properties, personnel, books, records (including Tax records), contracts, and documents of or pertaining to the Division.

          (f)  Notice of Developments.  Each Party will give
               ______________________
     prompt written notice to the other Party of any material adverse development causing a breach of any of its own representations and warranties in Section 3 and Section 4 above. No disclosure by any Party pursuant to this
     Section 5(f), however, shall be deemed to amend or supplement the Disclosure Schedule or the Buyer's Disclosure Schedule, as the case may be, or to prevent or cure any misrepresentation, breach of warranty, or breach of covenant.

          (g)  Employees and Independent Contractors of the
               ____________________________________________
     Seller.
     ______
               (i) On or before the Closing Date, the Buyer shall offer employment to those Employees then employed by the Seller who are indicated on Schedule 5(h)(i) hereto [and shall offer to enter into agreements with those independent contractors then under contract with the Seller who are indicated on Schedule 5(h)(i) hereto], all on terms of employment or contract substantially not less favorable to such Employees [and independent contractors] than those currently applicable to them. Except as otherwise expressly indicated, any such employment offers will be for employment-at-will and the Buyer reserves the right, in its absolute discretion, to terminate or change the terms of any employment resulting from the acceptance of such offers. The Seller agrees to use all commercially reasonable efforts to assist the Buyer in hiring such Employees and entering into agreements with such independent contractors. In no event shall the Seller discourage those persons from becoming Employees or independent contractors of the Buyer upon the terms offered by the Buyer.

               (ii) The Buyer shall inform the Seller prior to the Closing Date of the names of the Employees and independent contractors of the Seller who have agreed to become employees or independent contractors, as the case may be of the Buyer upon completion of the Closing. The Seller shall cooperate with the Buyer in effecting the transfer of such Employees and independent contractors from the Seller to the Buyer upon completion of the Closing.

               (iii) The Seller hereby acknowledges that it is responsible for any future severance (in accordance with the Seller's severance policies, if any, and with applicable law) hereafter becoming due to any Employee of the Seller who is not hired by the Buyer.

               (iv) The Buyer hereby acknowledges that it is responsible for any future severance (in accordance with the Buyer's severance policies, if any, and applicable law) hereafter becoming due to any employee of the Buyer hired by the Buyer from the Seller's former workforce.

               (v)  At the Buyer's request and expense, the
          Seller shall assist the Buyer in attempting to enjoy to the extent permitted by law the Seller's record, rating and benefits under the worker's compensation laws and unemployment compensation laws of the states and countries in which there is coverage of Employees of the Seller who become Employees of the Buyer on or after the Closing Date.

               (vi) The Buyer and Seller shall notify all of the Seller's Employees that the Seller's Employee Benefit Plans will be assumed by the Buyer to the extent permitted by law and contract as of the Closing Date. The Seller shall be responsible for all notices required to be given to Employees, including without limitation, notices pursuant to COBRA, HIPAA, ERISA and the Code and for any coverage, payments or benefits required pursuant to such laws or on account of violation of any requirement of such laws.

     6.   Post-Closing Covenants.  The Parties agree as follows
          ______________________
     with respect to the period following the Closing.

          (a)  General.  In case at any time after the Closing
               _______
     any further action is necessary or desirable to carry out the purposes of this Agreement, each of the Parties will take such further action (including the execution and delivery of such further instruments and documents) as the other Party reasonably may request, all at the sole cost and expense of the requesting Party (unless the requesting Party is entitled to indemnification therefor under Section 8 below). The Seller acknowledges and agrees that from and after the Closing the Buyer will be entitled to possession of all documents, books, records (excluding Tax records), agreements, and financial data of any sort relating to the Division, provided that the Seller may retain all such material which it is required by law to retain or which relates to Liabilities retained by the Seller, in which case the Seller shall provide copies thereof to the Buyer.

          (b)  Litigation Support.  In the event and for so long
               __________________
     as any Party actively is contesting or defending against any action, suit, proceeding, hearing, investigation, charge, complaint, claim, or demand in connection with (i) any transaction contemplated under this Agreement or (ii) any fact, situation, circumstance, status, condition, activity, practice, plan, occurrence, event, incident, action, failure to act, or transaction on or prior to the Closing Date involving the Division, the other Party will cooperate with the contesting or defending Party and its counsel in the contest or defense, make available its personnel, and provide such testimony and access to its books and records as shall be necessary in connection with the contest or defense, all at the sole cost and expense of the contesting or defending Party (unless the contesting or defending Party is entitled to indemnification therefor under Section 8 below).

          (c)  Transition.  The Seller will not take any action
               __________
     that is designed or intended to have the effect of discouraging any lessor, licensor, customer, supplier, or other business associate of the Division from maintaining the same business relationships with the Buyer and the Division after the Closing as it maintained with the Division prior to the Closing. The Seller will refer all customer inquiries relating to the business of the Division to the Buyer from and after the Closing.

          (d)  Third Party Consents.  If any consent contemplated
               ____________________
     by Section 5(a) above is not obtained prior to the Closing under any third-party maintenance contract intended to be included in the Acquired Assets, the Buyer shall perform all of the Seller's obligations thereunder as the Seller's independent contractor and shall be entitled to all payments by the third party with respect thereto.

     7.   Conditions to Obligation to Close.
          _________________________________

          (a)  Conditions to Obligation of the Buyer.  The
               _____________________________________
     obligation of the Buyer to consummate the transactions to be performed by it in connection with the Closing is subject to satisfaction of the following conditions:

               (i) the representations and warranties set forth in Section 3 above shall be true and correct in all material respects at and as of the Closing Date;

               (ii) the Seller shall have performed and complied with all of its covenants hereunder in all material respects through the Closing;

               (iii) no action, suit, or proceeding shall be pending or threatened before any court or quasi-judicial or administrative agency of any federal, state, local, or foreign jurisdiction or before any arbitrator wherein an unfavorable injunction, judgment, order, decree, ruling, or charge would (A) prevent consummation of any of the transactions contemplated by this Agreement, (B) cause any of the transactions contemplated by this Agreement to be rescinded following consummation, (C) affect adversely the right of the Buyer to own the Acquired Assets or to operate and control the former business of the Division, or (D) affect adversely the right of the Seller to own its assets and to operate its businesses by reason of the acquisition contemplated hereby (and no such injunction, judgment, order, decree, ruling, or charge shall be in effect);

               (iv) the Seller shall have delivered to the Buyer a certificate to the effect that each of the conditions specified above in Section 7(a)(i)-(iii) is satisfied in all respects;

               (v)  the Buyer shall have received all
          authorizations, consents, and approvals of governments and governmental agencies referred to in Section 3(c) and Section 4(c) above;

               (vi) the shareholders of the Seller shall have duly approved the execution, delivery, and performance of this Agreement by the Seller and the transactions contemplated thereby;

               (vii) the Seller shall have (A) assigned to the Buyer all third-party maintenance contracts relating to the business of the Division, and (B) made pro-rata payment to the Buyer for any prepayments associated with such contracts;

               (viii) the Seller shall have delivered clear title to all equipment and inventory included as an Acquired Asset and necessary to perform maintenance under all third-party maintenance contracts to be assigned pursuant to the transactions contemplated by this Agreement;

               (ix) the Closing of the transactions contemplated by this Agreement shall occur on or before July 17, 1998;

               (x) all conditions to the consummation of the transactions contemplated by the Scan-Optics Agreement shall have been satisfied or will be satisfied at the closing thereunder; and

               (xi)  Messrs. Watkins and Baker shall have
          released the Seller from any Liabilities under the Retention Agreements and all such Liabilities shall have been assumed by the Buyer.

The Buyer may waive any condition specified in this Section 7(a) if it executes a writing so stating at or prior to the Closing.

          (b)  Conditions to Obligation of the Seller.  The
               ______________________________________
     obligation of the Seller to consummate the transactions to be performed by it in connection with the Closing is subject to satisfaction of the following conditions:

               (i) the representations and warranties set forth in Section 4 above shall be true and correct in all material respects at and as of the Closing Date;

               (ii) the Buyer shall have performed and complied with all of its covenants hereunder in all material respects through the Closing;

               (iii) no action, suit, or proceeding shall be pending or threatened before any court or quasi-judicial or administrative agency of any federal, state, local, or foreign jurisdiction or before any arbitrator wherein an unfavorable injunction, judgment, order, decree, ruling, or charge would (A) prevent consummation of any of the transactions contemplated by this Agreement or (B) cause any of the transactions contemplated by this Agreement to be rescinded following consummation (and no such injunction, judgment, order, decree, ruling, or charge shall be in effect);

               (iv) the Buyer shall have delivered to the Seller a certificate to the effect that each of the conditions specified above in Section 7(b)(i)-(iii) is satisfied in all respects;

               (v) the Seller and the Buyer shall have received all other authorizations, consents, and approvals of governments and governmental agencies referred to in
          Section 3(c) and Section 4(c) above;

               (vi) the shareholders of the Seller shall have duly approved the execution, delivery and performance of this Agreement by the Seller and transactions contemplated thereby; and

               (vii)  the Closing of the transactions
          contemplated by this Agreement shall occur on or before July 17, 1998;

               (viii) all conditions to the consummation of the transactions contemplated by the Scan-Optics Agreement have been satisfied or will be satisfied at the closing thereunder; and

               (ix)  Messrs. Watkins and Baker shall have
          released the Seller from any Liabilities under the Retention Agreements and all such Liabilities shall have been assumed by the Buyer.


The Seller may waive any condition specified in this Section 7(b) if it executes a writing so stating at or prior to the Closing.

     8.   Remedies for Breaches of this Agreement.
          _______________________________________

          (a)  Survival of Representations and Warranties.  All
               __________________________________________
     of the representations and warranties of the Buyer and the Seller contained in this Agreement shall survive the Closing (even if the damaged Party knew or had reason to know of any misrepresentation or breach of warranty at the time of Closing) and continue in full force and effect forever thereafter until the earlier of (i) the second anniversary of the Closing and (ii) the liquidation of the Seller.

          (b)  Indemnification Provisions for Benefit of the
               _____________________________________________
     Buyer.
     _____
               (i) In the event the Seller breaches (or in the event any third party alleges facts that, if true, would mean the Seller has breached) any of its representations, warranties, and covenants contained in this Agreement, and, if there is an applicable survival period pursuant to Section 8(a) above, provided that the Buyer makes a written claim for indemnification against the Seller pursuant to Section 8(d) below within such survival period, then the Seller agrees to indemnify the Buyer from and against the entirety of any Adverse Consequences the Buyer may suffer through and after the date of the claim for indemnification (including any Adverse Consequences the Buyer may suffer after the end of any applicable survival period) resulting from, arising out of; relating to, in the nature of; or caused by the breach (or the alleged breach).

               (ii) The Seller agrees to indemnify the Buyer from
          and against the entirety of any Adverse Consequences
          the Buyer may suffer resulting from, arising out of;
          relating to, in the nature of; or caused by:

                    (A) any Liability of the Seller which is not an Assumed Liability (including any Liability of the Seller that becomes a Liability of the Buyer under any bulk transfer law of any jurisdiction, under any common law doctrine of de facto merger or successor liability, or otherwise by operation of law);

                    (B)  any Liability of the Seller for unpaid
               Taxes with respect to any Tax year or portion thereof ending on or before the Closing Date (or for any Tax year beginning before and ending after the Closing Date to the extent allocable to the portion of such period beginning before and ending on Closing Date); or

                    (C)  any Liability of the Seller for the
               unpaid Taxes of any Person (including the Seller) under Reg. Section 1.1502-6 (or any similar provision of state, local, or foreign law), as a transferee or successor, by contract, or otherwise.

          (c)  Indemnification Provisions for Benefit of the
               _____________________________________________
     Seller.
     ______
               (i) In the event the Buyer breaches (or in the event any third party alleges facts that, if true, would mean the Buyer has breached) any of its representations, warranties, and covenants contained in this Agreement, and, if there is an applicable survival period pursuant to Section 8(a) above, provided that the Seller makes a written claim for indemnification against the Buyer pursuant to Section 8(d) below within such survival period, then the Buyer agrees to indemnify the Seller from and against the entirety of any Adverse Consequences the Seller may suffer through and after the date of the claim for indemnification (including any Adverse Consequences the Seller may suffer after the end of any applicable survival period) resulting from, arising out of; relating to, in the nature of; or caused by the breach (or the alleged breach).

               (ii) The Buyer agrees to indemnify the Seller from and against the entirety of any Adverse
          Consequences the Seller may suffer resulting from, arising out of; relating to, in the nature of; or caused by any Assumed Liability.

          (d)  Matters Involving Third Parties.
               _______________________________

               (i) If any third party shall notify any Party (the "Indemnified Party") with respect to any matter (a "Third Party Claim") which may give rise to a claim for indemnification against the other Party (the "Indemnifying Party") under this Section 8, then the Indemnified Party shall promptly notify the

          Indemnifying Party thereof in writing; provided,
                                                 ________
          however, that no delay on the part of the Indemnified
          _______
          Party in notifying the Indemnifying Party shall relieve the Indemnifying Party from any obligation hereunder unless (and then solely to the extent) the Indemnifying Party thereby is prejudiced.

               (ii) The Indemnifying Party will have the right to defend the Indemnified Party against the Third Party Claim with counsel of its choice reasonably satisfactory to the Indemnified Party so long as (A) the Indemnifying Party notifies the Indemnified Party in writing within 30 days after the Indemnified Party has given notice of the Third Party Claim that the Indemnifying Party will indemnify the Indemnified Party from and against the entirety of any Adverse Consequences the Indemnified Party may suffer resulting from, arising out of, relating to, in the nature of; or caused by the Third Party Claim, (B) the Indemnifying Party provides the Indemnified Party with evidence reasonably acceptable to the Indemnified Party that the Indemnifying Party will have the financial resources to defend against the Third Party Claim and fulfill its indemnification obligations hereunder, (C) the Third Party Claim involves only money damages and does not seek an injunction or other equitable relief; (D) settlement of, or an adverse judgment with respect to, the Third Party Claim is not, in the good faith judgment of the Indemnified Party, likely to establish a precedential custom or practice adverse to the continuing business interests of the Indemnified Party, and (E) the Indemnifying Party conducts the defense of the Third Party Claim actively and diligently.

               (iii)  So long as the Indemnifying Party is
          conducting the defense of the Third Party Claim in accordance with Section 8(d)(ii) above, (A) the Indemnified Party may retain separate co-counsel at its sole cost and expense and participate in the defense of the Third Party Claim, (B) the Indemnified Party will not consent to the entry of any judgment or enter into any settlement with respect to the Third Party Claim without the prior written consent of the Indemnifying Party (not to be withheld unreasonably), and (C) the Indemnifying Party will not consent to the entry of any judgment or enter into any settlement with respect to the Third Party Claim without the prior written consent of the Indemnified Party (not to be withheld unreasonably).

               (iv)  In the event any of the conditions in
          Section 8(d)(ii) above is or becomes unsatisfied, however, (A) the Indemnified Party may defend against and consent to the entry of any judgment or enter into any settlement with respect to the Third Party Claim in any manner it reasonably may deem appropriate (and the Indemnified Party need not consult with, or obtain any consent from, the Indemnifying party in connection therewith), (B) the Indemnifying Party will reimburse the Indemnified Party promptly and periodically for the costs of defending against the Third Party Claim (including reasonable attorneys' fees and expenses), and (C) the Indemnifying Party will remain responsible for any Adverse Consequences the Indemnified Party may suffer resulting from, arising out of; relating to, in the nature of; or caused by the Third Party Claim to the fullest extent provided in this Section 8.

          (e)  Determination of Adverse Consequences.  All
               _____________________________________
     indemnification payments under this Section 8 shall be deemed adjustments to the Purchase Price.

          (f)  Other Indemnification Provisions.  The foregoing
               ________________________________
     indemnification provisions are in addition to, and not in derogation of, any statutory, equitable, or common law remedy any Party may have for breach of representation, warranty, or covenant.

          (g)  Limitation on Claims.  No claim for breach of
               ____________________
     representation or warranty may be brought by Seller or Buyer under this Section 8 until its aggregate Adverse
     Consequences resulting from all such breaches exceeds
     $50,000.

     9.   Termination.
          ___________

          (a)  Termination of Agreement.  Certain of the Parties
               ________________________
     may terminate this Agreement as provided below:

               (i) the Buyer and the Seller may terminate this Agreement by mutual written consent at any time prior to the Closing;

               (ii) the Buyer may terminate this Agreement by giving written notice to the Seller at any time prior to the Closing in the event the Seller has breached any material representation, warranty, or covenant contained in this Agreement in any material respect, the Buyer has notified the Seller of the breach, and the breach has continued without cure for a period of 30 days after the notice of breach;

               (iii) the Seller may terminate this Agreement by giving written notice to the Buyer at any time prior to the Closing in the event the Buyer has breached any material representation, warranty, or covenant contained in this Agreement in any material respect, the Seller has notified the Buyer of the breach, and the breach has continued without cure for a period of 30 days after the notice of breach;

               (iv) the Buyer or the Seller may terminate this Agreement by giving written notice to the other if the Closing has not occurred by July 17, 1998 and the party giving the notice is not then in breach of any provision hereof;

               (v) the Seller may terminate this Agreement if its Board of Directors determines in the exercise of its fiduciary duty that such action is appropriate in furtherance of the best interests of the Seller's shareholders in order to accept an alternative proposal; and

               (vi) the Buyer or the Seller may terminate this Agreement if the Scan-Optics Agreement has been terminated.

          (b)  Effect of Termination.  If any Party terminates
               _____________________
     this Agreement pursuant to Section 9(a) above, all rights and obligations of the Parties hereunder shall terminate without any Liability of any Party to the other Party (except for any Liability of any Party then in breach).

     10.  Miscellaneous.
          _____________

          (a)  Press Releases and Public Announcements.  No Party
               _______________________________________
     shall issue any press release or make any public announcement relating to the subject matter of this Agreement prior to the Closing without the prior written approval of the other Party; provided, however, that any Party may make any public disclosure it believes in good faith is required by applicable law or any listing or trading agreement concerning its publicly-traded securities (in which case the disclosing Party will use all commercially reasonable efforts to advise the other Party prior to making the disclosure).

          (b)  No Third-Party Beneficiaries.  This Agreement
               ____________________________
     shall not confer any rights or remedies upon any Person other than the Parties and their respective successors and permitted assigns.

          (c)  Entire Agreement.  This Agreement (including the
               ________________
     documents referred to herein) constitutes the entire agreement between the Parties and supersedes any prior understandings, agreements, or representations by or between the Parties, written or oral, to the extent they have related in any way to the subject matter hereof.

          (d)  Succession and Assignment.  This Agreement shall
               _________________________
     be binding upon and inure to the benefit of the Parties named herein and their respective successors and permitted assigns. No Party may assign either this Agreement or any of its rights interests, or obligations hereunder without the prior written approval of the other Party; provided however, that the Buyer may (i) assign any or all of its rights and interests hereunder to one or more of its Affiliates and (ii) designate one or more of its Affiliates to perform its obligations hereunder (in any or all of which cases the Buyer nonetheless shall remain responsible for the performance of all of its obligations hereunder).

          (e)  Counterparts.  This Agreement may be executed in
               ____________
     one or more counterparts, each of which shall be deemed an original but all of which together will constitute one and the same instrument.

          (f)  Headings.  The section headings contained in this
               ________
     Agreement are inserted for convenience only and shall not affect in any way the meaning or interpretation of this Agreement.

          (g)  Notices.  All notices, requests, demands, claims,
               _______
     and other communications hereunder will be in writing. Any notice, request demand, claim, or other communication hereunder shall be deemed duly given if (and then two business days after) it is sent by registered or certified mail, return receipt requested, postage prepaid, and addressed to the intended recipient as set forth below;

          If to the Seller:   Mr. Scott D. Watkins
                              President and Chief Executive
                               Officer
                              ACCESS Corporation
                              4350 Glendale-Milford Road
                              Suite 250
                              Cincinnati, OH  45242

          Copy to:            Gerald S. Greenberg, Esq.
                              Taft, Stettinius & Hollister LLP
                              1800 Star Bank Center
                              425 Walnut Street
                              Cincinnati, OH  45202-3957

          If to the Buyer:    Mr. Scott D. Watkins
                              ACCESS Corporation
                              4350 Glendale-Milford Road
                              Suite 250
                              Cincinnati, OH  45242

          Copy to:            Gerald S. Greenberg, Esq.
                              Taft, Stettinius & Hollister LLP
                              1800 Star Bank Center
                              425 Walnut Street
                              Cincinnati, OH  45202-3957

     Any Party may send any notice, request, demand, claim, or other communication hereunder to the intended recipient at the address set forth above using any other means (including personal delivery, expedited courier, messenger service, telecopy, telex ordinary mail, or electronic mail), but no such notice, request, demand, claim, or other communication shall be deemed to have been duly given unless and until it actually is received by the intended recipient. Any Party may change the address to which notices, requests, demands, claims, and other communications hereunder are to be delivered by giving the other Party notice in the manner herein set forth.

          (h)  Governing Law.  This Agreement shall be governed
               _____________
     by and construed in accordance with the domestic laws of the State of Ohio without giving effect to any choice or conflict of law provision or rule (whether of the State of Ohio or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Ohio.

          (i)  Amendments and Waivers.  No amendment of any
               ______________________
     provision of this Agreement shall be valid unless the same shall be in writing and signed by the Buyer and the Seller. No waiver by any Party of any default, misrepresentation, or breach of warranty or covenant hereunder, whether intentional or not, shall be deemed to extend to any prior or subsequent default, misrepresentation, or breach of warranty or covenant hereunder or affect in any way any rights arising by virtue of any prior or subsequent such occurrence. To the maximum extent permitted by law, the Board of Directors of the Seller may approve any amendment to this Agreement whether before or after approval by the shareholders of the Seller.

          (j)  Severability.  Any term or provision of this
               ____________
     Agreement that is invalid or unenforceable in any situation in any jurisdiction shall not affect the validity or enforceability of the remaining terms and provisions hereof or the validity or enforceability of the offending term or provision in any other situation or in any other jurisdiction.

          (k)  Expenses.  Seller will pay all costs and expenses
               ________
     (including legal fees and expenses) incurred by Seller or Buyer prior to the Closing in connection with this Agreement and the transactions contemplated hereby, provided that

     Buyer shall pay all such costs and expenses relating to its organization.

          (l)  Construction.  The Parties have participated
               ____________
     jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the Parties and no presumption or burden of proof shall arise favoring or disfavoring any Party by virtue of the authorship of any of the provisions of this Agreement. Any reference to any federal, state, local, or foreign statute or law shall be deemed also to refer to all rules and regulations promulgated thereunder, unless the context requires otherwise. The word "including" shall mean including without limitation. The Parties intend that each representation, warranty, and covenant contained herein shall have independent significance. If any Party has breached any representation, warranty, or covenant contained herein in any respect, the fact that there exists another representation, warranty, or covenant relating to the same subject matter (regardless of the relative levels of specificity) which the Party has not breached shall not detract from or mitigate the fact that the Party is in breach of the first representation, warranty, or covenant.

          (m)  Incorporation of Exhibits and Schedules.  The
               _______________________________________
     Exhibits and Schedules identified in this Agreement are incorporated herein by reference and made a part hereof.

          (n)  Specific Performance.  Each of the Parties
               ____________________
     acknowledges and agrees that the other Party would be damaged irreparably in the event any of the provisions of this Agreement are not performed in accordance with their specific terms or otherwise are breached. Accordingly, each of the Parties agrees that the other Party shall be entitled to an injunction or injunctions to prevent breaches of the provisions of this Agreement and to enforce specifically this Agreement and the terms and provisions hereof in any action instituted in any court of the United States or any state thereof having jurisdiction over the Parties and the matter, in addition to any other remedy to which it may be entitled, at law or in equity.

          (o)  Tax Matters.
               ___________

               (i)  The Seller will be responsible for the
          preparation and filing of all Tax Returns for the Seller for all periods as to which Tax Returns are due before and after the Closing Date and will include therein the operations of the Division ending on or before the Closing Date. The Seller will make all payments required with respect to any such Tax Return.

               (ii)  The Buyer will be responsible for the
          preparation and filing of all Tax Returns of the Buyer for all periods as to which Tax Returns are due after the Closing Date and will include therein the operations of the Division after the Closing Date. The Buyer will make all payments required with respect to any such Tax Return.

          (p)  Bulk Transfer Laws.  The Buyer acknowledges that
               __________________
     the Seller will not comply with the provisions of any bulk transfer laws of Ohio in connection with the transactions contemplated by this Agreement.

     IN WITNESS WHEREOF, the Parties hereto have executed this Agreement as of the date first above written.

                              ACCESS SYSTEMS LLC


                              By: /s/ Scott D. Watkins
                                 ________________________________
                              Name:  Scott D. Watkins
                              Title: Member and Manager


                              By: /s/ Newton D. Baker
                                 ________________________________
                              Name:  Newton D. Baker
                              Title: Member and Manager


                              ACCESS CORPORATION


                              By:  /s/ Scott D. Watkins
                                 ________________________________
                              Name:  Scott D. Watkins
                              Title: President and Chief
                                      Executive Officer

                              By:  /s/ Kent P. Friel
                                 ________________________________
                              Name:  Kent P. Friel
                              Title: Chairman of the Board

                            EXHIBIT D

                            AGREEMENT

     THIS AGREEMENT ("Agreement") is made as of the 8th day of June, 1998, by and between Oce N.V., a Netherlands corporation
("Oce"), and ACCESS Corporation, an Ohio corporation ("Access").


                           WITNESSETH:


     WHEREAS, Access intends to enter into an Asset Purchase Agreement dated as of June 8, 1998 with Scan-Optics, Inc. ("Scan-Optics"), a copy of which is attached hereto as Exhibit I, which contemplates the acquisition by Scan-Optics of certain of the assets of Access (the "Scan-Optics Purchase Agreement");

     WHEREAS, Access intends to enter into an Asset Purchase Agreement dated as of June 6, 1998 with ACCESS Systems LLC ("Systems"), a copy of which is attached hereto as Exhibit II, which contemplates the acquisition by Systems of all operating assets of Access which are not subject to the Scan-Optics Purchase Agreement and which will close immediately prior to the closing under the Scan-Optics Purchase Agreement (the "Systems Purchase Agreement" and together with the Scan-Optics Purchase Agreement, the "Asset Purchase Agreements"); and

     WHEREAS, the parties desire to set forth their agreement with respect to the liquidation and dissolution of Access pursuant to the Plan referenced below (the "Liquidation") that will commence with the consummation of the transactions contemplated by the Asset Purchase Agreements (the "Asset Purchase Closings");

     NOW, THEREFORE, in consideration of the mutual covenants hereinafter contained, and upon the terms and subject to the conditions hereinafter set forth, the parties agree as follows:

     1.   Prior Agreement.  The Agreement between the parties
          _______________
dated as of August 19, 1997 is hereby terminated.

     2.   Distribution with respect to Shares upon Liquidation.
          ____________________________________________________
If pursuant to the Liquidation, Access distributes to Oce cash in the amount of $1.5 million plus accrued dividends on the shares of Class One Preferred Stock of Access held by Oce (as defined below), if any, to the Closing Date (as defined in Section 11 below), then, at the times provided in Section 11.2 below, Oce shall properly endorse and surrender to Access for cancellation certificates for the following shares of Access (collectively hereinafter the "Oce Shares") currently owned beneficially by Oce and shall waive any further claim for payment or distribution with respect thereto:

     1)   Ten Thousand (10,000) shares of 7% Class One Preferred
          Stock of Access;

     2)   Two Thousand Five Hundred (2,500) shares of 9% Class
          One Preferred Stock of Access;

     3) Two Thousand Five Hundred (2,500) shares of variable rate Class One Preferred Stock of Access; and

     4)   One Million Nine Hundred Four Thousand Eight Hundred
          Sixty-three (1,904,863) shares of Common Stock (as defined in Section 5.1 below) of Access.


     3.   Liquidation and Dissolution of Access.  Prior to the
          _____________________________________
Asset Purchase Closings, Access shall take all reasonable efforts to cause its Shareholders to adopt the Plan of Complete Liquidation and Dissolution attached hereto as Exhibit III (the "Plan") and shall take all other corporate action necessary under Ohio law to authorize the Liquidation as contemplated under such Plan, which Liquidation shall include the Asset Purchase Closings and shall be concluded as promptly as practicable thereafter.

     4.   Representations and Warranties of Oce.  Oce represents
          _____________________________________
and warrants to Access that the following are true and correct as of the date hereof:

          4.1  Organization and Good Standing.  Oce is a
               ______________________________
corporation, duly organized, validly existing and in good standing under the laws of the Netherlands, with all requisite corporate power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby.

          4.2  Authorization and Validity.  The execution,
               __________________________
delivery and performance by Oce of this Agreement, and the consummation of the transactions contemplated hereby, have been duly authorized by all necessary corporate action of Oce. This Agreement has been duly executed and delivered by Oce and constitutes the legal, valid and binding obligation of Oce enforceable against Oce in accordance with its terms.

          4.3  No Violation.  Neither the execution, delivery or
               ____________
performance of this Agreement, nor the consummation of the transactions contemplated hereby, will (a) conflict with, or result in a violation or breach of the terms, conditions or provisions of, or a default under, the organizational documents of Oce, (b) conflict with, or result in a violation or breach of the terms, conditions or provisions of, or constitute a default under, any agreement, indenture or other instrument by which Oce is bound; or (c) violate or conflict with any judgment, decree, order, statute, rule or regulation of any court or any public, governmental or regulatory agency or body.

          4.4  Title to Shares.  Oce owns all of the Oce Shares,
               _______________
free and clear of all security interests, liens, adverse claims, encumbrances, equities, proxies and shareholders' agreements, except for the Voting Trust Agreement dated April 27, 1992 (the "Voting Trust Agreement") among Access, Oce and the trustees thereunder.

     5.   Representations and Warranties of Access.  Access
          ________________________________________
represents and warrants to Oce that the following are true and correct as of the date hereof:

          5.1  Organization and Good Standing.  Access is a
               ______________________________
corporation duly organized, validly existing and in good standing under the laws of the State of Ohio, with all requisite corporate power and authority to execute and deliver this Agreement and, subject to approval by the holders of a majority of the common shares of the capital stock of Access (the "Common Stock"), including Oce, to consummate the transactions contemplated hereby.

          5.2  Authorization and Validity.  The execution and
               __________________________
delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by the Board of Directors of Access. Access shall seek approval of the consummation of the transactions contemplated by this Agreement (including the adoption of the Plan) and the Asset Purchase Agreements from the holders of the Common Stock at the Special Meeting of Shareholders to be held on or about June 30, 1998 or such later date as the ACCESS Board of Directors may designate.

     6.   Covenants of Oce.  Oce covenants and agrees that:
          ________________

          6.1  Approval of Asset Purchase Agreement and Plan of
               ________________________________________________
Liquidation.  Oce shall vote the Oce Shares to approve the
___________
transactions contemplated by the Plan, including the Asset Purchase Agreements, and all other matters necessary to consummate the transactions contemplated hereby.

          6.2  Release of Claims.  At the Closing, Oce shall
               _________________
execute, for itself and its successors and assigns, a release of all claims (the "Release of Claims"), which shall be in a form reasonably satisfactory to counsel for Access, pursuant to which Oce and its successors and assigns discharges and releases Access and its successors and assigns, and their directors, officers, employees, agents and shareholders, from all complaints, claims, counterclaims, damages, actions, obligations, attorneys' fees, duties, suits, debts, demands, costs, controversies and liabilities of every nature, at law, in equity or administratively, under any set of facts, liquidated or unliquidated, known or unknown, matured or unmatured, foreseeable or unforeseeable, fixed, vested or contingent, suspected or unsuspected, which Oce may then or in the future have by reason of the Liquidation or the distribution to Oce in respect of the Oce Shares pursuant to the Plan, including any claim that Oce is entitled to any further distribution or payment with respect to the Oce Shares.

     7.   Covenants of Access.  Access covenants and agrees that:
          ___________________
          7.1  Consummation of Agreement.  Access shall use all
               _________________________
commercially reasonable efforts to cause the consummation of the transactions contemplated hereby and by the Asset Purchase Agreements in accordance with their respective terms and conditions; provided, however, that this covenant shall not require Access to make any expenditures that are not expressly set forth in this Agreement or the Asset Purchase Agreements or otherwise contemplated hereby or thereby.

          7.2  Transfer of Assets to Scan-Optics.  At the Asset
               _________________________________
Purchase Closings, Access shall sell and transfer such of its assets and liabilities to Systems and Scan-Optics as is provided in the Asset Purchase Agreements.

     8.   Conditions Precedent to Obligations of Access.  The
          _____________________________________________
obligations of Access hereunder are subject to the fulfillment at or prior to the Closing of each of the following conditions:

          8.1  Approval by Access Shareholders.  The holders of a
               _______________________________
majority of the Common Stock, including the Oce Shares, shall have approved the execution, delivery and performance of the Plan, including this Agreement and the Asset Purchase Agreements.

          8.2  Proceedings.  No action, proceeding or order by
               ___________
any court or governmental body or agency shall have been threatened, asserted, instituted or entered to restrain or prohibit the carrying out of the transactions contemplated by the Plan, including this Agreement and the Asset Purchase Agreements.

          8.3  Closing Deliveries.  Access shall have received
               __________________
all certificates, documents and agreements to be delivered to Access pursuant to Section 11 below, duly executed and delivered in form satisfactory to legal counsel for Access.

          8.4  Representations and Warranties.  The
               ______________________________
representations and warranties of Oce contained herein shall be true and correct in all material respects when made and as of the Closing Date as if then made.

          8.5  Covenants.  Oce shall have performed and complied
               _________
in all material respects with all covenants and conditions required by this Agreement to be performed and complied with by it on or prior to the Closing Date.

     9.   Conditions Precedent to Obligations of Oce.  The
          __________________________________________
obligations of Oce hereunder are subject to the fulfillment at or prior to the Closing of each of the following conditions:

          9.1  Proceedings.  No action, proceeding or order by
               ___________
and court or governmental body or agency shall have been threatened, asserted, instituted or entered to restrain or prohibit the carrying out of the transactions contemplated by the Plan, including this Agreement and the Asset Purchase Agreements.

          9.2  Closing Deliveries.  Oce shall have received all
               __________________
certificates, documents and agreements to be delivered to Oce pursuant to Section 11 below, duly executed and delivered in form satisfactory to Oce's legal counsel.

          9.3  Representations and Warranties.  The
               ______________________________
representations and warranties of Access contained herein shall be true and correct in all material respects when made and as of the Closing Date as if then made.

          9.4  Covenants.  Access shall have performed and
               _________
complied in all material respects with all covenants and conditions required by this Agreement to be performed and complied with by it on or prior to the Closing Date.

          9.5  Approval by Access Shareholders.  The holders of a
               _______________________________
majority of the shares of Common Stock, including the Oce Shares, shall have approved the execution, delivery and performance of the Plan, including this Agreement and the Asset Purchase
Agreements.

     10.  Additional Condition Precedent.  The obligations of
          ______________________________
each of Oce and Access under Sections 2 and 7.2 hereof, respectively, are further subject to the fulfillment at or prior to the Closing of the following condition: The Asset Purchase Closings shall have occurred, and no action, proceeding, or order by any court or governmental body or agency shall have been threatened, asserted, instituted or entered to restrain or prohibit the carrying out of the transactions contemplated thereby.

     11.  Closing.
          _______

          11.1 Time, Date and Location.  The closing of the
               _______________________
transactions contemplated hereby (the "Closing") shall occur on the day immediately following the completion of the Asset Purchase Closings or such later date as the parties may agree (the "Closing Date"), at 10:00 a.m. at the offices of Taft, Stettinius & Hollister, Star Bank Center, 425 Walnut Street, Cincinnati, OH 45202-3957.

          11.2 Deliveries by Oce.  (a) At or prior to the
               _________________
Closing, and contemporaneously with the payments by Access to Oce contemplated by Section 2 hereof, Oce shall deliver to Access the following, all of which shall be in a form reasonably satisfactory to counsel for Access:

               (i) Certificates representing all of the shares of Class One Preferred Stock of Access held by Oce duly endorsed in blank (or accompanied by duly executed stock powers), with signatures guaranteed by a commercial bank or by a member firm of the New York Stock Exchange;

               (ii) A certificate of an officer of Oce, dated the Closing Date, (i) as to the performance of and compliance in all material respects by Oce with all covenants to be performed or complied with by it on and as of the Closing Date and (ii) certifying that the representations and warranties of Oce contained herein are true and correct as of the Closing Date as if then made;

               (iii)     The executed Release of Claims; and

               (iv) Such other instruments or documents as Access or its counsel shall reasonably request, to carry out and effect the purpose and intent of this Agreement.

          (b) Upon the completion of the liquidation of Access as provided in the Plan, Oce shall deliver to Access certificates representing all of the shares of Common Stock of Access held by Oce, duly endorsed in blank (or accompanied by duly executed stock powers), with signatures guaranteed by a commercial bank or a member firm of the New York Stock Exchange.

          11.3 Deliveries by Access.  At or prior to the Closing,
               ____________________
Access shall deliver to Oce the following, all of which shall be in a form reasonably satisfactory to counsel for Oce:

               (a) A certified copy of resolutions of the board of directors and the stockholders of Access authorizing the execution, delivery and performance of this Agreement and the payments to be made pursuant to Section 2 hereof;

               (b) A certificate of an officer of Access, dated the Closing Date, (i) as to the performance of and compliance in all material respects by Access with all covenants to be performed or complied with by it on and as of the Closing Date and (ii) certifying that the representations and warranties of Access contained herein are true and correct as of the Closing Date as if then made; and

               (c) Such other instruments or documents as Oce or its counsel shall reasonably request, to carry out and effect the purpose and intent of this Agreement.

     12.  Termination.  This Agreement may be terminated by
          ___________
either party at any time if either of the Asset Purchase Agreements is terminated for any reason or if the Asset Purchase Closings and the Closing have not occurred by November 30, 1998. In addition, this Agreement may be terminated by Oce if there is any change (a) in the Asset Purchase Agreements from the forms attached hereto as Exhibits I and II or (b) in the Plan from the form attached hereto as Exhibit III, or in the transactions contemplated thereunder which, in the reasonable opinion of counsel to Oce, in any way materially affects the substance thereof or the tax consequences of this Agreement or the transactions contemplated hereunder to Oce.

     13.  Miscellaneous.
          _____________

          13.l Amendment; Waivers.  This Agreement may be
               __________________
amended, modified or supplemented only by an instrument in writing executed by the parties hereto. Any waiver of any terms and conditions hereof must be in writing, and signed by the parties hereto. The waiver of any of the terms and conditions of this Agreement shall not be construed as a waiver of any other terms and conditions hereof.

          13.2 Assignment.  Neither this Agreement nor any right
               __________
created hereby or in any agreement entered into in connection with the transactions contemplated hereby shall be assignable by any party hereto without the consent of the other party.

          13.3 Parties In Interest; No Third Party Beneficiaries.

               _________________________________________________
Except as otherwise provided herein, the terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective legal representatives, successors and permitted assigns of the parties hereto. Neither this Agreement nor any other agreement contemplated hereby shall be deemed to confer upon any person not a party hereto or thereto any rights or remedies hereunder or thereunder. Each party hereto shall pay its own expenses incurred in connection with this Agreement.

          13.4 Entire Agreement.  This Agreement and the
               ________________
agreements contemplated hereby constitute the entire agreement of the parties regarding the subject matter hereof, and supersede all prior agreements and understandings, both written and oral, among the parties, or any of them, with respect to the subject matter hereof.

          13.5 Severability.  If any provision of this Agreement
               ____________
is held to be illegal, invalid or unenforceable under present or future laws effective during the term hereof, such provision shall be fully severable and this Agreement shall be construed and enforced as if such illegal, invalid or unenforceable provision never comprised a part hereof; and the remaining provisions hereof shall remain in full force and effect and shall not be affected by the illegal, invalid or unenforceable provision or by its severance herefrom. Furthermore, in lieu of such illegal, invalid or unenforceable provision, there shall be added automatically as part of this Agreement a provision as similar in its terms to such illegal, invalid or unenforceable provision as may be possible and be legal, valid and enforceable.

          13.6 Governing Law.  This agreement and the rights and
               _____________
obligations of the parties hereto shall be governed by and construed and enforced in accordance with the substantive laws (but not the rules governing conflicts of laws) of the State of Ohio.

          13.7 Captions.  The captions in this Agreement are for
               ________
convenience of reference only and shall not limit or otherwise affect any of the terms or provisions hereof.

          13.8 Notice.  Whenever this Agreement requires or
               ______
permits any notice, request, or demand from one party to another, the notice, request, or demand must be in writing to be effective and shall be deemed to be delivered and received (i) if personally delivered or if delivered by telex, telegram, facsimile or courier service, when actually received by the party to whom notice is sent or (ii) if delivered by mail (whether actually received or not), at the close of business on the third business day next following the day when placed in the mail, postage prepaid, certified or registered, addressed to the appropriate party or parties, at the address of such party set forth below (or at such other address as such party may designate by written notice to all other parties in accordance herewith):

          If to Access:       ACCESS Corporation
                              4350 Glendale-Milford Rd.
                              Suite 250
                              Cincinnati, Ohio  45242
                              Attn:  Newton D. Baker

          with a copy to:     Taft, Stettinius & Hollister LLP
                              1800 Star Bank Center
                              425 Walnut Street
                              Cincinnati, Ohio  45202-3957
                              Phone No.:  (513) 381-2838
                              Fax No.:  (513) 381-0205
                              Attn:  Gerald S. Greenberg

          If to Oce:          Oce N.V.
                              St. Urbanusweg 43
                              Box 101, 5900 M.A.
                              Venlo, The Netherlands
                              Attn:  J.M.M. van der Velden

          with a copy to:     Reed Smith Shaw & McClay LLP
                              435 Sixth Avenue
                              P.O. Box 2009
                              Pittsburgh, Pennsylvania
                                                  15230-2009

                              Phone No.:  (412) 288-3131
                              Fax No.:  (412) 288-3063
                              Attn:  James H. Hardie

          13.9 Counterparts.  This Agreement may be executed in
               ____________
multiple counterparts, each of which shall be deemed an original, and all of which together shall constitute one and the same instrument.

     IN WITNESS WHEREOF, the parties have duly executed this Agreement as of the date first above written.

                              ACCESS CORPORATION

                              /s/ Scott D. Watkins

                              By: Scott D. Watkins
                                  ________________________________
                              Title:   President
                                     _____________________________


                                   OCE N.V.

                                   /s/ Hannah L. Thompson

                                   By: Hannah L. Thompson
                                       __________________________
                                   Title:________________________















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